Open Funds
Annual Report
October 31, 2008
www.transamericafunds.com
Customer Service 1-888-233-4339
P.O. Box 9012 • Clearwater, FL 33758-9012
Distributor: Transamerica Capital, Inc.

Dear Fellow Shareholder,
On behalf of Transamerica Funds, I would like to thank you for your continued support and confidence in our products as we look forward to continuing to serve you and your financial advisor in the future. We value the trust you have placed in us.
This annual report is provided to you with the intent of presenting a comprehensive review of the investments of each of your funds. The Securities and Exchange Commission requires that annual and semi-annual reports be sent to all shareholders, and we believe this report to be an important part of the investment process. In addition to providing a comprehensive review, this report also provides a discussion of accounting policies as well as matters presented to shareholders that may have required their vote.
We believe it is important to recognize and understand current market conditions in order to provide a context for reading this report. Both equity and fixed-income markets have experienced extreme volatility and accelerating downward pricing pressure over the past twelve months as a credit crisis has had profound effects on the financial markets and has spilled over into the global economy. Oil prices rose dramatically throughout the first seven months of 2008 and have fallen precipitously since then as the global economy has struggled and demand has declined. The Federal Reserve has lowered the federal funds rate during the past twelve months from 4.25% in November 2007 to 1.00% at the end of October 2008 as it has sought to provide liquidity in a difficult market environment. The Treasury department has also been taking an active role in an effort to stabilize the markets, including the initiation of the Temporary Guarantee Program for Money Market Funds and the Troubled Assets Relief Program (TARP). The job market continues to struggle, as non-farm payrolls have weakened and the unemployment rate has risen to over 6%. In this environment, investors have flocked to money market instruments and Treasuries in a flight to quality. Many funds have struggled to produce positive returns. For the twelve months ending October 31, 2008, the Dow Jones Industrial Average returned -31.24%, the Standard & Poor’s 500 Index returned -36.10%, and the Barclays Capital US Aggregate Bond Index returned 0.30%. Please keep in mind it is important to maintain a diversified portfolio as investment returns have historically been difficult to predict.
In addition to your active involvement in the investment process, we firmly believe that a financial advisor is a key resource to help you build a complete picture of your current and future financial needs. Financial advisors are familiar with the market’s history, including long-term returns and volatility of various asset classes. With your financial advisor, you can develop an investment program that incorporates factors such as your goals, your investment timeline, and your risk tolerance.
Please contact your financial advisor if you have any questions about the contents of this report, and thanks again for the confidence you have placed in us.
Sincerely,

John K. Carter	Christopher A. Staples, CFA
President & Chief Executive Officer	Vice President & Chief Investment Officer
Transamerica Funds	Transamerica Funds
The views expressed in this report reflect those of the portfolio managers only and may not necessarily represent the views of Transamerica Funds. These views are subject to change based upon market conditions. These views should not be relied upon as investment advice and are not indicative of trading intent on behalf of Transamerica Funds.

Transamerica Balanced
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. Stocks underperformed bonds, as the Standard and Poor’s 500 Composite Stock Index (“S&P 500”) declined 36.10% and the Barclays Capital (formerly Lehman Brothers) US Government/Credit Bond Index (“BCGC”) fell 1.06%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. The higher borrowing costs made it more difficult for companies to fund payroll, inventory and other near-term expenses. Consumers, who already were feeling the effects of higher energy and food prices and rising unemployment, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown increased.
A 60% equity/40% bond blend of the above mentioned indices declined 23.39% during the period.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Balanced Class A returned (33.55)%. By comparison, its primary and secondary benchmarks, the S&P 500 and the BCGC, returned (36.10)% and (1.06)%, respectively.
STRATEGY REVIEW
Transamerica Balanced’s twelve-month return reflects an overweighting in equities, which underperformed bonds, and underperformance of the equity and bond portfolios as compared to their respective benchmarks.
On the equity side, the key factors in the lagging returns were our underweighting in the top-performing consumer staples sector and poor results for some of our automotive/transportation holdings (e.g., Daimler AG (“Daimler”)). Daimler suffered during the year due primarily to the downward trend in automotive sales worldwide and the lack of financing available to consumers. Partially offsetting these declines were our selections in the healthcare (e.g., Gilead Sciences, Inc. (“Gilead”)) and producer durables (e.g., W.W. Grainger, Inc. (“Grainger”)) sectors. Gilead, a biopharmaceutical company working on treatments for cures to life-threatening diseases, has benefited from competitors being merged, which reduced its competition. Grainger, a building maintenance supply company, has implemented improvement projects within its businesses. This company-specific catalyst enabled Grainger to take market share from competitors, partially offsetting the effects of a weaker economy. The portfolio also benefited from our underweighting the financials sector.
In the bond portfolio, an overweighting of non-government sectors (i.e., investment-grade corporate securities and agency mortgage securities), which lagged the Treasury sector, was the primary source of underperformance. The negative effect of these overweightings was partially mitigated by our individual security selection. Among investment-grade corporate bonds, we had no exposure to the most distressed companies in the troubled financial services sector. On the mortgage side, our emphasis was on short- duration agency collateralized mortgage obligations, which were less volatile than other mortgage securities.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector, the biggest government intervention in the financial system since the 1930s, should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. The equity portfolio is populated with securities of companies that, in our opinion, have capable management teams, strong balance sheets and highly competitive positions, and that stand to benefit from long-term secular trends. We believe these traits will allow the companies to weather a recession better than most and emerge as stronger competitors on the other side. On the bond side, we are maintaining a relatively cautious stance, with a shorter-than-index duration and a focus on quality.
Gary U. Rollé, CFA
Greg D. Haendel, CFA
Derek S. Brown, CFA
Geoffrey I. Edelstein, CFA, CIC
Edward S. Han
John J. Huber, CFA
Peter O. Lopez
Erik U. Rollé
Brian W. Westhoff, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Heidi Y. Hu, CFA was also a co-portfolio manager.

Average Annual Total Return for Periods Ended 10/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Class A (NAV)	(33.55)%	0.12%	2.83%	7.24%	12/2/94
Class A (POP)	(37.22)%	(1.00)%	2.24%	6.81%	12/2/94
S&P 500(1)	(36.10)%	0.26%	0.40%	7.56%	12/2/94
Barclays Capital Government/Credit Bond Index(1)	(1.06)%	3.08%	4.81%	6.36%	12/2/94

Class B (NAV)	(33.95)%	(0.45)%	2.32%	6.13%	10/1/95
Class B (POP)	(37.15)%	(0.64)%	2.32%	6.13%	10/1/95

Class C (NAV)	(33.92)%	(0.45)%	N/A	0.89%	11/11/02
Class C (POP)	(34.56)%	(0.45)%	N/A	0.89%	11/11/02

NOTES

(1)	The Standard and Poor’s 500 Composite Stock Index (S&P 500) and the Barclays Capital Government/Credit Bond Index are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$728.23	1.52%	$6.60
Hypothetical (b)	1,000.00	1,017.50	1.52	7.71

Class B
Actual	1,000.00	726.50	2.13	9.24
Hypothetical (b)	1,000.00	1,014.43	2.13	10.79

Class C
Actual	1,000.00	726.46	2.06	8.94
Hypothetical (b)	1,000.00	1,014.78	2.06	10.43

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Asset Type of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (5.1%)
U.S. Treasury Bond
4.38%, due 02/15/2038 ^	$1,202	$1,205
5.00%, due 05/15/2037 ^	1,774	1,954
U.S. Treasury Inflation Indexed Note
1.38%, due 07/15/2018 ^	452	387
U.S. Treasury Note
2.00%, due 09/30/2010	250	252
3.88%, due 05/15/2018 ^	714	713
4.00%, due 08/15/2018 ^	627	628

Total U.S. Government Obligations (cost $5,157)		5,139

U.S. GOVERNMENT AGENCY OBLIGATIONS (7.5%)
Fannie Mae
5.00%, due 04/25/2034	700	665
5.50%, due 10/01/2036 - 04/01/2038	2,506	2,450
Freddie Mac
4.25%, due 10/15/2026	826	824
5.00%, due 05/15/2028 - 10/15/2030	2,500	2,471
5.35%, due 11/14/2011	1,070	1,071

Total U.S. Government Agency Obligations (cost $7,537)		7,481

MORTGAGE-BACKED SECURITIES (3.1%)
Bear Stearns Commercial Mortgage Securities
Series 2006-PW14, Class A4
5.20%, due 12/11/2038	750	563
Crown Castle Towers LLC
Series 2006-1A, Class AFX
5.24%, due 11/15/2036 -144A	739	710
Morgan Stanley Capital I
Series 2006-HQ10, Class A4
5.33%, due 11/12/2041	750	568
SBA CMBS Trust
Series 2006-1A, Class A
5.31%, due 11/15/2036 -144A	680	637
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class A4
5.57%, due 10/15/2048	734	559
Series 2007-C32, Class H
5.74%, due 06/15/2049 -144A	245	65

Total Mortgage-Backed Securities (cost $3,880)		3,102

ASSET-BACKED SECURITY (0.6%)
USAA Auto Owner Trust
Series 2007-2, Class A3
4.90%, due 02/15/2012	605	596

Total Asset-Backed Security (cost $605)		596

CORPORATE DEBT SECURITIES (22.9%)
Aerospace & Defense (0.9%)
Embraer Overseas, Ltd.
6.38%, due 01/24/2017	250	162
Honeywell International, Inc.
6.13%, due 11/01/2011	660	662
Airlines (0.2%)
Delta Air Lines, Inc.
7.57%, due 11/18/2010	270	224
Automobiles (0.8%)
Daimler Finance North America LLC
3.25%, due 03/13/2009 *	405	385
7.20%, due 09/01/2009	460	427
Beverages (1.9%)
Coca-Cola Enterprises, Inc.
3.31%, due 05/06/2011 *	480	463
Diageo Capital PLC
5.75%, due 10/23/2017	458	394
Molson Coors Capital Finance
4.85%, due 09/22/2010	485	486
Sabmiller PLC
6.20%, due 07/01/2011 -144A	460	467
Capital Markets (0.7%)
Lazard Group
7.13%, due 05/15/2015	385	303
Merrill Lynch & Co., Inc.
5.45%, due 02/05/2013	475	428
Chemicals (2.4%)
ICI Wilmington, Inc.
4.38%, due 12/01/2008	791	791
Lubrizol Corp.
4.63%, due 10/01/2009	1,350	1,301
PPG Industries, Inc.
5.75%, due 03/15/2013	280	261
Commercial Banks (1.0%)
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ■ Ž	395	274
PNC Bank NA
6.00%, due 12/07/2017	250	217
6.88%, due 04/01/2018	270	249
Wells Fargo Bank NA
5.75%, due 05/16/2016 ^	300	269
Construction Materials (0.2%)
Lafarge SA
7.13%, due 07/15/2036	255	183
Consumer Finance (0.7%)
American Honda Finance Corp.
5.13%, due 12/15/2010 -144A	450	440
Discover Financial Services
3.35%, due 06/11/2010 *	432	307
Containers & Packaging (0.3%)
Rexam PLC
6.75%, due 06/01/2013 -144A	315	309
Diversified Financial Services (0.7%)
Glencore Funding LLC
6.00%, due 04/15/2014 -144A	292	276
Pemex Finance, Ltd.
9.03%, due 02/15/2011	425	428
Diversified Telecommunication Services (1.1%)
AT&T, Inc.
4.13%, due 09/15/2009	304	301
Telefonica Europe BV
7.75%, due 09/15/2010	415	402
Verizon Communications, Inc.
8.75%, due 11/01/2018	435	444
Food & Staples Retailing (0.2%)
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012	225	200
Food Products (1.0%)
Bunge, Ltd. Finance Corp.
4.38%, due 12/15/2008	500	498
Cargill, Inc.
5.60%, due 09/15/2012 -144A	225	209
The notes to the financial statements are an integral part of this report.

	Principal	Value
Food Products (continued)
Michael Foods, Inc.
8.00%, due 11/15/2013	$320	$277
Hotels, Restaurants & Leisure (0.2%)
Royal Caribbean Cruises, Ltd.
8.75%, due 02/02/2011	252	217
Household Products (0.2%)
Kimberly-Clark Corp.
6.63%, due 08/01/2037	250	220
Industrial Conglomerates (0.4%)
Hutchison Whampoa International, Ltd.
5.45%, due 11/24/2010 -144A	450	425
Insurance (0.6%)
Hartford Financial Services Group, Inc.
7.90%, due 06/15/2010	525	513
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ■ Ž	270	137
IT Services (0.4%)
Western Union Co.
5.40%, due 11/17/2011	450	438
Machinery (0.3%)
Tyco Electronics Group SA
6.55%, due 10/01/2017	392	326
Media (1.0%)
Comcast Corp.
7.05%, due 03/15/2033	325	269
Historic TW, Inc.
9.13%, due 01/15/2013	485	466
News America Holdings, Inc.
7.75%, due 12/01/2045	262	219
Metals & Mining (0.4%)
Arcelormittal
5.38%, due 06/01/2013 -144A	440	358
Multiline Retail (0.3%)
Neiman-Marcus Group, Inc.
9.00%, due 10/15/2015 ^	200	137
Target Corp.
7.00%, due 01/15/2038	242	185
Multi-Utilities (0.5%)
Sempra Energy
4.75%, due 05/15/2009	480	473
Oil, Gas & Consumable Fuels (2.6%)
Burlington Resources Finance Co.
6.50%, due 12/01/2011	450	450
Enterprise Products Operating, LP
4.63%, due 10/15/2009	320	306
Kinder Morgan Energy Partners, LP
7.50%, due 11/01/2010	455	435
Petrobras International Finance Co.
5.88%, due 03/01/2018	280	220
PetroHawk Energy Corp.
9.13%, due 07/15/2013	360	277
Teppco Partners, LP
7.00%, due 06/01/2067 ■	300	207
Valero Logistics Operations, LP
6.88%, due 07/15/2012	710	725
Pharmaceuticals (0.4%)
Allergan, Inc.
5.75%, due 04/01/2016	445	397
Real Estate Investment Trusts (2.3%)
BRE Properties, Inc.
5.75%, due 09/01/2009	1,115	1,088
PPF Funding, Inc.
5.35%, due 04/15/2012 -144A	781	737
Wea Finance LLC / WCI Finance LLC
5.40%, due 10/01/2012 -144A	520	453
Real Estate Management & Development (0.6%)
Post Apartment Homes, LP
6.30%, due 06/01/2013	569	559
Road & Rail (0.6%)
Erac USA Finance Co.
6.38%, due 10/15/2017 -144A	335	205
Hertz Corp.
8.88%, due 01/01/2014	200	146
Union Pacific Corp.
5.70%, due 08/15/2018	350	294

Total Corporate Debt Securities (cost $25,560)		22,919

	Shares
COMMON STOCKS (58.2%)
Aerospace & Defense (1.0%)
Boeing Co. ^	20,000	1,045
Air Freight & Logistics (1.6%)
Expeditors International of Washington, Inc. ^	50,000	1,632
Auto Components (2.4%)
BorgWarner, Inc. ^	50,000	1,124
Johnson Controls, Inc.	72,000	1,277
Biotechnology (2.1%)
Gilead Sciences, Inc. ‡ ^	46,000	2,109
Capital Markets (7.0%)
BlackRock, Inc. ^	12,000	1,576
Charles Schwab Corp. ^	130,000	2,486
Merrill Lynch & Co., Inc. ^	70,000	1,301
T. Rowe Price Group, Inc. ^	39,843	1,575
Chemicals (1.7%)
Sigma-Aldrich Corp. ^	40,000	1,754
Communications Equipment (2.5%)
Qualcomm, Inc.	65,000	2,487
Computers & Peripherals (2.7%)
Apple, Inc. ‡ ^	25,000	2,690
Construction & Engineering (1.2%)
Jacobs Engineering Group, Inc. ‡ ^	32,000	1,166
Consumer Finance (1.0%)
American Express Co.	35,000	963
Diversified Financial Services (0.8%)
CME Group, Inc. ^	2,800	790
Diversified Telecommunication Services (2.5%)
Verizon Communications, Inc. ^	85,000	2,522
Electronic Equipment & Instruments (1.6%)
Tyco Electronics, Ltd.	85,000	1,652
Energy Equipment & Services (0.9%)
Schlumberger, Ltd. ^	18,000	930
Food & Staples Retailing (2.0%)
Costco Wholesale Corp. ^	35,000	1,995
Health Care Equipment & Supplies (3.3%)
Becton Dickinson & Co.	21,555	1,496
Varian Medical Systems, Inc. ‡ ^	40,000	1,820
Industrial Conglomerates (1.6%)
General Electric Co.	80,000	1,561
Internet & Catalog Retail (2.0%)
Amazon.com, Inc. ‡ ^	35,000	2,003
The notes to the financial statements are an integral part of this report.

	Shares	Value
Internet Software & Services (2.2%)
Google, Inc. -Class A ‡	6,000	$2,156
Machinery (4.5%)
Caterpillar, Inc. ^	30,000	1,145
Kennametal, Inc.	80,000	1,698
PACCAR, Inc. ^	60,000	1,754
Oil, Gas & Consumable Fuels (1.1%)
Anadarko Petroleum Corp.	30,000	1,059
Pharmaceuticals (1.0%)
Allergan, Inc.	25,000	992
Road & Rail (2.3%)
Burlington Northern Santa Fe Corp.	26,000	2,316
Semiconductors & Semiconductor Equipment (1.8%)
Intel Corp.	111,000	1,776
Software (4.4%)
Adobe Systems, Inc. ‡	90,000	2,398
Oracle Corp. ‡	60,000	1,097
Salesforce.com, Inc. ‡ ^	30,000	929
Trading Companies & Distributors (3.0%)
WW Grainger, Inc. ^	38,500	3,025

Total Common Stocks (cost $72,778)		$58,299

	Principal
REPURCHASE AGREEMENT (7.0%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $6,973 on 11/03/2008 à •	$6,973	6,973

Total Repurchase Agreement (cost $6,973)		6,973

	Shares
SECURITIES LENDING COLLATERAL (25.8%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.71% à ▲	25,791,082	25,791

Total Securities Lending Collateral (cost $25,791)		25,791

Total Investment Securities (cost $148,281) #		$130,300

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $25,194.

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

Ž	The security has a perpetual maturity. The date shown is the next call date.

■	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 10/31/2008.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 3.56% to 3.94%, maturity dates ranging between 10/25/2036 — 08/01/2037, and with market values plus accrued interests of $7,115.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $148,381. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $3,474 and $21,555, respectively. Net unrealized depreciation for tax purposes is $18,081.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $5,702, or 5.70% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Convertible Securities
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US stocks lost ground, and the Standard and Poor’s 500 Composite Stock Index (“S&P 500”) declined 36.10%. Convertibles, which are highly sensitive to equity-market trends, followed stocks lower; the Merrill Lynch All US Convertible Securities Index (“MLCI”) declined 38.49%.
What began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe credit crises. Overnight lending between banks, a vital part of maintaining the flow of capital in the financial system, was disrupted as banks increasingly worried about undisclosed risks from exotic securities. As credit problems multiplied, financial institutions focused on protecting their financial positions and demanded higher yields on corporate debt to compensate for the greater risk associated with the uncertain environment. This made it more difficult and expensive for businesses to issue debt, causing Wall Street’s problems to spill over to Main Street, where businesses were already dealing with the signs of a slowing economy, including falling home prices, rising costs for food and energy, higher unemployment, lack of wage growth and tighter credit conditions. Although the Federal Reserve Board (“Fed”) and the US government intervened on several occasions, taking somewhat unprecedented measures, the credit crisis persisted and the economic outlook continued to dim.
Convertibles generally fare better than stocks during equity bear markets. That was not the case toward the end of the period. To raise cash, large institutional holders of convertibles (e.g., hedge funds) sold convertibles in volume. Additionally, corporate debt yields climbed, reducing the value of convertibles’ debt component.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Convertible Securities Class A returned (38.92)%. By comparison, its benchmark, the MLCI returned (38.49)%.
STRATEGY REVIEW
We seek the convertibles of well-run companies that generate free cash flow and stand to benefit from positive changes in the companies, their industries, or the external forces driving their businesses. These parameters led us to trim back the portfolio’s investments in securities from consumer discretionary companies, many of which were very susceptible to the worsening economy. This benefited the portfolio late in the period, as the poor economic situation became increasingly apparent. Also working to the portfolio’s advantage was an increased focus on securities from companies whose business models allowed them to weather the economic downturn relatively well. Among the portfolio’s large contributors to results was Gilead Sciences, Inc. (“Gilead”), a biopharmaceutical company. Gilead, which develops and markets treatments for diseases such as hepatitis C and HIV, saw steady product demand. Another top-performer was Informatica Corporation, a software company providing enterprise data integration. The company receives recurring cash flows from licensing and maintaining its software programs.
A key detractor was the portfolio’s overweighting in the energy sector. Early in the period, as commodity prices soared, our selections in natural gas producer Chesapeake Energy Corporation and oil services provider Schlumberger Limited (“Schlumberger”) garnered positive returns. When commodity prices later declined, performance in this sector followed suit.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and serve to shorten or at least reduce the severity of the recession. In the interim, market conditions likely will not be favorable. With that in mind, we are seeking securities of non-cyclical businesses that we believe benefit from long-term secular trends and thus can hold their own amidst the turbulence.
Kirk J. Kim
Peter O. Lopez
Co- Portfolio Managers
Transamerica Investment Management, LLC

Average Annual Total Return for Periods Ended 10/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Class A (NAV)	(38.92)%	0.41%	2.67%	3/1/02
Class A (POP)	(41.81)%	(0.55)%	1.92%	3/1/02
Merrill Lynch All U.S. Convertible Securities Index(1)	(38.49)%	(2.39)%	0.42%	3/1/02

Class B (NAV)	(39.32)%	(0.29)%	1.98%	3/1/02
Class B (POP)	(41.66)%	(0.42)%	1.98%	3/1/02

Class C (NAV)	(39.24)%	(0.29)%	3.25%	11/11/02

Class C (POP)	(39.71)%	(0.29)%	3.25%	11/11/02
Class I (NAV)	(38.58)%	N/A	(4.39)%	11/15/05

NOTES

(1)	The Merrill Lynch All U.S. Convertibles Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot directly invest in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 4.75% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypotetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$675.14	1.35%	$5.68
Hypothetical (b)	1,000.00	1,018.35	1.35	6.85

Class B
Actual	1,000.00	672.93	2.04	8.58
Hypothetical (b)	1,000.00	1,014.88	2.04	10.33

Class C
Actual	1,000.00	673.77	1.95	8.20
Hypothetical (b)	1,000.00	1,015.33	1.95	9.88

Class I
Actual	1,000.00	677.22	0.84	3.54
Hypothetical (b)	1,000.00	1,020.91	0.84	4.27

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Investment Type
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Investment Type of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
CORPORATE DEBT SECURITIES (3.1%)
Automobiles (1.6%)
Daimler Finance North America LLC
3.17%, due 03/13/2009 *	$1,955	$1,839
Hotels, Restaurants & Leisure (1.5%)
MGM Mirage, Inc.
6.00%, due 10/01/2009	1,950	1,735

Total Corporate Debt Securities (cost $3,533)		3,574

	Shares
CONVERTIBLE PREFERRED STOCKS (11.8%)
Capital Markets (1.7%)
Credit Suisse, Inc. 5.50% q ▲	36,010	1,888
Chemicals (1.6%)
Celanese Corp. 4.25% ▲	97,000	1,828
Diversified Financial Services (2.6%)
Bank of America Corp. 7.25% ▲	4,236	2,965
Insurance (3.0%)
MetLife, Inc. 6.38% ▲	390,000	3,382
Oil, Gas & Consumable Fuels (0.6%)
Dune Energy, Inc. 12.00% -144A ▲	1,648	618
Road & Rail (2.3%)
Kansas City Southern Railway 5.13% ▲	2,450	2,606

Total Convertible Preferred Stocks (cost $16,015)		13,287

	Principal
CONVERTIBLE BONDS (68.1%)
Aerospace & Defense (3.8%)
Alliant Techsystems, Inc.
2.75%, due 02/15/2024	$3,910	4,237
Airlines (0.8%)
AMR Corp.
4.50%, due 02/15/2024	945	891
Beverages (3.4%)
Molson Coors Brewing Co.
2.50%, due 07/30/2013 ^	4,150	3,787
Biotechnology (4.3%)
Gilead Sciences, Inc.
0.63%, due 05/01/2013 ^	3,855	4,785
Capital Markets (6.2%)
BlackRock, Inc.
2.63%, due 02/15/2035	2,225	2,940
Merrill Lynch & Co., Inc.
Zero Coupon, due 03/13/2032	3,950	4,034
Commercial Services & Supplies (3.1%)
Covanta Holding Corp.
1.00%, due 02/01/2027	4,225	3,491
Electronic Equipment & Instruments (1.8%)
Itron, Inc.
2.50%, due 08/01/2026 ^	2,452	2,023
Energy Equipment & Services (6.8%)
Core Laboratories, LP
0.25%, due 10/31/2011	2,830	2,480
Schlumberger, Ltd.
2.13%, due 06/01/2023	1,452	1,913
Transocean, Inc.
1.63%, due 12/15/2037	3,750	3,300
Food & Staples Retailing (3.0%)
Costco Wholesale Corp.
Zero Coupon, due 08/19/2017	2,587	3,350
Health Care Equipment & Supplies (2.6%)
NuVasive, Inc.
2.25%, due 03/15/2013 -144A	2,493	2,932
IT Services (2.2%)
Alliance Data Systems Corp.
1.75%, due 08/01/2013 -144A	3,320	2,465
Leisure Equipment & Products (3.0%)
Hasbro, Inc.
2.75%, due 12/01/2021	2,450	3,369
Life Sciences Tools & Services (1.5%)
Fisher Scientific International, Inc.
3.25%, due 03/01/2024 ^	1,529	1,745
Media (2.3%)
Macrovision Corp.
2.63%, due 08/15/2011	3,875	2,596
Oil, Gas & Consumable Fuels (1.8%)
Chesapeake Energy Corp.
2.50%, due 05/15/2037 ^	3,330	2,085
Pharmaceuticals (5.5%)
Allergan, Inc.
1.50%, due 04/01/2026 ^	3,250	2,929
Sepracor, Inc.
Zero Coupon, due 10/15/2024 ^	3,700	3,293
Road & Rail (2.9%)
CSX Corp.
Zero Coupon, due 10/30/2021	2,000	3,243
Software (5.4%)
Informatica Corp.
3.00%, due 03/15/2026	4,105	3,556
Nuance Communications, Inc.
2.75%, due 08/15/2027	3,100	2,484
Specialty Retail (3.5%)
Penske Auto Group, Inc.
3.50%, due 04/01/2026	3,830	2,571
TJX Companies, Inc.
Zero Coupon, due 02/13/2021	1,500	1,318
Wireless Telecommunication Services (4.2%)
NII Holdings, Inc.
2.75%, due 08/15/2025	823	665
3.13%, due 06/15/2012 -144A	2,304	1,267
SBA Communications Corp.
1.88%, due 05/01/2013 -144A	4,270	2,786

Total Convertible Bonds (cost $93,383)		76,535

The notes to the financial statements are an integral part of this report.

	Principal	Value
REVERSE CONVERTIBLE BONDS¥ (7.9%)
Capital Markets (7.9%)
Deutsche Bank AG
27.01%, due 01/02/2009 -144A §	$88	$5,222
Goldman Sachs Group, Inc.
17.65%, due 12/05/2008 -144A §	34	3,592

Total Reverse Convertible Bonds (cost $12,494)		8,814

REPURCHASE AGREEMENT (6.2%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $6,992 on 11/03/2008 à •	6,992	6,992

Total Repurchase Agreement (cost $6,992)		6,992

	Shares
SECURITIES LENDING COLLATERAL (13.8%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.71% à ▲	15,504,358	15,504

Total Securities Lending Collateral (cost $15,504)		15,504

Total Investment Securities (cost $147,921) #		$124,706

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $15,182.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 4.00%, and a maturity date of 06/01/2014, and with a market value plus accrued interest of $7,133.

§	Illiquid. At 10/31/2008, these securities aggregated $8,814, or 7.84% of the Fund’s net assets.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

q	Synthetic convertibles are a debt and warrant package structured to resemble a traditional convertible debt issue. The components of the package may be separable, unlike traditional convertibles, or they may be in the form of an equity-linked note.

#	Aggregate cost for federal income tax purposes is $147,956. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $753 and $24,003, respectively. Net unrealized depreciation for tax purposes is $23,250.

¥	A bond that can be converted to cash, debt, or equity at the discretion of the issuer at a set date. The bond contains an embedded derivative that allows the issuer to put the bond to bondholders at a set date prior to the bond’s maturity for existing debt or shares of an underlying company. The underlying company need not be related in any way to the issuer’s business.
DEFINTIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $18,882, or 16.80% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership
The notes to the financial statements are an integral part of this report.

Transamerica Equity
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. The Russell 1000® Growth Index (“Russell 1000 Growth”) declined 36.95%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. This made it more difficult for companies to fund payroll, inventory and other near-term expenses in the face of high borrowing costs. Consumers, who already were feeling the effects of high energy prices, increasing food costs, rising unemployment and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown rose.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Equity Class A returned (43.25)%. By comparison, its benchmark, the Russell 1000 Growth, returned (36.95)%.
STRATEGY REVIEW
The Fund lagged the index due primarily to poor results from our holdings within the automotive/transportation (e.g., Daimler AG (“Daimler”)), technology (e.g., Research in Motion Limited (“RIMM”)), and consumer discretionary (e.g., MGM Mirage (“MGM”)) sectors. Daimler suffered during the year as a result of the downward trend in automotive sales worldwide, a trend that was heightened by consumers’ difficulty in obtaining automotive loans. We believe RIMM’s performance can be attributed to the concerns of slowing consumer spending rather than to any deterioration in company fundamentals. We sold our position in MGM in early 2008, based on our belief that discretionary spending on travel and entertainment would slow.
Partially offsetting these declines were our selections in materials/processing (e.g., Praxair, Inc. (“Praxair”)) and healthcare (e.g., Gilead Sciences, Inc. (“Gilead”)) and our cash position. Praxair, a producer and distributor of industrial gases, held up relatively well because its stable business model emphasizes long-term contracts. We believe this will help the company maintain its already strong market share. Gilead, a biopharmaceutical company working on treatments for cures to life-threatening diseases, has benefited from competitors’ mergers, which reduced its competition. Our goal is to be fully invested at all times, and cash has historically averaged less than 5% of portfolio assets. However, as market conditions worsened, we let our cash position build slightly so that we could redeploy the assets in attractive new opportunities as they arose.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector, the biggest government intervention in the financial system since the 1930s, should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and serve to shorten or at least reduce the severity of the recession. In the interim, high levels of market volatility likely will persist. The portfolio is populated with stocks of companies that, in our opinion, have capable management teams, strong balance sheets and highly competitive positions, and we believe stand to benefit from long-term secular trends.
Gary U. Rollé, CFA
Geoffrey I. Edelstein, CFA, CIC
Edward S. Han
John J. Huber, CFA
Peter O. Lopez
Eric U. Rollé
Co-Portfolio Managers
Transamerica Investment Management, LLC

Average Annual Total Return for Periods Ended 10/31/2008

			From
	1 Year	5 Years	Inception	Inception Date
Class A (NAV)	(43.25)%	0.46%	(4.00)%	3/1/00
Class A (POP)	(46.36)%	(0.68)%	(4.62)%	3/1/00
Russell 1000 Growth (1)	(36.95)%	(1.29)%	(7.31)%	3/1/00

Class B (NAV)	(43.63)%	(0.29)%	(4.66)%	3/1/00
Class B (POP)	(46.45)%	(0.49)%	(4.66)%	3/1/00

Class C (NAV)	(43.61)%	(0.23)%	3.75%	11/11/02
Class C (POP)	(44.17)%	(0.23)%	3.75%	11/11/02

Class I (NAV)	(42.85)%	N/A	(8.51)%	11/15/05
Class T (NAV)	(42.92)%	N/A	(15.86)%	10/27/06

Class T (POP)	(47.76)%	N/A	(19.49)%	10/27/06

NOTES

(1)	The Russell 1000 Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares (8.5% for Class T) or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund. Class T is closed to new investments.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualize	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$643.19	1.40%	$5.78
Hypothetical (b)	1,000.00	1,018.10	1.40	7.10

Class B
Actual	1,000.00	641.36	2.17	8.95
Hypothetical (b)	1,000.00	1,014.23	2.17	10.99

Class C
Actual	1,000.00	641.44	2.03	8.38
Hypothetical (b)	1,000.00	1,014.93	2.03	10.28

Class I
Actual	1,000.00	646.02	0.74	3.06
Hypothetical (b)	1,000.00	1,021.42	0.74	3.76

Class T
Actual	1,000.00	645.31	0.88	3.64
Hypothetical (b)	1,000.00	1,020.71	0.88	4.47

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (92.7%)
Aerospace & Defense (6.2%)
Boeing Co.	327,000	$17,092
Raytheon Co.	875,000	44,721
Air Freight & Logistics (2.9%)
Expeditors International of Washington, Inc.	875,000	28,569
Auto Components (4.5%)
BorgWarner, Inc.	793,400	17,828
Johnson Controls, Inc. ^	1,515,200	26,865
Automobiles (1.9%)
Daimler AG ^	550,000	18,975
Biotechnology (5.1%)
Gilead Sciences, Inc. ‡ ^	1,100,000	50,435
Capital Markets (3.0%)
T. Rowe Price Group, Inc. ^	765,832	30,281
Chemicals (12.0%)
Ecolab, Inc.	670,000	24,964
Praxair, Inc.	940,000	61,241
Sigma-Aldrich Corp. ^	770,000	33,772
Commercial Banks (3.2%)
Wells Fargo & Co. ^	925,000	31,496
Communications Equipment (5.1%)
Qualcomm, Inc.	1,100,000	42,086
Research In Motion, Ltd. ‡	185,000	9,330
Computers & Peripherals (4.5%)
Apple, Inc. ‡	422,000	45,403
Construction & Engineering (3.3%)
Jacobs Engineering Group, Inc. ‡	900,000	32,787
Consumer Finance (1.5%)
American Express Co. ^	560,000	15,400
Diversified Financial Services (2.3%)
CME Group, Inc. -Class A ^	81,000	22,854
Diversified Telecommunication Services (2.6%)
AT&T, Inc.	980,000	26,235
Electronic Equipment & Instruments (3.5%)
Tyco Electronics, Ltd.	1,780,000	34,603
Energy Equipment & Services (1.8%)
Schlumberger, Ltd.	343,000	17,716
Health Care Equipment & Supplies (6.0%)
Becton Dickinson & Co.	372,750	25,869
Varian Medical Systems, Inc. ‡	745,000	33,905
Industrial Conglomerates (3.3%)
General Electric Co.	1,700,000	33,167
Internet & Catalog Retail (4.2%)
Amazon.com, Inc. ‡ ^	725,000	41,499
Internet Software & Services (3.8%)
Google, Inc. -Class A ‡	105,000	37,733
Machinery (4.6%)
Caterpillar, Inc.	457,000	17,444
PACCAR, Inc. ^	980,000	28,655
Oil, Gas & Consumable Fuels (1.0%)
Petroleo Brasileiro SA ADR	360,000	9,680
Pharmaceuticals (2.2%)
Allergan, Inc.	560,000	22,215
Road & Rail (4.2%)
Union Pacific Corp.	635,000	42,399

Total Common Stocks (cost $1,141,131)		925,219

	Principal
REPURCHASE AGREEMENT (13.3%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $132,589 on 11/03/2008 à •	$132,587	132,587

Total Repurchase Agreement (cost $132,587)		132,587

	Shares
SECURITIES LENDING COLLATERAL (20.9%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% à ▲	208,081,714	208,082

Total Securities Lending Collateral (cost $208,082)		208,082

Total Investment Securities (cost $1,481,800) #		$1,265,888

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $203,507.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.00%, and a maturity date of 12/01/2019, and with a market value plus accrued interest of $135,241.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $1,489,991. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $55,657 and $279,760, respectively. Net unrealized depreciation for tax purposes is $224,103.

DEFINITION:

ADR	American Depositary Receipt
The notes to the financial statements are an integral part of this report.

Transamerica Flexible Income
(unaudited)
MARKET ENVIRONMENT
In the twelve months ended October 31, 2008, conditions in the economy and credit markets deteriorated, creating a very unstable environment for bond investors. The Barclays Capital (formerly Lehman Brothers) US Government/Credit Bond Index (“BCGC”) declined 1.06%.
What began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises. Overnight lending between banks, a vital part of maintaining the flow of capital in the financial system, was disrupted as banks increasingly worried about undisclosed risks from exotic securities and the financial strength and stability of other banks. As credit problems multiplied, financial institutions focused on preserving capital and were more selective about lending, making it more difficult for businesses to fund payroll, inventory and other near-term expenses.
The risk aversion eventually spread from Wall Street to Main Street, where it added to growing problems on the economic front. Throughout the period, the housing market continued to deteriorate, while commodity prices were volatile. Rising unemployment, coupled with lack of wage growth and tighter credit conditions, caused consumers to rein in their spending. The reduction in consumer spending, which is the backbone of the US economy, exacerbated problems further.
The Federal Reserve Board (“Fed”) and the US government intervened on several occasions, taking unprecedented measures to curb the crises, improve liquidity, and stimulate the economy. Among the many initiatives were new government-guaranteed loans, larger and more varied lending facilities for banks, and the federal bailout or takeover of major financial institutions. Even with the government’s intervention, the expectations of a global economic slowdown and US recession rose. Nearing the end of the period, investors flocked to the relative safety of US government debt, and Treasury yields declined rapidly. Finally, as concerns about how a slowing economy would affect mortgages and corporate profits, yields on other securities rose, and prices for most non-government securities fell.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Flexible Income Class A returned (16.57)%. By comparison, its benchmark, the BCGC, returned (1.06)%.
STRATEGY REVIEW
Throughout the period, the portfolio generated competitive yields, aided by an overweighting in corporate bonds, an area where yields generally rose. However, as the market tumult came to a head and yield spreads between government and corporate bonds grew, this overweighting hindered performance. Although the overweighting in corporate bonds had a negative impact to performance, our selections within the group helped mitigate losses. We stayed away from the most distressed companies (i.e., Lehman Brothers Holdings Inc. (“Lehman Brothers”), American International Group, Inc. (“AIG”) and Washington Mutual, Inc.) and had no exposure to sub-prime mortgage securities.
Portfolio management responsibilities were transferred to a new team at Transamerica Investment Management, LLC as of October 1, 2008. The new team began repositioning the portfolio while maintaining the portfolio’s mandate of income generation. Our focus became less on corporate issues and more on a diversified pool of fixed-income generating assets, including agency mortgage backed securities (“MBS”). Agency MBS were less volatile than other fixed-income securities because the government, in bailing out the securities’ issuers, had strengthened its guarantee of these securities.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Derek S. Brown, CFA
Kirk J. Kim
Greg D. Haendel, CFA
Peter O. Lopez
Brian W. Westhoff, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Heidi Y. Hu, CFA was also a co-portfolio manager.

Average Annual Total Return for Periods Ended 10/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Class A (NAV)	(16.57)%	(0.90)%	2.44%	5.59%	6/29/87
Class A (POP)	(20.57)%	(1.86)%	1.94%	5.35%	6/29/87
Barclays Capital Government/Credit Bond Index (1)	(1.06)%	3.08%	4.81%	7.05%	6/29/87

Class B (NAV)	(17.03)%	(1.52)%	1.90%	3.53%	10/1/95
Class B (POP)	(20.98)%	(1.67)%	1.90%	3.53%	10/1/95

Class C (NAV)	(16.98)%	(1.52)%	N/A	(0.44)%	11/11/02
Class C (POP)	(17.77)%	(1.52)%	N/A	(0.44)%	11/11/02

Class I (NAV)	(16.02)%	N/A	N/A	(1.95)%	11/8/04

NOTES

(1)	The Barclays Capital Government/Credit Bond Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 4.75% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$851.44	1.40%	$6.52
Hypothetical (b)	1,000.00	1,018.10	1.40	7.10

Class B
Actual	1,000.00	848.53	2.04	9.48
Hypothetical (b)	1,000.00	1,014.88	2.04	10.33

Class C
Actual	1,000.00	849.61	1.97	9.16
Hypothetical (b)	1,000.00	1,015.23	1.97	9.98

Class I
Actual	1,000.00	853.58	0.78	3.63
Hypothetical (b)	1,000.00	1,021.22	0.78	3.96

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Asset Type of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (8.0%)
U.S. Treasury Bond
4.38%, due 02/15/2038 ^	$2,517	$2,525
U.S. Treasury Note
3.13%, due 09/30/2013	5,995	6,092
4.00%, due 08/15/2018 ^	3,800	3,805

Total U.S. Government Obligations (cost $12,492)		12,422

U.S. GOVERNMENT AGENCY OBLIGATIONS (7.6%)
Fannie Mae
5.00%, due 06/25/2019	4,231	4,234
5.50%, due 07/01/2038	5,169	5,052
Freddie Mac
6.16%, due 12/01/2036 *	2,575	2,612

Total U.S. Government Agency Obligations (cost $12,034)		11,898

FOREIGN GOVERNMENT OBLIGATION (2.6%)
U.K. Gilt
4.50%, due 03/07/2013 GBP	2,500	4,113

Total Foreign Government Obligation (cost $4,490)		4,113

MORTGAGE-BACKED SECURITIES (5.9%)
American Tower Trust
Series 2007-1A, Class C
5.62%, due 04/15/2037 -144A	2,090	1,726
Citigroup/Deutsche Bank Commercial Mortgage Trust
Series 2007-CD4, Class J
5.69%, due 12/11/2049 -144A	4,750	1,253
Crown Castle Towers LLC
Series 2006-1A, Class C
5.47%, due 11/15/2036 -144A	2,000	1,815
SBA CMBS Trust
Series 2006-1A, Class D
5.85%, due 11/15/2036 -144A	2,054	1,778
Series 2006-1A, Class E
6.17%, due 11/15/2036 -144A	1,460	1,227
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class H
5.97%, due 10/15/2048 -144A	3,760	1,427

Total Mortgage-Backed Securities (cost $15,328)		9,226

CORPORATE DEBT SECURITIES (70.6%)
Aerospace & Defense (1.6%)
Embraer Overseas, Ltd.
6.38%, due 01/24/2017	1,487	967
Honeywell International, Inc.
2.88%, due 03/13/2009 *	1,520	1,477
Air Freight & Logistics (1.1%)
Federal Express Corp.
9.65%, due 06/15/2012	1,600	1,671
Airlines (1.2%)
Delta Air Lines, Inc.
6.82%, due 08/10/2022	2,805	1,823
Automobiles (2.0%)
Daimler Finance North America LLC
3.17%, due 03/13/2009 *	500	470
8.00%, due 06/15/2010 ^	3,000	2,651
Beverages (4.2%)
Brown-Forman Corp.
5.20%, due 04/01/2012	3,600	3,462
Sabmiller PLC
6.20%, due 07/01/2011 -144A	3,065	3,112
Building Products (1.6%)
CRH America, Inc.
5.30%, due 10/15/2013	3,140	2,525
Capital Markets (1.9%)
Lazard Group
7.13%, due 05/15/2015	3,750	2,950
Chemicals (1.8%)
Lubrizol Corp.
4.63%, due 10/01/2009 ^	2,000	1,927
Nalco Co.
7.75%, due 11/15/2011	1,000	910
Commercial Banks (2.4%)
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ■ ^ Ž	2,850	1,978
M&I Marshall & Ilsley Bank
3.08%, due 12/04/2012 *	2,000	1,561
Shinsei Finance Cayman, Ltd.
6.42%, due 07/20/2016 -144A ■ Ž	950	214
Construction Materials (1.2%)
Lafarge SA
7.13%, due 07/15/2036	2,600	1,864
Consumer Finance (1.2%)
Cardtronics, Inc.
9.25%, due 08/15/2013 *	835	655
HSBC Finance Capital Trust IX
5.91%, due 11/30/2035	2,250	1,229
Containers & Packaging (2.2%)
Rexam PLC
6.75%, due 06/01/2013 -144A	3,565	3,494
Diversified Financial Services (5.3%)
Galaxy Entertainment Finance Co., Ltd.
9.88%, due 12/15/2012 -144A	1,400	532
Glencore Funding LLC
6.00%, due 04/15/2014 -144A	3,950	3,734
Pemex Finance, Ltd.
9.03%, due 02/15/2011	3,175	3,199
Sensus Metering Systems, Inc.
8.63%, due 12/15/2013	1,000	820
Diversified Telecommunication Services (1.0%)
Verizon Communications, Inc.
8.75%, due 11/01/2018	1,500	1,532
Electric Utilities (5.9%)
DPL, Inc.
8.00%, due 03/31/2009	5,000	5,024
Sempra Energy
7.95%, due 03/01/2010	4,260	4,283
Food & Staples Retailing (3.0%)
Safeway, Inc.
4.95%, due 08/16/2010 ^	3,055	3,014
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012 ^	2,000	1,780
Food Products (1.6%)
ConAgra Foods, Inc.
9.75%, due 03/01/2021	325	335
Michael Foods, Inc.
8.00%, due 11/15/2013	2,575	2,227
The notes to the financial statements are an integral part of this report.

	Principal	Value
Gas Utilities (0.2%)
Intergas Finance BV
6.38%, due 05/14/2017 -144A	$740	$348
Hotels, Restaurants & Leisure (3.5%)
Carrols Corp.
9.00%, due 01/15/2013 ^	500	322
MGM Mirage, Inc.
8.50%, due 09/15/2010	2,000	1,385
Station Casinos, Inc.
6.88%, due 03/01/2016 ^	700	63
Yum! Brands, Inc.
8.88%, due 04/15/2011	3,575	3,665
Independent Power Producers & Energy Traders (3.5%)
AES Gener SA
7.50%, due 03/25/2014 ^	2,000	1,842
Empresa Nacional de Electricidad SA -Class B
8.50%, due 04/01/2009	3,600	3,632
Industrial Conglomerates (1.9%)
Hutchison Whampoa International, Ltd.
5.45%, due 11/24/2010 -144A	1,800	1,698
Susser Holdings LLC
10.63%, due 12/15/2013	1,412	1,200
Insurance (1.7%)
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ■ Ž	2,245	1,136
Reinsurance Group of America, Inc.
6.75%, due 12/15/2065 ■	2,730	1,573
IT Services (0.7%)
ACE Cash Express, Inc.
10.25%, due 10/01/2014 -144A	345	162
Aramark Corp.
8.50%, due 02/01/2015 ^	1,000	855
Machinery (2.0%)
Cummins, Inc.
5.65%, due 03/01/2098	1,000	697
Polypore, Inc.
8.75%, due 05/15/2012	1,550	1,240
Titan International, Inc.
8.00%, due 01/15/2012	1,200	1,068
Media (2.2%)
Comcast Cable Holdings LLC
9.80%, due 02/01/2012	2,000	2,023
Grupo Televisa SA
6.63%, due 03/18/2025	2,000	1,370
Multiline Retail (0.4%)
Neiman-Marcus Group, Inc.
9.00%, due 10/15/2015 ^	1,000	685
Oil, Gas & Consumable Fuels (7.6%)
Burlington Resources, Inc.
9.88%, due 06/15/2010	1,435	1,522
Enterprise Products Operating, LP
8.38%, due 08/01/2066 ■	2,150	1,596
Gazprom International SA
7.20%, due 02/01/2020 -144A	2,496	1,747
Markwest Energy Finance Corp.
8.50%, due 07/15/2016 ^	700	515
Opti Canada, Inc.
8.25%, due 12/15/2014 ^	1,800	1,071
PetroHawk Energy Corp.
9.13%, due 07/15/2013	1,255	966
Petroleum Development Corp.
12.00%, due 02/15/2018 ^	1,000	770
6.88%, due 07/15/2012	3,690	3,770
Paper & Forest Products (1.0%)
Exopack Holding, Inc.
11.25%, due 02/01/2014 ^	2,000	1,540
Professional Services (0.6%)
FTI Consulting, Inc.
7.75%, due 10/01/2016	1,000	928
Real Estate Investment Trusts (2.2%)
Healthcare Realty Trust, Inc.
8.13%, due 05/01/2011	1,480	1,521
Wea Finance LLC / WCI Finance LLC
5.40%, due 10/01/2012 -144A	2,100	1,831
Road & Rail (3.5%)
CSX Corp.
6.75%, due 03/15/2011 ^	3,875	3,740
Kansas City Southern Railway
7.63%, due 12/01/2013	2,110	1,651
Specialty Retail (0.2%)
Penske Auto Group, Inc.
7.75%, due 12/15/2016 ^	750	358
Tobacco (0.2%)
Alliance One International, Inc.
11.00%, due 05/15/2012	425	359

Total Corporate Debt Securities (cost $132,365)		110,269

	Shares
PREFERRED STOCKS (1.4%)
Diversified Telecommunication Services (0.9%)
Centaur Funding Corp. 9.08% -144A ▲	1,661	1,399
Insurance (0.5%)
XL Capital, Ltd. 6.10% * ▲	113,800	712

Total Preferred Stocks (cost $4,941)		2,111

	Principal
CONVERTIBLE BOND (1.3%)
Capital Markets (1.3%)
Merrill Lynch & Co., Inc.
Zero Coupon, due 03/13/2032	$2,000	2,043

Total Convertible Bond (cost $2,010)		2,043

REPURCHASE AGREEMENT (0.7%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $1,065 on 11/03/2008 à •	1,065	1,065

Total Repurchase Agreement (cost $1,065)		1,065

	Shares
SECURITIES LENDING COLLATERAL (10.5%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% à ▲	16,417,280	16,417

Total Securities Lending Collateral (cost $16,417)		16,417

Total Investment Securities (cost $201,142) #		$169,564

The notes to the financial statements are an integral part of this report.

FORWARD FOREIGN CURRENCY CONTRACTS: ■

		Settlement	Amount in U.S.	Net Unrealized
Currency	(Sold)	Date	Dollars (Sold)	Appreciation
United Kingdom Pound	(2,587)	01/30/2009	(4,192)	48

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $16,077.

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

Ž	The security has a perpetual maturity. The date shown is the next call date.

■	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 10/31/2008.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.89%, and a maturity date of 01/01/2037, and with a market value plus accrued interest of $1,088.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $201,192. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $21 and $31,649, respectively. Net unrealized depreciation for tax purposes is $31,628.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $30,611, or 19.61% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company

GBP	British Pound Sterling
The notes to the financial statements are an integral part of this report.

Transamerica Growth Opportunities
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. The Russell Midcap® Growth Index (“Russell Midcap Growth”) declined 42.65%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. This made it more difficult for companies to fund payroll, inventory and other near-term expenses in the face of high borrowing costs. Consumers, already feeling the effects of higher energy and food prices, rising unemployment and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the U.S. government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown rose.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Growth Opportunities Class A returned (42.37)%. By comparison, its benchmark, the Russell Midcap Growth, returned (42.65)%.
STRATEGY REVIEW
We attribute the outperformance primarily to stock selections in the producer durables (e.g., W.W. Grainger, Inc. (“Grainger”)), automotive/transportation (e.g., C.H. Robinson Worldwide, Inc. (“C.H. Robinson”)) and consumer discretionary (e.g., Strayer Education, Inc. (“Strayer”)) sectors. Grainger, a building maintenance supply company, has implemented improvement projects within its businesses. This company-specific catalyst enabled Grainger to take market share from smaller competitors that lacked financing opportunities. C.H. Robinson, a freight-logistics company, has been investing in the latest shipping technologies and is taking market share from under-financed competitors. Strayer, a leader in undergraduate and graduate degree programs for working adults, continued to achieve consistent growth, aided in part by the fact that, during periods of economic weakness and when jobs are scarcer, people tend to focus on improving their skills.
Because cash outperformed stocks, a modest cash position at certain times also was a net contributor to performance. Our goal is to be fully invested at all times. However, as certain of our long-term investment themes matured amidst the market volatility, we sold holdings and allowed cash to build modestly, biding our time briefly before buying into new opportunities that became available at more attractive prices as the market fell.
The largest detractors from relative performance were holdings in the healthcare (e.g., ArthroCare Corporation (“ArthroCare”)), technology (e.g., SiRF Technology Holdings, Inc. (“SiRF”)) and consumer staples (e.g., Whole Foods Market, Inc. (“Whole Foods”)) sectors. ArthroCare, which develops medical devices for use in soft-tissue surgery, restated company financials. SiRF, a maker of global positioning systems (“GPS”) semiconductor chips, lost ground as it became apparent that the commoditization of GPS chips was occurring more rapidly than we anticipated. Results for Whole Foods, the organic food grocer, weakened as a slowdown in consumer spending spread to luxury items. We sold all three stocks.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Edward S. Han
John J. Huber, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC

Average Annual Total Return for Periods Ended 10/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Class A (NAV)	(42.37)%	2.00%	(4.73)%	3/1/00
Class A (POP)	(45.52)%	0.84%	(5.35)%	3/1/00
Russell Midcap Growth (1)	(42.65)%	(0.18)%	(6.16)%	3/1/00

Class B (NAV)	(42.82)%	1.15%	(5.42)%	3/1/00
Class B (POP)	(45.68)%	0.96%	5.42)%	3/1/00
Class C (NAV)	(42.64)%	1.25%	4.93%	11/11/02

Class C (POP)	(43.22)%	1.25%	4.93%	11/11/02

Class I (NAV)	(41.85)%	N/A	(5.58)%	11/15/05

NOTES

(1)	The Russell Midcap Growth Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$697.45	1.75%	$7.47
Hypothetical (b)	1,000.00	1,016.34	1.75	8.87

Class B
Actual	1,000.00	694.22	2.40	10.22
Hypothetical (b)	1,000.00	1,013.07	2.40	12.14

Class C
Actual	1,000.00	696.04	2.33	9.93
Hypothetical (b)	1,000.00	1,013.42	2.33	11.79

Class I
Actual	1,000.00	700.62	0.84	3.59
Hypothetical (b)	1,000.00	1,020.91	0.84	4.27

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (96.8%)
Aerospace & Defense (3.7%)
Precision Castparts Corp.	63,800	$4,135
Rockwell Collins, Inc.	45,300	1,687
Air Freight & Logistics (7.5%)
CH Robinson Worldwide, Inc. ^	150,400	7,788
Expeditors International of Washington, Inc. ^	124,900	4,078
Auto Components (2.7%)
BorgWarner, Inc.	192,300	4,321
Capital Markets (5.4%)
Greenhill & Co., Inc. ^	62,930	4,151
T. Rowe Price Group, Inc. ^	112,930	4,465
Commercial Banks (3.6%)
Cullen/Frost Bankers, Inc. ^	50,700	2,838
Signature Bank ‡ ^	86,000	2,802
Commercial Services & Supplies (0.8%)
Ritchie Bros. Auctioneers, Inc. ^	67,500	1,253
Communications Equipment (2.8%)
Polycom, Inc. ‡ ^	211,000	4,433
Construction & Engineering (2.4%)
Jacobs Engineering Group, Inc. ‡	103,400	3,767
Diversified Consumer Services (6.9%)
Strayer Education, Inc. ^	48,100	10,884
Diversified Financial Services (2.1%)
CME Group, Inc. -Class A ^	12,000	3,386
Electronic Equipment & Instruments (3.4%)
FLIR Systems, Inc. ‡ ^	41,700	1,339
Trimble Navigation, Ltd. ‡ ^	201,000	4,135
Energy Equipment & Services (2.3%)
Cameron International Corp. ‡ ^	148,000	3,590
Health Care Equipment & Supplies (5.8%)
Idexx Laboratories, Inc. ‡	54,800	1,928
Intuitive Surgical, Inc. ‡ ^	27,700	4,786
Varian Medical Systems, Inc. ‡ ^	56,300	2,562
Health Care Technology (0.9%)
Cerner Corp. ‡ ^	38,000	1,415
Hotels, Restaurants & Leisure (1.1%)
Burger King Holdings, Inc. ^	85,700	1,704
Internet Software & Services (0.4%)
Valueclick, Inc. ‡ ^	96,000	710
IT Services (3.6%)
Alliance Data Systems Corp. ‡ ^	37,200	1,866
NeuStar, Inc. -Class A ‡	197,000	3,881
Leisure Equipment & Products (1.0%)
Hasbro, Inc. ^	55,100	1,602
Life Sciences Tools & Services (6.2%)
Covance, Inc. ‡ ^	81,400	4,070
Techne Corp.	83,755	5,781
Machinery (6.3%)
Donaldson Co., Inc. ^	134,000	4,710
Kennametal, Inc.	213,000	4,520
PACCAR, Inc.	28,000	819
Oil, Gas & Consumable Fuels (0.8%)
Range Resources Corp.	31,300	1,321
Pharmaceuticals (1.4%)
Allergan, Inc.	56,900	2,257
Professional Services (1.2%)
FTI Consulting, Inc. ‡	31,700	1,847
Real Estate Investment Trusts (1.1%)
Plum Creek Timber Co., Inc. ^	48,600	1,812
Software (12.8%)
Activision Blizzard, Inc. ‡ ^	484,000	6,031
Adobe Systems, Inc. ‡	70,700	1,883
Informatica Corp. ‡ ^	132,000	1,855
Intuit, Inc. ‡ ^	238,000	5,964
Macrovision Solutions Corp. ‡ ^	104,000	1,152
Salesforce.com, Inc. ‡ ^	107,400	3,325
Specialty Retail (3.5%)
Guess, Inc. ^	257,900	5,614
Textiles, Apparel & Luxury Goods (1.8%)
Carter’s, Inc. ‡ ^	136,500	2,899
Trading Companies & Distributors (5.3%)
WW Grainger, Inc. ^	106,200	8,345

Total Common Stocks (cost $185,349)		153,711

	Principal	Value
REPURCHASE AGREEMENT (3.8%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $6,116 on 11/03/2008 à •	$6,116	6,116

Total Repurchase Agreement (cost $6,116)		6,116

	Shares
SECURITIES LENDING COLLATERAL (25.2%)
State Street Navigator Securities Lending Trust — Prime Portfolio, 2.71% à ▲	40,055,670	40,056

Total Securities Lending Collateral (cost $40,056)		40,056

Total Investment Securities (cost $231,521) #		$199,883

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $39,145.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.00%, and a maturity date of 12/01/2019, and with a market value plus accrued interest of $6,239.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $231,906. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $8,112 and $40,135, respectively. Net unrealized depreciation for tax purposes is $32,023.
The notes to the financial statements are an integral part of this report.

Transamerica High Yield Bond
(unaudited)
MARKET ENVIRONMENT
The turmoil on Wall Street has now infected Main Street. What began as a sell-off in the small sub-prime mortgage market has snowballed into a global de-leveraging within the financial community. As underlying collateral erodes in price, asset write-downs have called many financial institutions’ capital adequacy into question. As these institutions struggle to maintain their balance sheet, the lifeline of credit to individuals and businesses alike has been all but terminated. The result has been a rapidly deteriorating real economy over the past few months with almost every economic indicator registering clear signs of impending recession.
The authorities have not been oblivious to the seizing-up of financial markets. All stops have been pulled out as the Federal Reserve Board (“Fed”) and US Treasury have introduced numerous and massive liquidity measures into the system to revive the ailing credit markets. The risk of a significant recession and an increasing number of defaults pose the most challenging risk to the portfolio over the next fiscal year.
PERFORMANCE
For the year ended October 31, 2008, Transamerica High Yield Bond Class A returned (25.46)%. By comparison, its benchmark, the Merrill Lynch High Yield Cash Pay Index (“Merrill Lynch High Yield”), returned (26.43)%.
STRATEGY REVIEW
The portfolio’s out-performance for the fiscal year versus Merrill Lynch High Yield was partially attributable to the portfolio’s underweight in CCC securities. For the year, we maintained the allocation to CCC securities in the range of 6-8% of portfolio assets, versus an 18-20% range of CCC securities for the benchmark. The Merrill Lynch CCC index under-performed BB’s by 15.5% and Single B’s by 12.0% during the one year period ended October 31, 2008.
The benefit from our over-weighting in higher rated securities was partially offset by underperformance of several sectors and securities. Negative sector contributors for the previous fiscal year include our over-weight in the gaming sector and underweight in wireless telecommunications. On an individual name basis, over-weight allocations to VeraSun Energy Corporation, R.H. Donnelley Corporation, Nuveen Investments, Inc., Idearc Inc., Smurfit-Stone Container Corporation, and The Bon-Ton Stores, Inc. hurt performance. Positive sector contributors include our underweight in automotive and banking, as well as an overweight in aerospace / defense.
We believe fundamentals will remain challenging over the next twelve months. Unemployment rates are increasing, consumers are retrenching, and profits are declining. The tight credit markets are forcing companies to re-evaluate all non-essential capital spending as access to capital is expensive for high quality companies and inaccessible for many lower quality high yield issuers. In addition, technicals in the high yield market remain very weak as aggressive selling by hedge funds and other levered investors force prices lower.
These weak fundamentals and technicals present a challenging backdrop for the high yield investing. However, the relentless selling has pushed valuations to levels never seen before in the high yield market. As of October 31, 2008, the high yield market is trading approximately 350bps wider than any previous time period.
Currently the portfolio is positioned relatively conservatively, with a low (6.2%) allocation to CCC securities. We believe this defensive positioning is prudent given the weak backdrop and forecast for defaults to increase dramatically from a low 3.1% trailing twelve month rate as of October 31, 2008. In addition, the BB and Single B sub-sectors appear to be the cheapest on a historical basis.
We believe our current strategy has the portfolio set to outperform in the current environment. However, we also believe the recent forced selling is creating opportunities and will look to capitalize on those opportunities as prices dramatically overshoot fair value.
David R. Halfpap, CFA
Bradley J. Beman, CFA, CPA
Benjamin D. Miller, CFA
Co-Portfolio Managers
AEGON USA Investment Management, LLC

Average Annual Total Return for Periods Ended 10/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Class A (NAV)	(25.46)%	(0.78)%	2.01%	6.61%	6/14/85
Class A (POP)	(28.96)%	(1.74)%	1.51%	6.39%	6/14/85
Merrill Lynch U.S. High Yield, Cash Pay(1)	(26.43)%	0.18%	2.88%	7.58%	6/14/85

Class B (NAV)	(26.04)%	(1.50)%	1.47%	3.05%	10/1/95
Class B (POP)	(29.50)%	(1.65)%	1.47%	3.05%	10/1/95

Class C (NAV)	(25.89)%	(1.47)%	N/A	1.76%	11/11/02
Class C (POP)	(26.59)%	(1.47)%	N/A	1.76%	11/11/02

Class I (NAV)	(25.05)%	N/A	N/A	(2.72)%	11/8/04

NOTES

(1)	The Merrill Lynch U.S. High Yield, Cash Pay Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 4.75% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
Investments in high-yield bonds (“junk bonds”) may be subject to greater volatility and risks as the income derived from these securities is not guaranteed and may be unpredictable. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$752.37	1.16%	$5.11
Hypothetical (b)	1,000.00	1,019.30	1.16	5.89

Class B
Actual	1,000.00	748.40	1.84	8.09
Hypothetical (b)	1,000.00	1,015.89	1.84	9.32

Class C
Actual	1,000.00	750.43	1.79	7.88
Hypothetical (b)	1,000.00	1,016.14	1.79	9.07

Class I
Actual	1,000.00	753.75	0.65	2.87
Hypothetical (b)	1,000.00	1,021.87	0.65	3.30

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.

GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Bond Credit Quality (Moody’s Ratings)
At October 31, 2008
(unaudited)
Credit Rating Definitions:

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa	Obligations rated Aa are judged to be of high quality, and are subject to very low credit risk, but their susceptibility to long-term risks appears somewhat greater.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk, but have elements present that suggest a susceptibility to impairment over the long term.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative, are subject to high credit risk, and have generally poor credit risk.

Caa	Obligations rated Caa are judged to be of poor standing, are subject to very high credit risk, and have extremely poor credit quality.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

NR	Not rated.

WR	Withdrawn rating.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Percentage breakdown of the NR category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
CORPORATE DEBT SECURITIES (92.8%)
Aerospace & Defense (2.6%)
Alliant Techsystems, Inc.
6.75%, due 04/01/2016	$5,110	$4,216
BE Aerospace, Inc.
8.50%, due 07/01/2018 ^	1,800	1,548
DRS Technologies, Inc.
6.88%, due 11/01/2013	2,725	2,698
L-3 Communications Corp.
6.13%, due 07/15/2013 ^	3,260	2,810
7.63%, due 06/15/2012	1,000	927
Auto Components (0.6%)
Lear Corp.
5.75%, due 08/01/2014 ^	3,955	1,582
TRW Automotive, Inc.
7.00%, due 03/15/2014 -144A ^ §	2,000	1,180
Automobiles (0.8%)
General Motors Corp.
7.13%, due 07/15/2013 ^	1,500	510
7.20%, due 01/15/2011 ^	5,265	2,132
8.25%, due 07/15/2023 ^	2,710	867
Beverages (1.8%)
Constellation Brands, Inc.
7.25%, due 09/01/2016	6,900	5,727
Cott Beverages USA, Inc.
8.00%, due 12/15/2011 ^	3,350	2,177
Building Products (1.3%)
Owens Corning, Inc.
7.00%, due 12/01/2036 *	3,690	2,337
Ply Gem Industries, Inc.
11.75%, due 06/15/2013	5,770	3,808
Capital Markets (0.3%)
Nuveen Investments, Inc.
10.50%, due 11/15/2015 -144A	4,310	1,164
Chemicals (2.4%)
Huntsman International LLC
7.38%, due 01/01/2015 ^ *	3,075	2,675
Huntsman LLC
11.63%, due 10/15/2010	965	955
Ineos Group Holdings PLC
8.50%, due 02/15/2016 -144A	2,570	951
Lyondellbasell Industries AF SCA
8.38%, due 08/15/2015 -144A	5,230	1,830
Noranda Aluminium Acquisition Corp.
6.83%, due 05/15/2015 *	1,800	810
Nova Chemicals Corp.
5.95%, due 11/15/2013 *	5,400	3,618
Commercial Banks (0.4%)
Wells Fargo Capital XV
9.75%, due 12/29/2049 Ž	2,000	1,940
Commercial Services & Supplies (1.0%)
Allied Waste North America, Inc.
7.88%, due 04/15/2013	4,905	4,562
Communications Equipment (0.3%)
Nortel Networks, Ltd.
9.00%, due 07/15/2011 *	1,230	667
10.75%, due 07/15/2016 -144A	1,820	960
Computers & Peripherals (1.0%)
Seagate Technology, Inc.
6.38%, due 10/01/2011	4,730	4,210
6.80%, due 10/01/2016	950	665
Consumer Finance (3.2%)
Ford Motor Credit Co. LLC
7.88%, due 06/15/2010	1,400	941
9.88%, due 08/10/2011 ^	8,575	5,404
GMAC LLC
6.75%, due 12/01/2014	10,164	5,133
7.25%, due 03/02/2011 ^	4,975	3,062
Containers & Packaging (3.4%)
Graphic Packaging International, Inc.
8.50%, due 08/15/2011 ^	5,885	4,914
Jefferson Smurfit Corp. US
8.25%, due 10/01/2012	7,745	3,950
Owens Brockway Glass Container, Inc.
6.75%, due 12/01/2014	5,535	4,788
8.25%, due 05/15/2013	2,000	1,870
Diversified Consumer Services (0.8%)
Service Corp. International
6.75%, due 04/01/2016	4,950	3,787
7.00%, due 06/15/2017	175	133
Diversified Financial Services (3.5%)
AES Red Oak LLC
9.20%, due 11/30/2029	2,125	1,817
CDX North America High Yield
8.88%, due 06/29/2013 -144A ^	10,000	8,300
Firekeepers Development Authority
13.88%, due 05/01/2015 -144A ^	2,800	1,988
Hawker Beechcraft Acquisition Company LLC
8.50%, due 04/01/2015	3,740	2,244
JPMorgan Chase & Co.
7.90%, due 04/30/2018 Ž	2,000	1,621
Diversified Telecommunication Services (5.9%)
Cincinnati Bell, Inc.
7.00%, due 02/15/2015	1,300	884
7.25%, due 07/15/2013	1,625	1,235
Fairpoint Communications, Inc.
13.13%, due 04/01/2018 -144A	5,020	3,539
Frontier Communications Corp.
6.63%, due 03/15/2015	1,360	972
9.00%, due 08/15/2031	5,415	2,924
Level 3 Financing, Inc.
9.25%, due 11/01/2014	2,500	1,425
Qwest Communications International, Inc.
7.50%, due 02/15/2014	7,515	5,130
Sprint Capital Corp.
6.90%, due 05/01/2019 ^	5,570	3,927
Telcordia Technologies, Inc.
8.50%, due 07/15/2012 -144A *	4,535	2,948
Windstream Corp.
8.63%, due 08/01/2016	5,250	3,964
Electric Utilities (2.5%)
Intergen NV
9.00%, due 06/30/2017 -144A	5,100	4,080
Ipalco Enterprises, Inc.
7.25%, due 04/01/2016 -144A	1,365	1,140
Texas Competitive Electric Holdings Co. LLC
10.25%, due 11/01/2015 -144A	8,545	6,516
The notes to the financial statements are an integral part of this report.

	Principal	Value
Electronic Equipment & Instruments (0.5%)
NXP BV / NXP Funding LLC
7.50%, due 10/15/2013 ^ *	$5,440	$2,394
Food & Staples Retailing (1.1%)
Supervalu, Inc.
7.50%, due 11/15/2014	6,000	4,920
Food Products (3.3%)
Dean Foods Co.
7.00%, due 06/01/2016 ^	4,550	3,458
Del Monte Corp.
6.75%, due 02/15/2015	1,075	887
8.63%, due 12/15/2012 *	3,190	2,887
Dole Food Co., Inc.
7.25%, due 06/15/2010	2,300	1,679
Smithfield Foods, Inc.
7.75%, due 07/01/2017 ^	6,775	4,308
Tyson Foods, Inc.
7.00%, due 05/01/2018	2,400	1,628
Health Care Equipment & Supplies (1.9%)
Boston Scientific Corp.
6.25%, due 11/15/2015 *	4,100	3,300
Cooper Cos., Inc.
7.13%, due 02/15/2015	3,145	2,516
Universal Hospital Services, Inc.
6.30%, due 06/01/2015 *	1,500	1,020
8.50%, due 06/01/2015	2,300	1,840
Health Care Providers & Services (5.6%)
Community Health Systems, Inc.
8.88%, due 07/15/2015 ^	8,250	6,909
HCA, Inc.
9.25%, due 11/15/2016 ^	8,875	7,544
Omnicare, Inc.
6.13%, due 06/01/2013	3,900	3,198
6.88%, due 12/15/2015	600	462
US Oncology, Inc.
9.00%, due 08/15/2012	8,975	7,449
Hotels, Restaurants & Leisure (5.6%)
Harrah’s Operating Co., Inc.
10.75%, due 02/01/2016 -144A §	9,750	3,169
Mashantucket Western Pequot Tribe
8.50%, due 11/15/2015 -144A	6,000	3,300
MGM Mirage, Inc.
5.88%, due 02/27/2014 ^	2,500	1,481
6.75%, due 04/01/2013 ^	3,000	1,875
7.50%, due 06/01/2016 ^	3,125	1,844
Mohegan Tribal Gaming Authority
7.13%, due 08/15/2014 ^	3,275	1,965
Royal Caribbean Cruises, Ltd.
7.00%, due 06/15/2013	4,850	3,371
Seminole Hard Rock Entertainment, Inc.
5.32%, due 03/15/2014 -144A *	5,955	3,930
Station Casinos, Inc.
6.00%, due 04/01/2012 ^	5,485	2,016
6.50%, due 02/01/2014 ^	2,620	285
Vail Resorts, Inc.
6.75%, due 02/15/2014 ^	1,325	1,014
Wynn Las Vegas Capital Corp.
6.63%, due 12/01/2014	2,200	1,623
Household Durables (3.4%)
Centex Corp.
4.55%, due 11/01/2010	1,400	1,092
5.25%, due 06/15/2015	925	546
5.70%, due 05/15/2014	2,000	1,340
DR Horton, Inc.
4.88%, due 01/15/2010	4,000	3,430
5.25%, due 02/15/2015	2,008	1,135
Jarden Corp.
7.50%, due 05/01/2017 ^	3,390	2,526
Meritage Homes Corp.
6.25%, due 03/15/2015	3,795	1,945
Pulte Homes, Inc.
5.20%, due 02/15/2015	2,000	1,240
7.88%, due 08/01/2011	2,500	2,119
Independent Power Producers & Energy Traders (3.3%)
Edison Mission Energy
7.50%, due 06/15/2013	3,725	3,138
7.75%, due 06/15/2016	2,000	1,605
LSP Energy, LP/LSP Batesville Funding Corp.
7.16%, due 01/15/2014	3,657	3,456
NRG Energy, Inc.
7.25%, due 02/01/2014	4,020	3,517
7.38%, due 01/15/2017	3,000	2,592
Insurance (0.2%)
American International Group, Inc.
8.25%, due 08/15/2018 -144A	2,000	824
IT Services (4.9%)
Aramark Corp.
8.50%, due 02/01/2015 ^	7,800	6,669
Broadridge Financial Solutions, Inc.
6.13%, due 06/01/2017	775	553
Ceridian Corp.
11.25%, due 11/15/2015 -144A	2,930	1,824
12.25%, due 11/15/2015 -144A Ω ^	325	202
DI Finance/Dyncorp International
9.50%, due 02/15/2013 -144A	1,700	1,458
9.50%, due 02/15/2013	3,305	2,826
SunGard Data Systems, Inc.
9.13%, due 08/15/2013	5,360	4,449
10.25%, due 08/15/2015	450	315
Unisys Corp.
8.00%, due 10/15/2012 ^	2,750	1,736
12.50%, due 01/15/2016	3,200	2,232
Machinery (0.7%)
Case New Holland, Inc.
7.13%, due 03/01/2014	4,225	3,148
Media (8.2%)
Cablevision Systems Corp.
8.00%, due 04/15/2012 ^ *	1,729	1,455
CCH I LLC / CCH I Capital Corp.
11.00%, due 10/01/2015 ^	4,075	1,834
Charter Communications Operating LLC
8.38%, due 04/30/2014 -144A	3,500	2,537
CSC Holdings, Inc.
7.63%, due 07/15/2018	4,850	3,520
8.50%, due 06/15/2015 -144A	2,925	2,472
DEX Media, Inc.
8.00%, due 11/15/2013	2,500	550
The notes to the financial statements are an integral part of this report.

	Principal	Value
Media (continued)
DIRECTV Financing Co.
7.63%, due 05/15/2016 -144A	$2,035	$1,709
8.38%, due 03/15/2013	3,850	3,609
Echostar DBS Corp.
6.63%, due 10/01/2014	3,740	3,001
7.00%, due 10/01/2013	1,045	867
7.75%, due 05/31/2015	3,080	2,502
Idearc, Inc.
8.00%, due 11/15/2016 ^	7,855	1,090
Intelsat Corp.
9.25%, due 06/15/2016 -144A	2,715	2,253
Intelsat Subsidiary Holding Co., Ltd.
8.50%, due 01/15/2013 -144A	1,420	1,235
Knight-Ridder, Inc.
5.75%, due 09/01/2017	1,675	486
Lamar Media Corp.
6.63%, due 08/15/2015	1,525	1,121
Liberty Media LLC
5.70%, due 05/15/2013 ^	2,500	1,739
Medianews Group, Inc.
6.88%, due 10/01/2013	1,500	142
Quebecor Media, Inc.
7.75%, due 03/15/2016	1,250	866
RH Donnelley Corp.
8.88%, due 10/15/2017 ^	90	19
11.75%, due 05/15/2015 -144A ^	8,507	3,318
Univision Communications, Inc.
9.75%, due 03/15/2015 -144A §	2,325	477
Videotron Ltee
6.88%, due 01/15/2014	1,825	1,515
Metals & Mining (0.6%)
Steel Dynamics, Inc.
7.38%, due 11/01/2012	3,950	2,938
Multiline Retail (0.2%)
Bon-Ton Department Stores, Inc.
10.25%, due 03/15/2014 ^	5,125	820
Multi-Utilities (0.3%)
CMS Energy Corp.
6.55%, due 07/17/2017	840	644
6.88%, due 12/15/2015	1,340	1,096
Oil, Gas & Consumable Fuels (10.7%)
Chesapeake Energy Corp.
6.88%, due 01/15/2016	2,000	1,605
7.00%, due 08/15/2014 ^	3,400	2,728
7.25%, due 12/15/2018	830	627
7.63%, due 07/15/2013	100	85
Cimarex Energy Co.
7.13%, due 05/01/2017	1,295	1,036
Connacher Oil And Gas, Ltd.
10.25%, due 12/15/2015 -144A	2,480	1,736
Dynegy Holdings, Inc.
7.50%, due 06/01/2015	2,975	2,172
7.75%, due 06/01/2019	4,440	2,975
El Paso Corp.
6.88%, due 06/15/2014	1,060	844
7.25%, due 06/01/2018 ^	3,100	2,325
Forest Oil Corp.
7.25%, due 06/15/2019 -144A	2,000	1,360
7.75%, due 05/01/2014	275	220
Kinder Morgan Finance Co.
5.70%, due 01/05/2016 ^	5,810	4,503
Mariner Energy, Inc.
8.00%, due 05/15/2017	1,555	917
Newfield Exploration Co.
6.63%, due 09/01/2014	2,175	1,680
7.13%, due 05/15/2018 ^	295	208
Opti Canada, Inc.
7.88%, due 12/15/2014	2,500	1,500
8.25%, due 12/15/2014	800	476
Peabody Energy Corp.
6.88%, due 03/15/2013	1,350	1,185
7.38%, due 11/01/2016	5,220	4,411
Pioneer Natural Resources Co.
6.65%, due 03/15/2017	3,225	2,429
Plains Exploration & Production Co.
7.00%, due 03/15/2017	1,700	1,113
7.75%, due 06/15/2015	3,450	2,518
Roseton/Danskammer
7.67%, due 11/08/2016	800	601
Sandridge Energy, Inc.
8.00%, due 06/01/2018 -144A	1,530	1,017
Tesoro Corp.
6.25%, due 11/01/2012	4,775	3,653
6.63%, due 11/01/2015 ^	675	459
Verasun Energy Corp.
9.38%, due 06/01/2017 ^ Џ	4,325	368
9.88%, due 12/15/2012 ^ Џ	3,140	1,287
Whiting Petroleum Corp.
7.00%, due 02/01/2014	3,830	2,719
Paper & Forest Products (4.2%)
Abitibi-Consolidated, Inc.
8.55%, due 08/01/2010 ^	1,460	365
8.85%, due 08/01/2030 ^	5,015	928
13.75%, due 04/01/2011 -144A	3,200	2,528
Boise Cascade LLC
7.13%, due 10/15/2014	896	502
Domtar Corp.
7.88%, due 10/15/2011	5,720	4,919
Georgia-Pacific LLC
7.00%, due 01/15/2015 -144A	7,825	5,751
7.13%, due 01/15/2017 -144A	1,153	801
Newpage Corp.
10.00%, due 05/01/2012	1,500	1,020
Westvaco Corp.
8.20%, due 01/15/2030 ^	2,300	1,837
Real Estate Investment Trusts (0.5%)
Host Hotels & Resorts, Inc.
7.13%, due 11/01/2013 ^	3,155	2,477
Real Estate Management & Development (0.4%)
Realogy Corp.
10.50%, due 04/15/2014 ^	5,305	1,698
Road & Rail (1.8%)
Avis Budget Car Rental
7.75%, due 05/15/2016 ^ *	6,020	2,197
Hertz Corp.
8.88%, due 01/01/2014	4,150	3,029
Kansas City Southern Railway
8.00%, due 06/01/2015	3,235	2,661
The notes to the financial statements are an integral part of this report.

	Principal	Value
Semiconductors & Semiconductor Equipment (1.4%)
Freescale Semiconductor, Inc.
8.88%, due 12/15/2014	$7,345	$3,269
Spansion, Inc.
5.94%, due 06/01/2013 -144A *	3,960	851
Stats ChipPAC, Ltd.
6.75%, due 11/15/2011	2,750	2,337
Software (0.6%)
First Data Corp.
9.88%, due 09/24/2015	4,136	2,647
Textiles, Apparel & Luxury Goods (1.3%)
Levi Strauss & Co.
8.88%, due 04/01/2016 ^	1,200	786
9.75%, due 01/15/2015 ^	7,480	5,236
Wireless Telecommunication Services (0.3%)
Nextel Communications, Inc.
6.88%, due 10/31/2013	2,225	1,268

Total Corporate Debt Securities (cost $601,570)		424,030

REPURCHASE AGREEMENT (3.9%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $17,823 on 11/03/2008. ◊ •	17,823	17,823

Total Repurchase Agreement (cost $17,823)		17,823

	Shares
SECURITIES LENDING COLLATERAL (14.6%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊ ▲	66,811,083	66,811

Total Securities Lending Collateral (cost $66,811)		66,811

Total Investment Securities (cost $686,204)		$508,664

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $65,402.

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

Ž	The security has a perpetual maturity. The date shown is the next call date.

Ω	Payment in-kind.

Џ	In default.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 4.00%, and a maturity date of 06/01/2014, and with a market value plus accrued interest of $18,179.

§	Illiquid. At 10/31/2008, these securities aggregated $4,826, or 1.06% of the Fund’s net assets.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $686,319. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $919 and $178,574, respectively. Net unrealized depreciation for tax purposes is $177,655.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $77,348, or 16.89% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Legg Mason Partners All Cap
(unaudited)
MARKET ENVIRONMENT
The stock market experienced rising volatility during the last fiscal year, with this reaching very high levels toward the end of the year. Concerns over the financial conditions within the banking and financial services sectors led to sharp declines in most stock indices. Exacerbating the decline in equity values were the actions of hedge funds which apparently had to liquidate some of their major holdings in the last quarter of fiscal 2008.
Outside of the financial services sector, many companies are in the strongest cash and financial positions in history. There is a long list of publicly traded corporations whose enterprise values are less than equal to 90% of the total value of their common stocks. In other words, many companies have at least a net cash position of 10% of the value of their shares outstanding. Because of this, the market performance of many companies seemed divorced from reality as the fiscal year wore on. Economic uncertainties accounted for some of this but we believe the action of hedge funds was equally or more important. In recent years, hedge funds have made up an increasing percentage of daily trading and often times their focus is short-term in nature. The use of leverage by many hedge funds accentuated their effect on the stock market, especially during the third quarter in 2008.
Our principal response was to do our best to avoid the “problem companies” in fiscal 2008. In the last market cycle (2001-2002), the poster children for bad corporate behavior were Enron Corporation, WorldCom, and Adelphia Communications Corporation. During 2008, The Bear Stearns Companies Inc., American International Group, Inc., Lehman Brothers Holdings Inc., Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”), the latter two Government Sponsored Enterprises all declared bankruptcy or were forced into receivership. We held none of these companies in the portfolio during the periods leading up to their bankruptcies.
With the stock market focusing on the credit and liquidity problems in the banking sector, we focused on those companies whose balance sheets were strong and whose longer term business prospects were sound, in our opinion. Although we are an all-cap manager, analysis suggested that larger companies represented a very attractive segment of the market on both relative and absolute basis. Larger companies seem as cheap as they have been at any time in the last 25 years. They now make up a larger percentage of our portfolios than at any time in the last 5 years.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Legg Mason Partners All Cap Class A returned (35.81)%. By comparison, its benchmark, the Russell 3000 Index, returned (36.60)%.
STRATEGY REVIEW
For the fiscal year, stock selection in the financials and consumer staples sectors contributed to absolute performance while energy and information technology sectors detracted the most from absolute performance.
The top stock contributors to portfolio performance during the fiscal year were Wal-Mart Stores, Inc. (“Wal-Mart”), The Chubb Corporation (“Chubb”), Visa Inc., Verisign Inc., and AirTran Holdings Inc. The largest detractors from performance were Motorola, Inc.,Vodafone Group Plc — ADS, General Electric Company, Merrill Lynch & Co., Inc., and Samsung Electronics Co., Ltd. GDR (“Samsung”).
John J. Goode
Peter J. Hable
Co-Portfolio Managers
ClearBridge Advisors, LLC

Average Annual Total Return for Periods Ended 10/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Class A (NAV)	(35.81)%	(1.12)%	3.47%	3/1/99
Class A (POP)	(39.33)%	(2.23)%	2.87%	3/1/99
Russell 3000(1)	(36.60)%	0.46%	(0.15)%	3/1/99

Class B (NAV)	(36.18)%	(1.78)%	2.91%	3/1/99
Class B (POP)	(39.06)%	(1.93)%	2.91%	3/1/99

Class C (NAV)	(36.17)%	(1.74)%	3.21%	11/11/02
Class C (POP)	(36.75)%	(1.74)%	3.21%	11/11/02

NOTES

(1)	The Russell 3000 Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$692.91	1.55%	$6.60
Hypothetical (b)	1,000.00	1,017.34	1.55	7.86

Class B
Actual	1,000.00	690.95	2.20	9.35
Hypothetical (b)	1,000.00	1,014.08	2.20	11.14

Class C
Actual	1,000.00	691.43	2.11	8.97
Hypothetical (b)	1,000.00	1,014.53	2.11	10.68

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (100.0%)
Aerospace & Defense (5.6%)
Boeing Co.	21,270	$1,112
Honeywell International, Inc.	37,120	1,130
Raytheon Co.	40,360	2,063
Air Freight & Logistics (2.2%)
United Parcel Service, Inc. -Class B ^	31,900	1,684
Building Products (0.4%)
Simpson Manufacturing Co., Inc. ^	13,130	302
Capital Markets (1.3%)
Franklin Resources, Inc. ^	14,380	978
Chemicals (1.6%)
E.I. duPont de Nemours & Co. ^	39,250	1,256
Commercial Banks (4.6%)
Comerica, Inc. ^	35,170	970
East-West Bancorp, Inc. ^	18,105	314
State Street Corp. ◊	41,760	1,810
Synovus Financial Corp.	47,700	493
Communications Equipment (2.2%)
Cisco Systems, Inc. ‡	80,240	1,426
Telefonaktiebolaget LM Ericsson ADR ^	48,900	346
Computers & Peripherals (2.2%)
International Business Machines Corp. ^	17,980	1,672
Construction & Engineering (0.3%)
Perini Corp. ‡ ^	10,900	207
Consumer Finance (1.1%)
American Express Co.	30,750	846
Diversified Financial Services (4.8%)
Bank of America Corp. ^	35,700	863
JPMorgan Chase & Co.	68,860	2,840
Energy Equipment & Services (6.7%)
Baker Hughes, Inc. ^	32,500	1,136
Halliburton Co. ^	55,880	1,106
Schlumberger, Ltd. ^	28,340	1,464
Transocean, Inc. ^	6,936	571
Weatherford International, Ltd. ‡	53,120	897
Food & Staples Retailing (3.7%)
Wal-Mart Stores, Inc. ^	50,760	2,833
Food Products (4.1%)
Kraft Foods, Inc. -Class A ^	44,846	1,307
Unilever PLC ADR ^	41,609	939
Unilever PLC	41,575	934
Industrial Conglomerates (3.5%)
General Electric Co.	72,020	1,405
McDermott International, Inc. ‡	74,590	1,278
Insurance (5.3%)
Allied World Assurance Co. Holdings, Ltd.	15,670	502
Chubb Corp. ^	68,310	3,540
Internet Software & Services (1.4%)
eBay, Inc. ‡ ^	70,860	1,082
Life Sciences Tools & Services (1.0%)
ENZO Biochem, Inc. ‡ ^	136,137	785
Machinery (2.5%)
Caterpillar, Inc. ^	24,070	919
Dover Corp.	25,610	814
PACCAR, Inc. ^	6,000	175
Media (4.6%)
Time Warner, Inc. ^	137,170	1,384
Walt Disney Co. ^	82,840	2,146
Metals & Mining (1.4%)
Barrick Gold Corp.	37,290	847
Nucor Corp.	5,700	231
Oil, Gas & Consumable Fuels (4.4%)
Anadarko Petroleum Corp.	27,740	979
Chevron Corp.	9,960	743
ConocoPhillips	8,320	433
Exxon Mobil Corp. ^	12,760	946
Murphy Oil Corp. ^	3,800	192
Paper & Forest Products (1.1%)
Weyerhaeuser Co. ^	22,820	872
Pharmaceuticals (12.9%)
Abbott Laboratories	43,170	2,381
Johnson & Johnson	35,190	2,159
Merck & Co., Inc. ^	33,558	1,039
Novartis AG ADR	50,270	2,563
Wyeth	58,390	1,879
Professional Services (0.2%)
Robert Half International, Inc. ^	9,900	187
Real Estate Investment Trusts (0.1%)
LaSalle Hotel Properties	4,800	68
Semiconductors & Semiconductor Equipment (11.6%)
Applied Materials, Inc. ^	140,270	1,811
Novellus Systems, Inc. ‡ ^	63,030	996
Samsung Electronics Co., Ltd. -144A GDR	13,300	2,736
Taiwan Semiconductor Manufacturing Co., Ltd. ADR	159,057	1,314
Texas Instruments, Inc.	102,470	2,004
Verigy, Ltd. ‡ ^	10,941	159
Software (3.1%)
Citrix Systems, Inc. ‡ ^	9,100	234
Lawson Software, Inc. ‡ ^	39,190	208
Microsoft Corp.	87,390	1,951
Specialty Retail (4.0%)
Gap, Inc. ^	56,030	725
Home Depot, Inc. ^	84,970	2,004
Penske Auto Group, Inc. ^	22,600	185
Williams-Sonoma, Inc. ^	26,160	217
Wireless Telecommunication Services (2.1%)
Vodafone Group PLC ADR	85,687	1,651

Total Common Stocks (cost $87,783)		77,243

	Principal
REPURCHASE AGREEMENT (0.2%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $183 on 11/03/2008 ◊ •	$183	183

Total Repurchase Agreement (cost $183)		183

	Shares
SECURITIES LENDING COLLATERAL (25.9%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊▲	19,953,111	19,953

Total Securities Lending Collateral (cost $19,953)		19,953

Total Investment Securities (cost $107,919) #		$97,379

The notes to the financial statements are an integral part of this report.

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $19,464.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.00%, and a maturity date of 12/01/2019, and with a market value plus accrued interest of $187.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $108,125. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $5,738 and $16,484, respectively. Net unrealized depreciation for tax purposes is $10,746.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $2,736, or 3.54% of the Fund’s net assets.

ADR	American Depositary Receipt

GDR	Global Depositary Receipt

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Money Market
UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$1,008.96	0.83%	$4.19
Hypothetical (b)	1,000.00	1,020.96	0.83	4.22

Class B
Actual	1,000.00	1,005.64	1.48	7.46
Hypothetical (b)	1,000.00	1,017.70	1.48	7.51

Class C
Actual	1,000.00	1,005.81	1.48	7.46
Hypothetical (b)	1,000.00	1,017.70	1.48	7.51

Class I
Actual	1,000.00	1,010.62	0.48	2.43
Hypothetical (b)	1,000.00	1,022.72	0.48	2.44

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Industry
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Industry of the Fund’s total investment securities.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
COMMERCIAL PAPER (100.1%)
Beverages (3.5%)
Coca-Cola Co.
1.90%, due 01/08/2009	$3,550	$3,537
2.25%, due 01/06/2009	5,900	5,876
Capital Markets (0.6%)
Merrill Lynch & Co., Inc.
2.75%, due 11/25/2008	1,500	1,497
Commercial Banks (22.2%)
Barclays Bank PLC
2.76%, due 11/13/2008	3,400	3,397
3.12%, due 11/24/2008	5,700	5,689
3.25%, due 11/18/2008	2,200	2,197
4.23%, due 11/14/2008	2,100	2,097
Canadian Imperial Holdings, Inc.
2.81%, due 11/05/2008	1,800	1,799
Royal Bank of Scotland PLC
2.63%, due 11/04/2008	3,400	3,399
2.75%, due 11/06/2008	1,900	1,899
2.85%, due 12/05/2008 - 12/10/2008	8,200	8,171
State Street Corp.
2.75%, due 11/26/2008	1,100	1,098
3.50%, due 11/17/2008 - 11/18/2008 ◊	12,300	12,281
Toronto-Dominion Holdings USA, Inc.
2.68%, due 11/17/2008 - 144A	2,000	1,998
UBS Finance, Inc.
2.80%, due 11/10/2008	1,800	1,799
3.16%, due 11/28/2008	3,900	3,891
3.65%, due 12/04/2008	2,900	2,890
4.05%, due 11/17/2008	4,800	4,791
Wells Fargo & Co.
2.59%, due 11/12/2008	2,500	2,498
Commercial Services & Supplies (1.8%)
Pitney Bowes, Inc.
2.05%, due 01/05/2009 - 144A	4,800	4,782
Computers & Peripherals (4.4%)
Hewlett-Packard Co.
2.20%, due 11/04/2008 - 11/10/2008 -144A	5,400	5,398
2.30%, due 11/03/2008 - 144A	6,600	6,599
Diversified Financial Services (55.5%)
Alpine Securitization
3.00%, due 11/13/2008 - 144A	4,750	4,745
3.25%, due 11/12/2008 - 144A	7,200	7,193
3.75%, due 12/03/2008 - 144A	1,400	1,395
American Honda Finance Corp.
2.25%, due 12/02/2008 - 12/03/2008	13,350	13,323
Bank of America Corp.
2.66%, due 11/03/2008	1,150	1,150
2.67%, due 12/09/2008	1,600	1,595
3.43%, due 12/15/2008	2,700	2,689
Caterpillar Financial Services Corp.
1.75%, due 11/10/2008 - 11/12/2008	3,000	2,998
1.80%, due 11/17/2008 - 11/20/2008	10,300	10,291
Ciesco LLC
2.75%, due 12/01/2008 - 144A	8,800	8,780
2.78%, due 11/04/2008 - 144A	500	500
3.00%, due 11/25/2008 - 144A	4,200	4,192
General Electric Capital Corp.
2.52%, due 11/20/2008	1,950	1,947
2.75%, due 11/24/2008 - 12/05/2008	8,500	8,483
MetLife Funding, Inc.
2.25%, due 12/03/2008	5,000	4,990
2.55%, due 11/21/2008	6,600	6,591
Old Line Funding LLC
2.70%, due 11/06/2008 - 144A	290	290
2.77%, due 11/07/2008 - 11/21/2008 -144A	4,450	4,447
3.50%, due 11/19/2008 - 144A	2,400	2,396
3.70%, due 11/17/2008 - 144A	1,300	1,298
4.10%, due 11/04/2008 - 144A	3,100	3,099
PACCAR Financial Corp.
2.05%, due 11/07/2008	5,800	5,798
2.15%, due 11/05/2008 - 11/10/2008	7,500	7,498
Rabobank USA Financial Corp.
2.20%, due 11/24/2008	1,600	1,598
2.68%, due 11/25/2008	5,500	5,490
3.20%, due 11/20/2008	6,300	6,289
Ranger Funding Co. LLC
2.58%, due 11/06/2008 - 144A	1,700	1,699
2.74%, due 11/19/2008 - 144A	2,200	2,197
2.75%, due 11/18/2008 - 144A	2,550	2,547
Toyota Motor Credit Corp.
2.52%, due 11/21/2008	1,550	1,548
2.85%, due 11/14/2008	5,700	5,694
3.00%, due 11/13/2008	5,700	5,694
Wal-Mart Funding Corp.
2.50%, due 11/18/2008 - 144A	13,350	13,334
Diversified Telecommunication Services (4.8%)
AT&T, Inc.
2.00%, due 12/04/2008 - 144A	8,250	8,235
2.10%, due 01/07/2009 - 144A	5,000	4,980
Food Products (2.9%)
Nestle Capital Corp.
2.17%, due 11/14/2008 - 144A	7,850	7,844
Multiline Retail (4.4%)
Walgreen Co.
1.75%, due 11/03/2008 - 144A	4,000	4,000
1.95%, due 11/06/2008 - 144A	4,100	4,099
2.00%, due 11/05/2008 - 144A	3,750	3,749

Total Commercial Paper (cost $272,268)		272,268

REPURCHASE AGREEMENT (0.7%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $1,865 on 11/03/2008 ◊ •	1,865	1,865

Total Repurchase Agreement (cost $1,865)		1,865

Total Investment Securities (cost $274,133) #		$274,133

The notes to the financial statements are an integral part of this report.

NOTES TO SCHEDULE OF INVESTMENTS:

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.89%, and a maturity date of 01/01/2037, and with a market value plus accrued interest of $1,905.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

#	Aggregate cost for federal income tax purposes is $274,133.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $109,796, or 40.38% of the Fund’s net assets.

LLC	Limited Liability Company

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Science & Technology
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. The Dow Jones US Technology Index (“DJ Technology”) declined 40.90%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. This made it more difficult for companies to fund payroll, inventory and other near-term expenses in the face of high borrowing costs. Consumers, who already were feeling the effects of higher energy and food prices and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown rose.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Science & Technology Class A returned (48.18)%. By comparison, its benchmark, the DJ Technology, returned (40.90)%.
STRATEGY REVIEW
We position the portfolio to benefit from at least one of several long-term secular trends that we believe can be the source of strong growth for a company. Among these are the digitization of media for mass consumer adoption, and development and delivery of alternative energy and other environmental sustainability projects. Other trends underlying our stock selections are the unique application of technology to gain a competitive edge and the development of biotechnology products and treatments that improve the quality and efficacy of health care.
Despite our focus on these secular growth trends, the stocks in the portfolio were generally unable to withstand the broad-scale sell-off of technology stocks that occurred during the period. Driving that sell-off were hedge funds and other major holders of technology stocks that were forced to sell securities in order to raise capital.
The largest detractors from performance were technology sector holdings (e.g., SiRF Technology Holdings, Inc. (“SiRF”) and SunPower Corporation (“SunPower”)). We sold SiRF, a maker of global positioning systems (“GPS”) semiconductor chips, when it became apparent that the commoditization of GPS chips was occurring more rapidly than we anticipated. SunPower is a manufacturer and installer of solar power technologies. Its stock price fluctuated widely during the period as sales were affected by customers’ difficulty in obtaining financing and investors worried about the future of government subsidies for alternative energy. We maintained the position, in the belief that there will be aggressive pursuit of alternative energy technologies in the coming years.
These declines were partially offset by our overweighting and stock selection in the health care sector (e.g., NuVasive, Inc. (“NuVasive”) and Gilead Sciences, Inc. (“Gilead”)). NuVasive, a medical device company, is benefiting from advancements in spinal surgery techniques. Further, its business is relatively immune from cyclical economic trends. Gilead, a biopharmaceutical company working on treatments for cures to life-threatening diseases, has benefited from competitors’ mergers, which reduced its competition.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector, the biggest government intervention in the financial system since the 1930s, should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Kirk J. Kim
Joshua D. Shaskan, CFA
Jeffrey J. Hoo, CFA
Erik U. Rollé
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to March 1, 2008, Gary V. Rollé, CFA was also a co-portfolio manager.

Average Annual Total Return for Periods Ended 10/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Class A (NAV)	(48.18)%	(3.63)%	(13.50)%	7/14/00
Class A (POP)	(51.03)%	(4.72)%	(14.08)%	7/14/00
Dow Jones U.S. Technology(1)	(40.90)%	(2.59)%	(12.97)%	7/14/00

Class B (NAV)	(48.56)%	(4.30)%	(14.11)%	7/14/00
Class B (POP)	(51.04)%	(4.48)%	(14.11)%	7/14/00

Class C (NAV)	(48.46)%	(4.29)%	2.37%	11/11/02
Class C (POP)	(48.96)%	(4.29)%	2.37%	11/11/02

Class I (NAV)	(47.93)%	N/A	(8.79)%	11/15/05

NOTES

(1)	The Dow Jones U.S. Technology Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$646.92	1.53%	$6.33
Hypothetical (b)	1,000.00	1,017.44	1.53	7.76

Class B
Actual	1,000.00	644.23	2.18	9.01
Hypothetical (b)	1,000.00	1,014.18	2.18	11.04

Class C
Actual	1,000.00	645.78	2.18	9.02
Hypothetical (b)	1,000.00	1,014.18	2.18	11.04

Class I
Actual	1,000.00	647.98	0.93	3.85
Hypothetical (b)	1,000.00	1,020.46	0.93	4.72

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (91.9%)
Auto Components (1.3%)
BorgWarner, Inc. ^	29,793	$669
Biotechnology (4.7%)
Gilead Sciences, Inc. ‡	54,800	2,513
Communications Equipment (11.2%)
F5 Networks, Inc. ‡	55,500	1,378
Polycom, Inc. ‡ ^	120,000	2,521
Qualcomm, Inc.	33,000	1,263
Research In Motion, Ltd. ‡ ^	15,500	782
Computers & Peripherals (10.4%)
Apple, Inc. ‡	21,935	2,360
Data Domain, Inc. ‡ ^	53,000	978
EMC Corp. ‡ ^	124,500	1,467
Hewlett-Packard Co.	21,000	804
Diversified Financial Services (3.3%)
CME Group, Inc. -Class A ^	6,300	1,778
Diversified Telecommunication Services (2.7%)
AT&T, Inc.	54,100	1,448
Electrical Equipment (3.7%)
Fuelcell Energy, Inc. ‡ ^	170,800	816
Sunpower Corp. -Class A ‡ ^	29,500	1,152
Electronic Equipment & Instruments (6.4%)
FLIR Systems, Inc. ‡ ^	70,000	2,247
Itron, Inc. ‡ ^	24,000	1,164
Health Care Equipment & Supplies (6.4%)
Intuitive Surgical, Inc. ‡ ^	9,700	1,676
NuVasive, Inc. ‡ ^	38,000	1,789
Internet & Catalog Retail (4.2%)
Amazon.com, Inc. ‡ ^	39,000	2,232
Internet Software & Services (10.4%)
Equinix, Inc. ‡ ^	17,000	1,061
Google, Inc. -Class A ‡	8,800	3,162
Omniture, Inc. ‡ ^	67,000	770
Vocus, Inc. ‡ ^	34,538	581
Machinery (1.7%)
Tennant Co. ^	35,500	891
Software (20.8%)
Activision Blizzard, Inc. ‡	108,000	1,346
Adobe Systems, Inc. ‡ ^	71,000	1,891
Informatica Corp. ‡ ^	117,000	1,644
Macrovision Solutions Corp. ‡ ^	129,500	1,435
Nintendo Co., Ltd. ADR	30,200	1,178
Nuance Communications, Inc. ‡ ^	140,000	1,281
Salesforce.com, Inc. ‡ ^	52,500	1,625
Ultimate Software Group, Inc. ‡ ^	56,500	753
Wireless Telecommunication Services (4.7%)
Metropcs Communications, Inc. ‡ ^	129,300	1,777
NII Holdings, Inc. ‡ ^	29,600	762

Total Common Stocks (cost $64,224)		49,194

	Principal
REPURCHASE AGREEMENT (8.1%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $4,323 on 11/03/2008 ◊ •	$4,323	4,323

Total Repurchase Agreement (cost $4,323)		4,323

	Shares
SECURITIES LENDING COLLATERAL (24.7%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊ ▲	13,233,517	13,234

Total Securities Lending Collateral (cost $13,234)		13,234

Total Investment Securities (cost $81,781) #		$66,751

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $12,875.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 5.00%, and a maturity date of 02/01/2019, and with a market value plus accrued interest of $4,409.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $81,838. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $3,186 and $18,273, respectively. Net unrealized depreciation for tax purposes is $15,087.

DEFINITION:

ADR	American Depositary Receipt
The notes to the financial statements are an integral part of this report.

Transamerica Short-Term Bond
(unaudited)
MARKET ENVIRONMENT
In the twelve months ended October 31, 2008, conditions in the economy and credit markets deteriorated, creating a very unstable environment for bond investors. What began as concerns about securities related to defaulting sub-prime mortgages escalated into a credit and economic crises. Overnight lending between banks, a vital part of maintaining the flow of capital in the financial system, was disrupted as banks increasingly worried about undisclosed risks from exotic securities and the financial strength and stability of other banks. As credit problems multiplied, financial institutions focused on preserving capital and were more selective about lending, making it more difficult for business and consumers to attain credit.
The risk aversion eventually spread from Wall Street to Main Street, where it added to growing problems on the economic front. Throughout the period, the housing market continued to deteriorate, while commodity prices were volatile. Rising unemployment, coupled with lack of wage growth and tighter credit conditions, caused consumers to rein in their spending. The reduction in consumer spending, which is the backbone of the US economy, exacerbated problems further.
The Federal Reserve Board (“Fed”) and the US government intervened on several occasions, taking unprecedented measures to curb the crises, improve liquidity, and stimulate the economy. Among the many initiatives were new government-guaranteed loans, larger and more varied lending facilities for banks, and the takeover of major financial institutions. Even with the government’s intervention, the expectations of a global economic slowdown and US recession rose. Nearing the end of the period, investors flocked to the relative safety of US government debt. While treasury yields declined, concerns over corporate profitability in a slowing economy coupled with reduced liquidity caused the risk premiums to increase for most non-government securities. As this risk premium increased, prices for most non-government securities rose less than Treasuries and in some cases prices fell.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Short-Term Bond Class A returned (1.70)%. By comparison, its benchmark, the Merrill Lynch US Corporate & Government 1-3 Year Index (“MLCG”), returned 3.97%.
STRATEGY REVIEW
Throughout the period, the portfolio generated competitive yields, aided by an overweighting in corporate bonds, an area where yields generally rose. However, as the market tumult came to a head and yield spreads between government and corporate bonds grew, this overweighting hindered performance even though we reduced our exposure to corporates throughout the period. The below-index duration of the portfolio made it less sensitive than the index to changes in interest rates. Therefore, it did not benefit as much as the index when bonds yields fell and bond prices, which move opposite to yields, rose. Helping to mitigate the underperformance were two factors. We were selective in our corporate bond positions, and had no exposure to sub-prime securities. Additionally, as corporate issues matured later in the period, we invested the proceeds into government agency mortgage-backed securities (“MBS”).
Agency MBS were less volatile than other fixed-income securities because the government, in taking over the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), had strengthened its implied guarantee of these securities.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector, combined with several other government actions, should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Greg D. Haendel, CFA
Derek S. Brown, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Heidi Y. Hu, CFA was also a co-portfolio manager.

Average Annual Total Return for Periods Ended 10/31/2008

		From	Inception
	1 Year	Inception	Date
Class I (NAV)	(1.22)%	2.09%	11/8/04
Merrill Lynch U.S. Corporate & Government, 1-3 Yrs(1)	3.97%	3.97%	11/1/07

Class A (NAV)	(1.70)%	(1.70)%	11/1/07
Class A (POP)	(4.19)%	(4.19)%	11/1/07

Class C (NAV)	(2.43)%	(2.43)%	11/1/07
Class C (POP)	(3.37)%	(3.37)%	11/1/07

NOTES

(1)	The Merrill Lynch U.S. Corporate & Government, 1-3 Yrs Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot invest directly in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 2.5% for A shares or 1% (during the first 12 months) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$972.84	1.13%	$5.60
Hypothetical (b)	1,000.00	1,019.46	1.13	5.74

Class C
Actual	1,000.00	968.80	1.78	8.81
Hypothetical (b)	1,000.00	1,016.19	1.78	9.02

Class I
Actual	1,000.00	974.04	0.70	3.47
Hypothetical (b)	1,000.00	1,021.62	0.70	3.56

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.

GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Bond Credit Quality (Moody’s ratings)
At October 31, 2008
(unaudited)
Credit Rating Definitions:

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa	Obligations rated Aa are judged to be of high quality, and are subject to very low credit risk, but their susceptibility to long-term risks appears somewhat greater.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk, but have elements present that suggest a susceptibility to impairment over the long term.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative, are subject to high credit risk, and have generally poor credit risk.

Caa	Obligations rated Caa are judged to be of poor standing, are subject to very high credit risk, and have extremely poor credit quality.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

NR	Not rated.

WR	Withdrawn rating.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Percentage breakdown of the NR category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT AGENCY OBLIGATIONS (28.7%)
Fannie Mae
4.50%, due 03/25/2017 - 04/25/2030	$22,933	$22,760
5.00%, due 10/25/2032 - 06/25/2034	19,556	19,297
5.50%, due 03/25/2026	8,945	8,979
5.92%, due 07/01/2037 *	6,391	6,479
Freddie Mac
3.75%, due 12/15/2011	5,728	5,705
4.00%, due 10/15/2029	5,382	5,262
4.50%, due 02/15/2027	5,825	5,851
4.82%, due 06/01/2035 *	9,427	9,388
5.00%, due 06/15/2027 - 11/15/2032	22,985	22,854
5.50%, due 04/15/2024 - 01/15/2029	13,767	13,948
5.51%, due 08/01/2037 *	4,211	4,253
5.55%, due 02/01/2038 *	6,586	6,628
5.71%, due 03/01/2037 *	7,218	7,314
Ginnie Mae
4.50%, due 01/17/2033	6,343	6,329

Total U.S. Government Agency Obligations (cost $144,640)		145,047

MORTGAGE-BACKED SECURITIES (3.6%)
Crown Castle Towers LLC
Series 2006-1A, Class C
5.47%, due 11/15/2036 -144A	5,000	4,538
Global Signal Trust
Series 2004-2A, Class D
5.09%, due 12/15/2014 -144A	9,750	9,309
SBA CMBS Trust
Series 2006-1A, Class E
6.17%, due 11/15/2036 -144A	5,000	4,201

Total Mortgage-Backed Securities (cost $19,611)		18,048

ASSET-BACKED SECURITIES (1.8%)
USAA Auto Owner Trust
Series 2007-2, Class A3
4.90%, due 02/15/2012	4,000	3,939
Series 2008-2, Class A2
3.91%, due 01/15/2011	5,000	4,962

Total Asset-Backed Securities (cost $8,999)		8,901

CORPORATE DEBT SECURITIES (63.4%)
Aerospace & Defense (1.0%)
BAE Systems PLC
6.40%, due 12/15/2011 -144A	5,000	5,154
Air Freight & Logistics (1.2%)
FedEx Corp.
3.50%, due 04/01/2009 ^	6,000	5,903
Airlines (0.6%)
Continental Airlines, Inc.
7.49%, due 10/02/2010	3,061	2,847
Automobiles (1.0%)
Daimler Finance North America LLC
7.20%, due 09/01/2009	5,200	4,827
Beverages (3.8%)
Coca-Cola Enterprises, Inc.
3.31%, due 05/06/2011 *	6,000	5,793
Diageo Capital PLC
4.38%, due 05/03/2010 ^	4,870	4,820
Molson Coors Capital Finance
4.85%, due 09/22/2010	6,000	6,010
Sabmiller PLC
6.20%, due 07/01/2011 -144A	2,301	2,337
Capital Markets (2.5%)
Merrill Lynch & Co., Inc.
4.61%, due 05/20/2009 *	5,000	4,993
State Street Capital Trust III
8.25%, due 03/15/2011 Ž ◊	3,000	2,584
Xstrata Finance Dubai, Ltd.
3.15%, due 11/13/2009 -144A *	5,000	4,910
Chemicals (2.2%)
ICI Wilmington, Inc.
4.38%, due 12/01/2008	5,002	5,001
Lubrizol Corp.
4.63%, due 10/01/2009	6,566	6,325
Commercial Banks (1.5%)
BNP Paribas
3.26%, due 06/04/2010 *	3,700	3,702
M&I Marshall & Ilsley Bank
3.08%, due 12/04/2012 *	5,390	4,208
Commercial Services & Supplies (0.5%)
Waste Management, Inc.
6.88%, due 05/15/2009 ^	2,355	2,371
Computers & Peripherals (1.0%)
Hewlett-Packard Co.
2.88%, due 06/15/2010 ^ *	5,199	5,062
Consumer Finance (2.3%)
American Express Credit Corp.
3.38%, due 02/24/2012 ^ *	4,300	3,094
Discover Financial Services
3.35%, due 06/11/2010 *	6,920	4,915
John Deere Capital Corp.
3.57%, due 06/10/2011 *	4,000	3,768
Containers & Packaging (0.6%)
Rexam PLC
6.75%, due 06/01/2013 -144A	2,950	2,891
Diversified Financial Services (1.1%)
Caterpillar Financial Services Corp.
5.05%, due 12/01/2010	3,000	2,932
Pemex Finance, Ltd.
9.03%, due 02/15/2011	2,700	2,720
Diversified Telecommunication Services (3.6%)
Telecom Italia Capital SA
4.00%, due 11/15/2008	8,010	8,000
Telefonica Europe BV
7.75%, due 09/15/2010	5,400	5,228
Verizon Global Funding Corp.
7.25%, due 12/01/2010	5,000	4,985
Electric Utilities (2.1%)
PSEG Power LLC
3.75%, due 04/01/2009	4,900	4,818
Sempra Energy
7.95%, due 03/01/2010	5,500	5,530
Food & Staples Retailing (1.5%)
Kroger Co.
8.05%, due 02/01/2010	5,012	5,036
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012	2,900	2,581
Food Products (3.5%)
Cargill, Inc.
3.63%, due 03/04/2009 -144A	5,000	4,928
ConAgra Foods, Inc.
7.88%, due 09/15/2010	4,880	4,856
General Mills, Inc.
4.19%, due 01/22/2010 *	5,200	5,143
The notes to the financial statements are an integral part of this report.

	Principal	Value
Food Products (continued)
Michael Foods, Inc.
8.00%, due 11/15/2013	$3,215	$2,781
Hotels, Restaurants & Leisure (0.5%)
Royal Caribbean Cruises, Ltd.
8.75%, due 02/02/2011 ^	3,000	2,580
Independent Power Producers & Energy Traders (1.9%)
Empresa Nacional de Electricidad SA
8.50%, due 04/01/2009	9,610	9,694
Industrial Conglomerates (1.2%)
Atmos Energy Corp.
4.00%, due 10/15/2009	1,840	1,735
Hutchison Whampoa International, Ltd.
5.45%, due 11/24/2010 -144A	5,000	4,718
Insurance (0.3%)
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ■ Ž	3,250	1,644
IT Services (1.1%)
Western Union Co.
5.40%, due 11/17/2011 ^	5,500	5,349
Machinery (0.5%)
Case New Holland, Inc.
6.00%, due 06/01/2009 ^	2,500	2,388
Media (3.8%)
British Sky Broadcasting Group PLC
8.20%, due 07/15/2009	6,000	5,947
Comcast Cable Communications LLC
6.88%, due 06/15/2009	5,500	5,455
Time Warner, Inc.
2.52%, due 11/13/2009 *	4,906	4,612
Walt Disney Co.
4.71%, due 07/16/2010 *	3,080	2,980
Metals & Mining (1.8%)
Arcelormittal
5.38%, due 06/01/2013 -144A	3,500	2,844
BHP Billiton Finance, Ltd.
5.00%, due 12/15/2010	6,000	5,959
Multiline Retail (0.3%)
Target Corp.
2.63%, due 08/07/2009 *	1,450	1,449
Office Electronics (0.8%)
Xerox Corp.
9.75%, due 01/15/2009 *	4,000	3,985
Oil, Gas & Consumable Fuels (7.0%)
Anadarko Petroleum Corp.
3.22%, due 09/15/2009 *	5,700	5,384
Burlington Resources Finance Co.
6.50%, due 12/01/2011	6,175	6,177
Enterprise Products Operating, LP
7.50%, due 02/01/2011 ^	6,100	6,030
Kinder Morgan Energy Partners, LP
6.30%, due 02/01/2009	3,200	3,188
Ras Laffan Liquefied Natural Gas Co., Ltd.
3.44%, due 09/15/2009 -144A	4,039	3,988
Transcanada Pipelines, Ltd.
6.49%, due 01/21/2009	5,000	5,016
XTO Energy, Inc.
5.00%, due 08/01/2010 ^	5,770	5,674
Real Estate Investment Trusts (7.6%)
BRE Properties, Inc.
5.75%, due 09/01/2009	10,000	9,762
Developers Divers Realty
4.63%, due 08/01/2010	1,043	918
Federal Realty Investment Trust
8.75%, due 12/01/2009	2,680	2,706
Healthcare Realty Trust, Inc.
8.13%, due 05/01/2011	3,000	3,083
Kimco Realty Corp.
4.62%, due 05/06/2010	5,000	4,789
PPF Funding, Inc.
5.35%, due 04/15/2012 -144A	4,000	3,772
ProLogis
5.25%, due 11/15/2010 ^	7,020	4,579
Simon Property Group, LP
3.75%, due 01/30/2009	5,335	5,270
Wea Finance LLC / WCI Finance LLC
5.40%, due 10/01/2012 -144A	5,000	4,358
Real Estate Management & Development (1.4%)
Colonial Realty, LP
4.75%, due 02/01/2010	2,380	2,242
Post Apartment Homes, LP
7.70%, due 12/20/2010 ^	5,000	5,220
Road & Rail (4.2%)
Burlington Northern Santa Fe Corp.
6.13%, due 03/15/2009	5,000	4,995
Erac USA Finance Co.
7.95%, due 12/15/2009 -144A	5,500	5,221
Norfolk Southern Corp.
6.20%, due 04/15/2009	6,000	5,979
Union Pacific Corp.
3.63%, due 06/01/2010	5,030	4,935
Wireless Telecommunication Services (1.0%)
Vodafone Group PLC
7.75%, due 02/15/2010 ^	5,000	4,861

Total Corporate Debt Securities (cost $339,994)		320,539

	Principal
REPURCHASE AGREEMENT (1.3%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $6,737 on 11/03/2008 ◊ •	6,736	6,736

Total Repurchase Agreement (cost $6,736)		6,736

	Shares
SECURITIES LENDING COLLATERAL (3.4%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊ ▲	17,209,058	17,209

Total Securities Lending Collateral (cost $17,209)		17,209

Total Investment Securities (cost $537,189) #		$516,480

The notes to the financial statements are an integral part of this report.

FUTURES CONTRACTS:

				Net Unrealized
		Expiration		Appreciation
Description	Contracts Г	Date	Amount	(Depreciation)
5-Year U.S. Note	(120)	12/31/2008	$(13,591)	$(160)

			$(13,591)	$(160)

NOTES TO SCHEDULE OF INVESTMENTS:

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

^	All or a portion of this security is on loan. The value of all securities on loan is $16,847.

Ž	The security has a perpetual maturity. The date shown is the next call date.

Г	Contract amounts are not in thousands.

■	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 10/31/2008.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 5.00% to 5.89%, maturity dates ranging between 12/01/2019 — 01/01/2037, and with market values plus accrued interests of $6,871.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $537,272. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,089 and $21,881, respectively. Net unrealized depreciation for tax purposes is $20,792.

DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $64,813, or 12.83% of the Fund’s net assets.

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Small/Mid Cap Value
(unaudited)
MARKET ENVIRONMENT
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. The Russell 2500® Value Index (“Russell 2500 Value”) declined 33.64%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. This made it more difficult for companies to fund payroll, inventory and other near-term expenses in the face of high borrowing costs. Consumers, already feeling the effects of higher energy and food prices, rising unemployment and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown rose.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Small/Mid Cap Value Class A returned (39.47)%. By comparison, its benchmark, the Russell 2500® Value, returned (33.64)%.
STRATEGY REVIEW
The results reflect the impact of decisions made by the portfolio’s prior management team (through September 30, 2008) and decisions of a new management team thereafter.The portfolio’s underperformance can be attributed almost exclusively to overweighting energy and shipping-related stocks. As the financial crisis and economic turmoil increasingly spread across the globe, investors shunned the stocks over concerns that the global supply-demand ratios driving their growth will deteriorate temporarily, due to recession. The largest individual detractors from relative performance (versus the benchmark) included Aegean Marine Petroleum Network Inc., DryShips Inc., Genco Shipping & Trading Limited and McDermott International, Inc., an oil services company.
Management of the portfolio was transferred to a new team at Transamerica Investment Management, LLC as of October 1, 2008. The new team began repositioning the portfolio to be more diversified by sector and industry while keeping it relatively concentrated in 35 — 45 names. In selecting stocks to replace the energy, shipping and other stocks vulnerable to the slowing global economy, we focused on companies that derive more of their revenues from US sources. We believe that since the US was first to take action to stave off recession, it also will emerge from the economic downturn before others do.
While the new investment team believes that, in the long run, global economic growth will be strong, it also recognized that, in the near term, the financial crisis will greatly limit economic expansion. With that in mind, we (the new team) began partially and gradually repositioning the portfolio to be more diversified by sector and industry while maintaining a relatively concentrated portfolio.
Partially offsetting these declines were our selections in the producer durables and consumer discretionary (e.g., FTI Consulting, Inc. (“FTI Consulting”)) sectors and our cash position. FTI Consulting, a provider of advice on corporate governance, compliance and other strategic management issues, saw strong worldwide sales and benefited from distressed companies seeking its services in troubled times. Although our goal is to be fully invested at all times as market conditions worsened, we let our cash position build temporarily during October. Because cash outperformed stocks, this added to performance. It also made it possible to invest in new opportunities at very attractive prices as the market fell during that month.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector should provide some much-needed rationality in the markets. We believe it should help to rebuild trust among financial institutions and reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Joshua D. Shaskan, CFA
Scott L. Dinsdale, CFA
Jeffrey J. Hoo, CFA
John D. Lawrence, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Michelle E. Stevens was the portfolio manager of the fund.

Average Annual Total Return for Periods Ended 10/31/2008

			From	Inception
	1 Year	5 Years	Inception	Date
Class A (NAV)	(39.47)%	6.54%	7.87%	4/2/01
Class A (POP)	(42.79)%	5.34%	7.07%	4/2/01
Russell 2500 Value (1)	(33.64)%	2.55%	5.80%	4/2/01

Class B (NAV)	(39.85)%	5.79%	7.14%	4/2/01
Class B (POP)	(42.51)%	5.64%	7.14%	4/2/01

Class C (NAV)	(39.84)%	5.78%	11.06%	11/11/02
Class C (POP)	(40.37)%	5.78%	11.06%	11/11/02

Class I (NAV)	(39.11)%	N/A	(1.70)%	11/15/05

NOTES

(1)	The Russell 2500 Value Index is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot directly invest in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
Investing in small cap stocks generally involves greater risk and volatility, therefore an investment in the fund may not be appropriate for everyone. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$661.11	1.43%	$5.97
Hypothetical (b)	1,000.00	1,017.95	1.43	7.25

Class B
Actual	1,000.00	659.27	2.09	8.72
Hypothetical (b)	1,000.00	1,014.63	2.09	10.58

Class C
Actual	1,000.00	659.40	2.06	8.59
Hypothetical (b)	1,000.00	1,014.78	2.06	10.43

Class I
Actual	1,000.00	663.39	0.85	3.55
Hypothetical (b)	1,000.00	1,020.86	0.85	4.32

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Sector
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Sector of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (86.1%)
Aerospace & Defense (0.5%)
Alliant Techsystems, Inc. ‡	30,830	$2,545
Auto Components (1.8%)
Tenneco, Inc. ‡ ^	2,024,220	9,939
Chemicals (3.6%)
Terra Industries, Inc. ^	601,001	13,216
Zep, Inc.	299,805	6,311
Commercial Banks (1.2%)
Wintrust Financial Corp. ^	246,115	6,301
Commercial Services & Supplies (2.7%)
Republic Services, Inc. -Class A ^	624,090	14,791
Communications Equipment (4.4%)
Arris Group, Inc. ‡ ^	1,982,000	13,696
Harmonic Lightwaves, Inc. ‡ ^	1,472,832	10,472
Computers & Peripherals (0.2%)
Hypercom Corp. ‡ ^	434,321	847
Electric Utilities (3.4%)
Uil Holdings Corp. ^	550,000	18,150
Electronic Equipment & Instruments (1.1%)
Cogent, Inc. ‡ ^	655,735	5,993
Energy Equipment & Services (3.7%)
Superior Energy Services, Inc. ‡ ^	935,000	19,934
Food Products (3.9%)
Dean Foods Co. ‡ ^	977,630	21,371
Health Care Technology (1.1%)
Allscripts-Misys Healthcare Solutions, Inc. ^	902,639	5,867
Hotels, Restaurants & Leisure (2.5%)
PF Chang’s China Bistro, Inc. ‡ ^	663,000	13,565
Household Durables (1.9%)
Jarden Corp. ‡ ^	575,100	10,237
Insurance (7.1%)
HCC Insurance Holdings, Inc. ^	872,500	19,247
PartnerRe, Ltd. ^	280,000	18,953
Internet Software & Services (2.4%)
Valueclick, Inc. ‡ ^	1,768,308	13,085
IT Services (1.7%)
NeuStar, Inc. -Class A ‡	44,986	886
Wright Express Corp. ‡ ^	605,000	8,282
Life Sciences Tools & Services (2.5%)
Varian, Inc. ‡ ^	365,000	13,450
Marine (0.2%)
Omega Navigation Enterprises, Inc. -Class A^	225,342	1,257
Oil, Gas & Consumable Fuels (7.1%)
Comstock Resources, Inc. ‡ ^	301,085	14,880
PetroHawk Energy Corp. ‡ ^	965,700	18,300
StealthGas, Inc. ^	682,685	4,711
Personal Products (1.1%)
Bare Escentuals, Inc. ‡ ^	1,483,185	6,200
Pharmaceuticals (1.6%)
Sepracor, Inc. ‡ ^	646,225	8,608
Professional Services (5.9%)
FTI Consulting, Inc. ‡ ^	550,000	32,037
Real Estate Investment Trusts (18.5%)
Annaly Capital Management, Inc. ^	1,880,000	26,132
Capstead Mortgage Corp. ^	1,098,500	11,040
Host Hotels & Resorts, Inc. ^	1,243,820	12,861
LTC Properties, Inc. ^	800,480	19,348
Omega Healthcare Investors, Inc. ^	1,169,860	17,630
Potlatch Corp. ^	395,335	13,129
Software (3.4%)
Fair Isaac Corp. ^	465,000	7,249
Macrovision Solutions Corp. ‡ ^	1,030,000	11,412
Textiles, Apparel & Luxury Goods (2.6%)
Hanesbrands, Inc. ‡ ^	809,960	14,150

Total Common Stocks (cost $533,709)		466,082

	Principal
REPURCHASE AGREEMENT (11.7%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $63,351 on 11/03/2008 ◊ •	$63,351	63,351

Total Repurchase Agreement (cost $63,351)		63,351

	Shares
SECURITIES LENDING COLLATERAL (24.4%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊▲	131,869,568	131,870

Total Securities Lending Collateral (cost $131,870)		131,870

Total Investment Securities (cost $728,930) #		$661,303

NOTES TO SCHEDULE OF INVESTMENTS:

‡	Non-income producing security.

^	All or a portion of this security is on loan. The value of all securities on loan is $127,833.

•	Repurchase agreement is collateralized by a U.S. Government Obligation with an interest rate of 0.00%, and a maturity date of 01/15/2009, and with a market value plus accrued interest of $64,618.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $728,939. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $37,498 and $105,134, respectively. Net unrealized depreciation for tax purposes is $67,636.
The notes to the financial statements are an integral part of this report.

Transamerica Templeton Global
(unaudited)
MARKET ENVIRONMENT
Transamerica Investment Management, LLC:
Faced with many challenges in the twelve months ended October 31, 2008, US equity indices delivered double-digit negative returns across the board. The Russell 1000® Growth Index declined 36.95%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. This made it more difficult for companies to fund payroll, inventory and other near-term expenses in the face of high borrowing costs. Consumers, who already were feeling the effects of high energy prices, increasing food costs, rising unemployment and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown rose.
Templeton Investment Counsel, LLC:
During the twelve months ended October 31, 2008, US gross domestic product (“GDP”) growth slowed markedly as housing prices declined, consumer demand softened, and a credit crisis originally related to US sub-prime loan losses intensified and spread globally. Recessionary fears spanned the entire period, and by summer most economists agreed a recession was under way, and a global slowdown surfaced.
Strong global demand triggered a commodity price boom, which added to global inflationary pressures. Seeking to reignite the US economy, the Fed lowered rates to 1.00% from 4.50%. The eurozone focused on controlling inflation and kept rates steady at 4.00% until July when the European Central Bank (“ECB”) joined many of the world’s central banks and raised rates. The potential for global recession, however, exacerbated by the virtual freeze in the global financial system in September and October, trumped inflationary concerns, and the world’s monetary authorities cut interest rates aggressively. The US dollar, which had previously declined versus many of the world’s currencies, regained ground quickly toward period-end, and the dollar posted twelve-month gains relative to most currencies.
Against this challenging economic backdrop, many global equity markets were volatile, and virtually all local indices suffered losses for the twelve-month period. Despite negative economic data and an outlook for decelerating corporate earnings and profit margins globally, many companies’ balance sheets, primarily outside the financial sector, remained relatively strong.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Templeton Global Class A returned (44.68)%. By comparison, its benchmark, the Morgan Stanley Capital International World Index (“MSCIW”), returned (41.51)%.
STRATEGY REVIEW
Transamerica Investment Management LLC:
The portfolio lagged the index due primarily to poor results for our holdings within the automotive/transportation (e.g., Daimler AG (“Daimler”)), technology (e.g., Research In Motion Limited (“RIMM”)), and consumer discretionary (e.g., MGM Mirage (“MGM”)) sectors. Daimler suffered during the year as a result of the downward trend in automotive sales worldwide, a trend that was heightened by consumers’ difficulty in obtaining financing. We believe RIMM’s performance can be attributed to the concerns of slowing consumer spending rather than to any deterioration in company fundamentals. We sold our position in MGM in early 2008, based on our belief that discretionary spending on travel and entertainment would slow.
Partially offsetting these declines were our selections in materials/processing (e.g., Praxair, Inc. (“Praxair”)) and healthcare (e.g., Gilead Sciences, Inc. (“Gilead”)) and our cash position. Praxair, a producer and distributor of industrial gases, held up relatively well because its stable business model emphasizes long-term contracts. We believe this will help the company maintain its already strong market share. Gilead, a biopharmaceutical company working on treatments for cures to life-threatening diseases, has benefited from competitors’ mergers, which reduced its competition. Our goal is to be fully invested at all times, and cash has historically averaged less than 5% of portfolio assets. However, as market conditions worsened, we let our cash position build slightly so that we could redeploy the assets in attractive new opportunities as they arose.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector, the biggest government intervention in the financial system since the 1930s, should provide some much-needed rationality in the markets.
We believe it should help to rebuild trust among financial institutions and serve to shorten or at least reduce the severity of the recession. In the interim, high levels of market volatility likely will persist.
Templeton Investment Counsel, LLC:
Overall, investments in every country represented in the portfolio, with the exception of Mexico (not an index component), fell in value during the year under review, as did every country represented in the index. Geographically, the portfolio’s Asian and Latin American equities hindered performance in absolute terms and relative to the benchmark for the reporting period. Stock selection in Japan hurt relative performance, as did the portfolio’s holdings in Brazil (not an index component). In Europe, overweightings and stock selection in Norway and the Netherlands, and our underweighting and stock selection in Switzerland, also hindered relative performance.
During this difficult year for equities, every sector experienced declines in value. Utilities were a major detractor from performance relative to the benchmark, due to our underweighting and stock selection. Among utilities, E.ON AG (Germany) and Korea Electric Power Corporation (South Korea) posted steep share price declines.

The financials sector suffered heavy losses and hurt portfolio performance on an absolute basis. Key underperformers included Japanese lender Aiful Corporation, Netherlands-based ING Groep N.V., and French insurer AXA. Underweighting in consumer staples and stock selection in the consumer discretionary sector weighed on absolute and relative performance, particularly, automotive manufacturer Bayerische Motoren Werke AG (“BMW”) (Germany) and food and staples retailer The Jean Coutu Group (PJC) Inc. (Canada).
Geographically, our North American equities benefited the portfolio’s performance in relative terms, largely due to stock selection. Our overweighted allocation to the Middle East and Africa (composed solely of investments in non-index South Africa and Israel) also helped relative results. By country, stock selection in France and the United Kingdom (“UK”) contributed to relative performance, aided by an underweighted position in Australia. Stock selection and an underweighting in Ireland also aided relative results.
In regard to sectors, industries and individual securities, the portfolio showed strength relative to the benchmark in several areas. Although financials stocks hurt the portfolio in absolute terms, our underweighting versus the benchmark was beneficial in relative terms. Based on stock selection, ACE Limited, Munich RE AG, HSBC Holdings plc and Promise Co., Ltd. performed well on a relative basis. The materials sector was another major positive contributor to performance relative to the benchmark, due to our underweighted allocation and stock selection. Our underweighted position in metals and mining companies aided relative results, as most share prices fell precipitously in the latter half of the fiscal year when related commodity prices plummeted. Driven by stock selection, the energy sector also helped relative performance for the period. Top contributors included UK-based oil and gas conglomerate BP plc. and Italy’s Eni SpA.
Our overweighted position in the health care sector also lifted the portfolio’s relative returns, aided by holdings in pharmaceutical manufacturers such as Swiss firm Novartis AG (not an index component), French company Sanofi-Aventis and UK giant GlaxoSmithKline plc, which each declined less than the overall index.
The US dollar appreciated versus most foreign currencies for the period, which negatively affected the portfolio’s performance because investments in securities with non-US currency exposure lost value as the dollar strengthened.
Gary U. Rollé, CFA
Portfolio Manager
Transamerica Investment Management, LLC
Tina Sadler, CFA
Antonio T. Docal, CFA
Gary Motyl, CFA
Co-Portfolio Managers
Templeton Investment Counsel, LLC

Average Annual Total Return for Periods Ended 10/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Class A (NAV)	(44.68)%	(1.12)%	(0.79)%	6.84%	10/1/92
Class A (POP)	(47.73)%	(2.23)%	(1.35)%	6.47%	10/1/92
MSCI World (USD)(1)	(41.51)%	2.24%	1.21%	6.23%	10/1/92

Class B (NAV)	(44.99)%	(1.76)%	(1.32)%	3.22%	10/1/95
Class B (POP)	(47.73)%	(1.95)%	(1.32)%	3.22%	10/1/95

Class C (NAV)	(45.05)%	(1.80)%	N/A	0.46%	11/11/02
Class C (POP)	(45.59)%	(1.80)%	N/A	0.46%	11/11/02

NOTES

(1)	The MSCI World (USD) is an unmanaged index used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot directly invest in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
International investing involves special risks including currency fluctuations, political instability, and different financial accounting standards. This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$618.66	1.55%	$6.31
Hypothetical (b)	1,000.00	1,017.34	1.55	7.86
Class B
Actual	1,000.00	617.38	2.20	8.94
Hypothetical (b)	1,000.00	1,014.08	2.20	11.14
Class C
Actual	1,000.00	616.81	2.20	8.94
Hypothetical (b)	1,000.00	1,014.08	2.20	11.14

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Region
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Region of the Fund’s total investment securities. Percentage breakdown of the Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Shares	Value
COMMON STOCKS (94.7%)
Australia (0.7%)
Alumina, Ltd.	96,049	$137
National Australia Bank, Ltd. ^	34,025	552
Austria (0.5%)
Telekom Austria AG	41,880	515
Brazil (1.2%)
Cia Vale do Rio Doce -Class B ADR ^	15,230	200
Empresa Brasileira de Aeronautica SA ADR ^	25,360	531
Petroleo Brasileiro SA ADR	18,000	484
Canada (0.5%)
Research In Motion, Ltd. ‡	9,000	454
Denmark (0.3%)
Vestas Wind Systems ‡	6,730	276
Finland (0.6%)
Stora Enso OYJ -Class R	35,580	331
UPM-Kymmene OYJ	21,310	301
France (6.9%)
Accor SA ^	7,040	274
AXA SA	36,800	703
France Telecom SA	57,970	1,462
Gdf Suez	14,448	643
Michelin -Class B	10,407	536
Sanofi-Aventis SA	20,199	1,280
Suez SA	14	1
Total SA	21,742	1,196
Vivendi	26,410	690
Germany (6.0%)
Bayerische Motoren Werke AG	21,040	534
Celesio AG	19,660	578
Daimler AG	26,000	897
Deutsche Post AG	42,130	462
E.ON AG ADR	24,540	933
Infineon Technologies AG ‡ ^	115,570	358
Merck KGAA	6,870	607
Muenchener Rueckversicherungs AG	4,810	624
SAP AG	9,550	334
Siemens AG	11,760	692
Hong Kong (0.8%)
Cheung Kong Holdings, Ltd.	47,000	451
Hutchison Whampoa, Ltd.	59,000	319
Ireland (0.3%)
CRH PLC	14,310	315
Israel (0.7%)
Check Point Software Technologies ‡ ^	33,970	687
Italy (1.7%)
Autogrill SpA ^	32,781	262
ENI SpA ADR	19,755	949
UniCredit SpA	173,709	425
Japan (4.6%)
Fujifilm Holdings Corp.	16,700	384
Konica Minolta Holdings, Inc.	54,500	358
Mabuchi Motor Co., Ltd. ^	12,400	490
Mitsubishi UFJ Financial Group, Inc. ADR ^	32,270	202
Nintendo Co., Ltd.	2,200	707
Olympus Corp. ^	17,800	343
Promise Co., Ltd. ^	26,150	469
Sony Corp. ADR	10,560	245
Takeda Pharmaceutical Co., Ltd.	8,300	412
Toyota Motor Corp.	13,100	512
USS Co., Ltd.	8,270	507
Korea, Republic of (1.4%)
KB Financial Group, Inc. ADR ‡ ^	8,150	201
Korea Electric Power Corp. ADR ^	21,480	213
Samsung Electronics Co., Ltd. -144A GDR	4,830	994
Netherlands (1.6%)
ING Groep NV	32,710	307
ING Groep NV ADR ^	9,330	87
Koninklijke Philips Electronics NV ^	33,360	616
Randstad Holding NV ^	12,460	242
Reed Elsevier NV	26,984	361
Netherlands Antilles (0.9%)
Schlumberger, Ltd. ^	16,400	847
Norway (0.6%)
Aker Kvaerner ASA	17,210	94
Telenor ASA	88,850	530
Singapore (1.7%)
DBS Group Holdings, Ltd.	85,600	653
DBS Group Holdings, Ltd. ADR ^	4,010	121
Flextronics International, Ltd. ‡ ^	61,830	258
Singapore Telecommunications, Ltd.	378,000	636
South Africa (0.5%)
Sasol, Ltd. ADR ^	16,850	487
Spain (1.8%)
Banco Santander SA ^	25,719	278
Telefonica SA ^	78,161	1,447
Sweden (0.9%)
Nordea Bank AB	67,010	553
Securitas AB -Class B	25,750	247
Switzerland (5.3%)
ACE, Ltd. ^	18,590	1,066
Adecco SA	12,770	444
Lonza Group AG	7,370	612
Nestle SA ADR	30,275	1,164
Novartis AG ADR	22,670	1,156
Swiss Reinsurance ^	11,470	478
UBS AG	17,015	289
Taiwan (1.3%)
Chunghwa Telecom Co., Ltd. ADR	35,258	580
Lite-On Technology Corp. GDR	30,713	196
Taiwan Semiconductor Manufacturing Co., Ltd. ADR ^	62,781	519
Turkey (0.6%)
Turkcell Iletisim Hizmet AS ADR ^	47,270	580
United Kingdom (11.1%)
Aviva PLC	92,990	555
BAE Systems PLC	112,160	630
BP PLC ADR ^	28,610	1,422
British Sky Broadcasting Group PLC	79,790	486
Cadbury PLC	38,348	352
Compass Group PLC	92,320	429
GlaxoSmithKline PLC	49,349	949
Group 4 Securicor PLC	220,390	668
HSBC Holdings PLC	38,729	459
HSBC Holdings PLC ADR ^	310	18
Kingfisher PLC ADR ^	52,500	190
Kingfisher PLC	123,010	227
Pearson PLC	59,240	590
Rolls-Royce Group PLC -Class C ‡	6,901,809	11
Rolls-Royce Group PLC ‡	120,661	638
Royal Bank of Scotland PLC	153,411	169
Royal Dutch Shell PLC -Class B	36,910	1,001
The notes to the financial statements are an integral part of this report.

	Shares	Value
United Kingdom (continued)
Unilever PLC	34,487	$775
Vodafone Group PLC	618,342	1,190
Wolseley PLC	44,260	242
United States (42.2%)
Allergan, Inc. ^	27,000	1,071
Amazon.com, Inc. ‡ ^	34,000	1,946
American Express Co.	26,000	715
Apple, Inc. ‡ ^	20,100	2,163
AT&T, Inc.	47,000	1,257
Becton Dickinson & Co.	13,420	931
Boeing Co. ^	15,500	810
BorgWarner, Inc. ^	37,300	838
Caterpillar, Inc. ^	21,800	832
CME Group, Inc. -Class A ^	4,000	1,129
Ecolab, Inc. ^	31,500	1,174
Expeditors International of Washington, Inc. ^	41,700	1,362
General Electric Co.	92,000	1,795
Gilead Sciences, Inc. ‡	51,500	2,361
Google, Inc. -Class A ‡	5,000	1,797
Jacobs Engineering Group, Inc. ‡	41,000	1,494
Johnson Controls, Inc.	73,000	1,294
PACCAR, Inc. ^	47,000	1,374
Praxair, Inc.	42,000	2,736
Qualcomm, Inc.	51,500	1,970
Raytheon Co. ^	46,000	2,351
Sigma-Aldrich Corp. ^	36,000	1,579
T. Rowe Price Group, Inc. ^	46,500	1,839
Tyco Electronics, Ltd.	84,000	1,633
Union Pacific Corp.	30,000	2,003
Varian Medical Systems, Inc. ‡ ^	38,000	1,729
Wells Fargo & Co. ^	44,000	1,499

Total Common Stocks (cost $128,580)		$93,561

	Principal
REPURCHASE AGREEMENT (4.9%)
United States (4.9%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $4,806 on 11/03/2008 ◊ •	$4,806	4,806

Total Repurchase Agreement (cost $4,806)		4,806

	Shares
RIGHTS (0.1%)
France (0.1%)
Suez Environnement SA	15,150	69

Total Rights (cost $107)		69

SECURITIES LENDING COLLATERAL (25.7%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% ◊ ▲	25,399,984	25,400

Total Securities Lending Collateral (cost $25,400)		25,400

Total Investment Securities (cost $158,893) #		$123,836

The notes to the financial statements are an integral part of this report.

	Percentage of
	Total Investments	Value
INVESTMENTS BY INDUSTRY:
Diversified Telecommunication Services	5.2%	$6,429
Oil, Gas & Consumable Fuels	4.5%	5,539
Chemicals	4.4%	5,489
Pharmaceuticals	4.4%	5,475
Aerospace & Defense	4.0%	4,972
Commercial Banks	4.0%	4,930
Insurance	2.8%	3,427
Industrial Conglomerates	2.8%	3,422
Health Care Equipment & Supplies	2.4%	3,004
Electronic Equipment & Instruments	2.2%	2,766
Auto Components	2.1%	2,668
Communications Equipment	2.0%	2,424
Biotechnology	1.9%	2,361
Computers & Peripherals	1.9%	2,358
Food Products	1.9%	2,291
Machinery	1.8%	2,206
Capital Markets	1.7%	2,127
Media	1.7%	2,127
Road & Rail	1.6%	2,003
Internet & Catalog Retail	1.6%	1,946
Automobiles	1.6%	1,942
Semiconductors & Semiconductor Equipment	1.5%	1,870
Air Freight & Logistics	1.5%	1,823
Internet Software & Services	1.4%	1,797
Wireless Telecommunication Services	1.4%	1,770
Diversified Financial Services	1.4%	1,723
Software	1.4%	1,728
Construction & Engineering	1.2%	1,494
Consumer Finance	1.0%	1,184
Electric Utilities	0.9%	1,145
Hotels, Restaurants & Leisure	0.8%	965
Energy Equipment & Services	0.8%	941
Specialty Retail	0.7%	924
Commercial Services & Supplies	0.7%	915
Multi-Utilities	0.6%	713
Professional Services	0.6%	686
Paper & Forest Products	0.5%	632
Health Care Providers & Services	0.5%	578
Life Sciences Tools & Services	0.4%	612
Real Estate Management & Development	0.4%	451
Office Electronics	0.3%	358
Metals & Mining	0.3%	337
Construction Materials	0.2%	315
Electrical Equipment	0.2%	276
Household Durables	0.2%	245
Trading Companies & Distributors	0.2%	242

Investment Securities, at Value	75.6%	93,630
Short-Term Investments	24.4%	30,206

Total Investments	100.0%	$123,836

The notes to the financial statements are an integral part of this report.

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $24,674.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by U.S. Government Agency Obligations with interest rates ranging from 3.56% to 5.00%, maturity dates ranging between 12/01/2019 — 10/25/2036, and with market values plus accrued interests of $4,907.

◊	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $159,716. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $1,580 and $37,460, respectively. Net unrealized depreciation for tax purposes is $35,880.
Security Valuation - If the market quotations are not readily available, or if the investment advisor determines that the quotation does not represent a fair value, then the security is valued at a fair value as determined in good faith using procedures approved by the Board of Trustees of the Fund. The Fund has retained an independent statistical fair value pricing service to assist in the fair valuation process for securities principally traded in the foreign market in order to adjust for possible changes in the value that may occur between the close of the foreign exchange and the time at which the Fund’s shares are valued. At 10/31/2008, the fair value pricing model was employed. The prices of securities used by the Fund to calculate its net asset value may differ from quoted or published prices for the same securities. In addition, fair values may not reflect the price that the Fund could obtain for a security if it were to dispose of that security at the time of pricing.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $994, or 1.01% of the Fund’s net assets.

ADR	American Depositary Receipt

GDR	Global Depositary Receipt

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

Transamerica Value Balanced
(unaudited)
MARKET ENVIRONMENT
US securities markets faced many challenges in the twelve months ended October 31, 2008, ultimately delivering strongly negative returns across the board. The Russell 1000® Value Index (“Russell 1000 Value”) declined 36.80% and the Barclays Capital (formerly Lehman Brothers) US Aggregate Bond Index (“BCAB”) slightly increased 0.30%.
Throughout the period, problems plaguing the housing market continued, while commodity prices first soared then plummeted. Meanwhile, what began as concerns about securities related to defaulting sub-prime mortgages escalated into a variety of increasingly severe crises in the markets where banks lend to each other and to businesses, causing extreme disruption in both US and foreign financial markets. As the problems multiplied, financial institutions tightened their lending standards. The higher borrowing costs made it more difficult for companies to fund payroll, inventory and other near-term expenses. Consumers, already feeling the effects of higher energy and food prices, rising unemployment and lack of wage growth, also found it more difficult to borrow. Although the Federal Reserve Board (“Fed”) and the US government intervened to restore confidence in the financial systems, the US headed toward recession and expectations of a global economic slowdown increased.
PERFORMANCE
For the year ended October 31, 2008, Transamerica Value Balanced Class A returned (32.94)%. By comparison, its primary and secondary benchmarks, the Russell 1000 Value and the BCAB, returned (36.80)% and 0.30%, respectively.
STRATEGY REVIEW
The portfolio underperformed the blended benchmark, reflecting an overweighting in equities, which underperformed bonds, and underperformance of the equity and bond portfolios as compared to their respective benchmarks.
On the equity side, we attribute underperformance to overweighting energy and shipping-related stocks. As the period progressed, investors shunned these stocks over concerns that the global supply-demand ratios driving their growth will deteriorate as economic growth abates worldwide. The largest individual detractors from relative performance included Aegean Marine Petroleum Network Inc. and McDermott International, Inc., an oil services company. The negative impact of these was partially offset by another energy stock, Fording Canadian Coal Trust, and by gains from software giant Microsoft Corporation early in the period. Management of the portfolio was transferred to a new team at Transamerica Investment Management as of October 1, 2008. The new team began repositioning the portfolio to be more diversified by sector and industry while keeping it relatively concentrated in 35 — 45 names. In selecting stocks to replace the energy, shipping and other stocks vulnerable to the slowing global economy, we focused on companies that derive more of their revenues from US sources.
We believe that since the US was first to take action to stave off recession, it also will emerge from the economic downturn before others do.
In the bond portfolio, an overweighting of non-government sectors (i.e., investment-grade corporate securities and agency mortgage securities), which lagged the Treasury sector, was the primary source of underperformance. The negative effect of these overweightings was partially mitigated by our individual security selection. Among investment-grade corporate bonds, we had no exposure to the most distressed companies in the troubled financial services sector. Our mortgage exposure emphasized short-duration agency collateralized mortgage obligations, which were less volatile than other mortgage securities.
We believe a consumer-driven recession has already arrived. We believe the federal government’s $700-billion rescue of the financial services sector should provide some much-needed rationality in the markets. We believe it should help to rebuild trust and reduce the severity of the recession. In the interim, we believe high levels of market volatility will likely persist.
Greg D. Haendel, CFA
Geoffrey I. Edelstein, CFA, CIC
Derek S. Brown, CFA
Scott L. Dinsdale, CFA
Kirk R. Feldhus
Brian W. Westhoff, CFA
Co-Portfolio Managers
Transamerica Investment Management, LLC
Prior to October 1, 2008, Heidi Y. Hu and Michelle E. Stevens were co-portfolio managers to this fund.

Average Annual Total Return for Periods Ended 10/31/2008

				From	Inception
	1 Year	5 Years	10 Years	Inception	Date
Class A (NAV)	(32.94)%	0.14%	1.05%	3.70%	10/1/95
Class A (POP)	(36.64)%	(0.99)%	0.48%	3.25%	10/1/95
Russell 1000 Value(1)	(36.80)%	1.90%	2.79%	7.14%	10/1/95
Barclays Capital U.S. Aggregate Bond Index(1)	0.30%	3.48%	5.00%	5.75%	10/1/95

Class B (NAV)	(33.37)%	(0.53)%	0.51%	3.28%	10/1/95
Class B (POP)	(36.47)%	(0.69)%	0.51%	3.28%	10/1/95

Class C (NAV)	(33.33)%	(0.49)%	N/A	2.64%	11/11/02
Class C (POP)	(33.94)%	(0.49)%	N/A	2.64%	11/11/02

NOTES

(1)	The Russell 1000 Value Index and the Barclays Capital U.S. Aggregate Bond Index (formerly Lehman Brothers Aggregate Bond) are unmanaged indices used as a general measure of market performance. Calculations assume dividends and capital gains are reinvested and do not include any managerial expenses. You cannot directly invest in an index.
The performance data presented represents past performance; future results may vary. Performance data does not reflect the deduction of taxes that would be paid on fund distributions or the redemption of fund shares. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than performance quoted. Please see www.transamericafunds.com for performance data current to the most recent month-end. Public Offering Price (POP) returns include the reinvestment of dividends and capital gains and reflect the maximum sales charge of 5.5% for A shares or the maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 6 years) for Class B shares and 1% (during the first 12 months) for Class C shares. Shares purchased prior to March 1, 2004 are subject to a maximum applicable contingent deferred sales charge (5% in the 1st year, decreasing to 0% after 7 years) for Class B shares and (2% in the 1st year, decreasing to 0% after 2 years) for Class C shares. Net Asset Value (NAV) returns include the reinvestment of dividends and capital gains but do not reflect any sales charges.
This material must be preceded or accompanied by a current prospectus, which includes specific contents regarding the investment objectives and policies of this Fund.

UNDERSTANDING YOUR FUND’S EXPENSES
(unaudited)
SHAREHOLDER EXPENSES
Fund shareholders may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases, contingent deferred sales charges on redemptions and redemption fees; and (2) ongoing costs, including management fees, 12b-1 distribution and service fees, and other fund expenses.
The following Example is intended to help you understand your ongoing costs (in dollars and cents) of investing in the Fund and to compare these costs with the ongoing costs of investing in other funds.
The Example is based on an investment of $1,000 invested at May 1, 2008 and held for the entire period until October 31, 2008.
ACTUAL EXPENSES
The first line in the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. If your account is an IRA, your expenses could have included a $15 annual fee. The amount of any fee paid through your account would increase the estimate of expenses you paid during the period and decrease your ending account value.
HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. As in the case of the actual expense example, if your account is subject to an IRA fee, the amount of the fee paid through your account would increase the hypothetical expenses you would have paid during the period and decrease the hypothetical ending account value.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, brokerage commissions paid on purchases and sales of fund shares. Therefore, the second line under the Fund in the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. If any of these transaction costs were included, your costs would be higher. The expenses shown in the table do not reflect any fees that may be charged to you by brokers, financial intermediaries or other financial institutions.

	Beginning	Ending	Annualized	Expenses
	Account	Account	Expense	Paid During
	Value	Value	Ratio	Period (a)
Class A
Actual	$1,000.00	$738.57	1.55%	$6.77
Hypothetical (b)	1,000.00	1,017.34	1.55	7.86

Class B
Actual	1,000.00	736.21	2.20	9.60
Hypothetical (b)	1,000.00	1,014.08	2.20	11.14

Class C
Actual	1,000.00	736.65	2.10	9.17
Hypothetical (b)	1,000.00	1,014.58	2.10	10.63

(a)	Expenses are calculated using the Fund’s annualized expense ratio (as disclosed in the table), multiplied by the average account value for the period, multiplied by the number of days in the period (184 days), and divided by the number of days in the year (366 days).

(b)	5% return per year before expenses.
GRAPHICAL PRESENTATION OF SCHEDULE OF INVESTMENTS
By Asset Type
At October 31, 2008
(unaudited)
This chart shows the percentage breakdown by Asset Type of the Fund’s total investment securities. Percentage breakdown of Short-term category includes Securities Lending Collateral.

SCHEDULE OF INVESTMENTS
At October 31, 2008
(all amounts except share amounts in thousands)

	Principal	Value
U.S. GOVERNMENT OBLIGATIONS (3.0%)
U.S. Treasury Bond
4.38%, due 02/15/2038 ^	$265	$266
5.00%, due 05/15/2037	25	28
U.S. Treasury Inflation Indexed Note
1.38%, due 07/15/2018 ^	51	43
U.S. Treasury Note
3.13%, due 09/30/2013 ^	447	454
4.00%, due 08/15/2018 ^	132	132

Total U.S. Government Obligations (cost $941)		923

U.S. GOVERNMENT AGENCY OBLIGATIONS (18.3%)
Fannie Mae
4.72%, due 10/01/2035 *	338	339
5.00%, due 05/01/2018	89	88
5.50%, due 07/01/2019 - 01/01/2038	1,323	1,304
6.00%, due 04/01/2033 - 12/01/2037	1,267	1,267
6.50%, due 10/01/2037	391	397
Freddie Mac
5.00%, due 04/01/2018 - 11/15/2032	1,189	1,166
5.35%, due 11/14/2011	120	120
5.50%, due 09/01/2018 - 11/01/2018	140	141
5.51%, due 09/01/2037 *	363	365
6.00%, due 12/01/2033	276	276
Ginnie Mae
6.00%, due 06/15/2034	131	131
6.50%, due 10/15/2027	55	56

Total U.S. Government Agency Obligations (cost $5,730)		5,650

MORTGAGE-BACKED SECURITIES (2.6%)
American Tower Trust
Series 2007-1A, Class C
5.62%, due 04/15/2037 -144A	155	128
Bear Stearns Commercial Mortgage Securities
Series 2006-PW14, Class A4
5.20%, due 12/11/2038	238	179
Morgan Stanley Capital I
Series 2006-HQ10, Class A4
5.33%, due 11/12/2041	232	176
SBA CMBS Trust
Series 2006-1A, Class A
5.31%, due 11/15/2036 -144A	150	140
Wachovia Bank Commercial Mortgage Trust
Series 2006-C28, Class A4
5.57%, due 10/15/2048	223	170
Series 2007-C32, Class H
5.74%, due 06/15/2049 -144A	85	22

Total Mortgage-Backed Securities (cost $1,077)		815

ASSET-BACKED SECURITY (0.4%)
USAA Auto Owner Trust
Series 2008-2, Class A3
4.64%, due 10/15/2012	135	131

Total Asset-Backed Security (cost $135)		131

CORPORATE DEBT SECURITIES (12.0%)
Airlines (0.4%)
Continental Airlines, Inc.
7.49%, due 10/02/2010	75	70
Delta Air Lines, Inc.
7.57%, due 11/18/2010	85	71
Automobiles (0.8%)
Daimler Finance North America LLC
3.25%, due 03/13/2009 *	115	109
8.00%, due 06/15/2010	130	115
Beverages (0.8%)
Diageo Capital PLC
5.75%, due 10/23/2017 ^	148	127
PepsiCo, Inc.
7.90%, due 11/01/2018	125	132
Building Products (0.3%)
CRH America, Inc.
5.30%, due 10/15/2013	100	80
Capital Markets (0.4%)
Merrill Lynch & Co., Inc.
5.45%, due 02/05/2013	150	135
Commercial Banks (0.5%)
Barclays Bank PLC
7.70%, due 04/25/2018 -144A ■ Ž	120	83
PNC Bank NA
6.88%, due 04/01/2018	80	74
Diversified Financial Services (1.2%)
General Electric Capital Corp.
4.80%, due 05/01/2013	130	117
Glencore Funding LLC
6.00%, due 04/15/2014 -144A	138	130
Pemex Finance, Ltd.
9.03%, due 02/15/2011	125	126
Diversified Telecommunication Services (0.4%)
Verizon Communications, Inc.
8.75%, due 11/01/2018	123	126
Food & Staples Retailing (0.3%)
Stater Brothers Holdings, Inc.
8.13%, due 06/15/2012	100	89
Food Products (0.5%)
Cargill, Inc.
5.60%, due 09/15/2012 -144A	80	74
Michael Foods, Inc.
8.00%, due 11/15/2013	90	78
Hotels, Restaurants & Leisure (0.2%)
Royal Caribbean Cruises, Ltd.
8.75%, due 02/02/2011	70	60
Household Products (0.2%)
Kimberly-Clark Corp.
6.63%, due 08/01/2037	80	70
Industrial Conglomerates (0.4%)
Hutchison Whampoa International, Ltd.
5.45%, due 11/24/2010 -144A	140	132
Insurance (0.1%)
Oil Insurance, Ltd.
7.56%, due 06/30/2011 -144A ■ Ž	80	41
Machinery (0.3%)
Tyco Electronics Group SA
6.55%, due 10/01/2017	96	80
Media (0.8%)
Comcast Corp.
7.05%, due 03/15/2033	95	79
News America Holdings, Inc.
7.75%, due 12/01/2045	65	54
Time Warner Cable, Inc.
6.75%, due 07/01/2018	125	107
Metals & Mining (0.2%)
Arcelormittal
5.38%, due 06/01/2013 -144A	80	65
The notes to the financial statements are an integral part of this report.

	Principal	Value
Multiline Retail (0.4%)
Neiman-Marcus Group, Inc.
9.00%, due 10/15/2015	$100	$69
Target Corp.
7.00%, due 01/15/2038	79	60
Multi-Utilities (0.5%)
Sempra Energy
4.75%, due 05/15/2009	145	143
Oil, Gas & Consumable Fuels (0.8%)
Enterprise Products Operating, LP
4.63%, due 10/15/2009	120	115
Petrobras International Finance Co.
5.88%, due 03/01/2018	90	71
PetroHawk Energy Corp.
9.13%, due 07/15/2013	100	77
Paper & Forest Products (0.6%)
Celulosa Arauco y Constitucion SA
8.63%, due 08/15/2010	171	178
Real Estate Investment Trusts (0.5%)
Wea Finance LLC / WCI Finance LLC
5.40%, due 10/01/2012 -144A	168	146
Real Estate Management & Development (0.5%)
Post Apartment Homes, LP
6.30%, due 06/01/2013	171	168
Road & Rail (0.9%)
Burlington Northern Santa Fe Corp.
6.13%, due 03/15/2009	80	80
Hertz Corp.
8.88%, due 01/01/2014	75	55
Norfolk Southern Corp.
6.20%, due 04/15/2009	120	120

Total Corporate Debt Securities (cost $4,211)		3,706

	Shares
COMMON STOCKS (57.9%)
Aerospace & Defense (1.4%)
Raytheon Co. ^	8,215	420
Auto Components (0.6%)
BorgWarner, Inc. ^	8,100	182
Capital Markets (2.3%)
AllianceBernstein Holding, LP ^	22,623	530
BlackRock, Inc. ^	1,530	201
Chemicals (1.5%)
Praxair, Inc.	7,200	469
Construction & Engineering (0.3%)
Jacobs Engineering Group, Inc. ‡	2,519	92
Diversified Financial Services (3.8%)
Bank of America Corp. ^	19,021	460
CME Group, Inc. ^	1,095	309
JPMorgan Chase & Co. ^	9,800	404
Diversified Telecommunication Services (0.9%)
AT&T, Inc.	10,868	291
Electric Utilities (0.7%)
Dominion Resources, Inc. ^	6,000	218
Electronic Equipment & Instruments (0.9%)
Tyco Electronics, Ltd. ^	13,700	266
Energy Equipment & Services (1.7%)
Transocean, Inc. ^	6,422	529
Food Products (2.0%)
Kraft Foods, Inc. -Class A ^	21,037	613
Health Care Equipment & Supplies (1.3%)
Becton Dickinson & Co.	5,723	397
Household Products (2.4%)
Colgate-Palmolive Co. ^	7,000	439
Kimberly-Clark Corp. ^	5,000	307
Industrial Conglomerates (1.9%)
General Electric Co.	29,579	577
Insurance (0.7%)
MetLife, Inc. ^	6,700	223
Life Sciences Tools & Services (1.6%)
Thermo Fisher Scientific, Inc. ‡ ^	12,000	487
Media (1.5%)
Walt Disney Co. ^	17,800	461
Metals & Mining (1.4%)
Cia Vale do Rio Doce ADR ^	34,000	446
Oil, Gas & Consumable Fuels (7.1%)
Anadarko Petroleum Corp. ^	11,000	388
BP PLC ADR ^	9,485	471
Exxon Mobil Corp. ^	10,700	793
XTO Energy, Inc. ^	15,000	539
Pharmaceuticals (9.4%)
Bristol-Myers Squibb Co.	57,764	1,187
Merck & Co., Inc. ^	35,000	1,083
Pfizer, Inc. ^	36,935	654
Real Estate Investment Trusts (1.2%)
Plum Creek Timber Co., Inc. ^	10,200	380
Road & Rail (2.5%)
Union Pacific Corp.	11,400	761
Software (3.3%)
Microsoft Corp.	35,870	801
Oracle Corp. ‡	11,004	201
Textiles, Apparel & Luxury Goods (0.9%)
Nike, Inc.	4,576	264
Tobacco (6.6%)
Lorillard, Inc. ^	11,000	725
Philip Morris International, Inc.	30,400	1,322

Total Common Stocks (cost $18,387)		$17,890

	Principal
REPURCHASE AGREEMENT (6.0%)
State Street Repurchase Agreement 0.15%, dated 10/31/2008, to be repurchased at $1,848 on 11/03/2008 à •	$1,848	1,848

Total Repurchase Agreement (cost $1,848)		1,848

	Shares
SECURITIES LENDING COLLATERAL (23.0%)
State Street Navigator Securities Lending Trust - Prime Portfolio, 2.71% à ▲	7,120,161	7,120

Total Securities Lending Collateral (cost $7,120)		7,120

Total Investment Securities (cost $39,449) #		$38,083

The notes to the financial statements are an integral part of this report.

NOTES TO SCHEDULE OF INVESTMENTS:

^	All or a portion of this security is on loan. The value of all securities on loan is $6,953.

*	Floating or variable rate note. Rate is listed as of 10/31/2008.

Ž	The security has a perpetual maturity. The date shown is the next call date.

■	Coupon rate is fixed for a predetermined period of time and then converts to a floating rate until maturity/call date. Rate is listed as of 10/31/2008.

‡	Non-income producing security.

•	Repurchase agreement is collateralized by a U.S. Government Agency Obligation with an interest rate of 4.00%, and a maturity date of 06/01/2014, and with a market value plus accrued interest of $1,887.

à	State Street Bank & Trust Company serves as the accounting, custody, and lending agent for the Fund and provides various services on behalf of the Fund.

▲	Interest rate shown reflects the yield at 10/31/2008.

#	Aggregate cost for federal income tax purposes is $39,153. Aggregate gross unrealized appreciation/depreciation for all securities in which there is an excess of value over tax cost were $2,954 and $4,024, respectively. Net unrealized depreciation for tax purposes is $1,070.
DEFINITIONS:

144A	144A Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities are deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities and may be resold as transactions exempt from registration, normally to qualified institutional buyers. At 10/31/2008, these securities aggregated $961, or 3.11% of the Fund’s net assets.

ADR	American Depositary Receipt

LLC	Limited Liability Company

LP	Limited Partnership

PLC	Public Limited Company
The notes to the financial statements are an integral part of this report.

STATEMENTS OF ASSETS AND LIABILITIES
At October 31, 2008
(all amounts except share amounts in thousands)

		Transamerica			Transamerica
	Transamerica	Convertible	Transamerica	Transamerica	Growth
	Balanced	Securities	Equity	Flexible Income	Opportunities
Assets:
Investment securities, at cost	$148,281	$147,921	$1,481,800	$201,142	$231,521
Securities loaned, at value	25,194	15,182	203,507	16,077	39,145

Investment securities, at value	$130,300	$124,706	$1,265,888	$169,564	$199,883
Receivables:
Investment securities sold	255	4,315	—	7,290	2,003
Shares of beneficial interest sold	4	315	280	182	37
Interest	540	401	1	2,548	—
Income from loaned securities	18	12	80	11	55
Dividends	81	124	1,316	—	50
Dividend reclaims	63	—	459	—	—
Unrealized appreciation on forward foreign currency contracts	—	—	—	48	—
Other	41	8	421	16	18

	$131,302	$129,881	$1,268,445	$179,659	$202,046

Liabilities:
Investment securities purchased	5,024	1,733	60,479	6,724	2,781
Accounts payable and accrued liabilities:
Shares of beneficial interest redeemed	139	89	377	243	80
Management and advisory fees	70	74	667	105	99
Distribution and service fees	60	12	184	17	39
Trustees fees	41	8	425	17	19
Transfer agent fees	31	4	169	7	52
Administration fees	2	2	17	3	3
Payable for collateral for securities on loan	25,791	15,504	208,082	16,417	40,056
Other	39	38	147	49	45

	31,197	17,464	270,547	23,582	43,174

Net Assets	$100,105	$112,417	$997,898	$156,077	$158,872

Net Assets Consist of:
Shares of beneficial interest, unlimited shares authorized, no par value	$111,952	$152,489	$1,675,207	$234,496	$322,557
Undistributed (accumulated) net investment income (loss)	189	520	2,369	805	(17)
Undistributed (accumulated) net realized gain (loss) from investments	5,958	(17,373)	(463,601)	(47,685)	(132,021)
Net unrealized appreciation (depreciation) on:
Investment securities	(17,999)	(23,219)	(216,106)	(31,586)	(31,647)
Translation of assets and liabilities denominated in foreign currencies	5	—	29	47	—

Net Assets	$100,105	$112,417	$997,898	$156,077	$158,872

Net Assets by Class:
Class A	$49,917	$10,748	$300,140	$13,360	$41,005
Class B	32,469	2,920	59,479	8,628	20,823
Class C	17,719	7,070	46,676	5,981	10,619
Class I		91,679	500,722	128,108	86,425
Class T			90,881
Shares Outstanding:
Class A	3,035	1,496	43,793	1,849	6,241
Class B	1,984	410	9,272	1,194	3,395
Class C	1,087	996	7,244	830	1,724
Class I		12,756	71,654	17,662	12,829
Class T			4,749
Net Asset Value Per Share:
Class A	$16.44	$7.18	$6.85	$7.22	$6.57
Class B	16.37	7.13	6.42	7.23	6.13
Class C	16.30	7.10	6.44	7.21	6.16
Class I		7.19	6.99	7.25	6.74
Class T			19.14
Maximum Offering Price Per Share (a)
Class A	$17.40	$7.54	$7.25	$7.58	$6.95
The notes to the financial statements are an integral part of this report.

		Transamerica		Transamerica	Transamerica
	Transamerica	Legg Mason	Transamerica	Science &	Short-Term
	High Yield Bond	Partners All Cap	Money Market	Technology	Bond
Assets:
Investment securities, at cost	$686,204	$107,919	$274,133	$81,781	$537,189
Securities loaned, at value	65,402	19,464	—	12,875	16,847

Investment securities, at value	$508,664	$97,379	$274,133	$66,751	$516,480
Prepaid money market guarantee insurance	—	—	15	—	—
Receivables:
Investment securities sold	1,473	—	—	—	1,900
Shares of beneficial interest sold	1	12	717	34	160
Interest	15,046	—	—	—	5,522
Income from loaned securities	61	12	—	16	13
Dividends	—	71	—	25	—
Dividend reclaims	—	26	—	—	—
Variation margin	—	—	—	—	320
Other	26	29	11	4	—

	$525,271	$97,529	$274,876	$66,830	$524,395

Liabilities:
Investment securities purchased	—	27	—	—	1,413
Accounts payable and accrued liabilities:
Shares of beneficial interest redeemed	129	114	2,469	4	143
Management and advisory fees	241	61	91	34	276
Distribution and service fees	21	51	119	4	7
Trustees fees	28	29	14	4	2
Transfer agent fees	7	31	30	4	1
Administration fees	8	1	4	1	9
Dividends to shareholders	—	—	216	—	—
Payable for collateral for securities on loan	66,811	19,953	—	13,234	17,209
Other	77	39	49	34	76

	67,322	20,306	2,992	13,319	19,136

Net Assets	$457,949	$77,223	$271,884	$53,511	$505,259

Net Assets Consist of:
Shares of beneficial interest, unlimited shares authorized, no par value	$643,275	$89,739	$271,801	$69,107	$538,833
Undistributed (accumulated) net investment income (loss)	3,067	525	83	(2)	1,333
Accumulated net realized loss from investments	(10,842)	(2,488)	—	(563)	(14,040)
Net unrealized depreciation on:
Investment securities	(177,551)	(10,553)	—	(15,031)	(20,707)
Futures contracts	—	—	—	—	(160)

Net Assets	$457,949	$77,223	$271,884	$53,511	$505,259

Net Assets by Class:
Class A	$24,506	$28,237	$142,456	$3,778	$5,663
Class B	9,091	33,670	40,110	2,094
Class C	5,429	15,316	59,991	1,417	7,263
Class I	418,923		29,327	46,222	492,333
Shares Outstanding:
Class A	3,877	2,828	142,456	1,330	600
Class B	1,439	3,646	40,110	781
Class C	860	1,655	59,991	529	771
Class I	65,845		29,327	15,972	53,046
Net Asset Value Per Share:
Class A	$6.31	$9.98	$1.00	$2.84	$9.44
Class B	6.30	9.24	1.00	2.68
Class C	6.30	9.26	1.00	2.68	9.42
Class I	6.35		1.00	2.89	9.28
Maximum Offering Price Per Share (a)
Class A	$6.62	$10.56	$1.00	$3.01	$9.68
The notes to the financial statements are an integral part of this report.

	Transamerica	Transamerica
	Small/Mid Cap	Templeton	Transamerica
	Value	Global	Value Balanced
Assets:
Investment securities, at cost	$728,930	$158,893	$39,449
Foreign currency cost	—	170	—
Securities loaned, at value	127,833	24,674	6,953

Investment securities, at value	$661,303	$123,836	$38,083
Foreign currency	—	157	—
Receivables:
Investment securities sold	15,091	1,366	207
Shares of beneficial interest sold	1,471	9	3
Interest	—	—	102
Income from loaned securities	116	15	5
Dividends	360	264	54
Dividend reclaims	—	169	—
Other	14	119	16

	$678,355	$125,935	$38,470

Liabilities:
Investment securities purchased	2,849	1,341	295
Accounts payable and accrued liabilities:
Shares of beneficial interest redeemed	1,845	58	42
Management and advisory fees	404	89	24
Distribution and service fees	182	45	16
Trustees fees	17	119	16
Transfer agent fees	79	56	11
Administration fees	10	2	1
Due to custodian	—	12	—
Payable for collateral for securities on loan	131,870	25,400	7,120
Other	93	60	32

	137,349	27,182	7,557

Net Assets	$541,006	$98,753	$30,913

Net Assets Consist of:
Shares of beneficial interest, unlimited shares authorized, no par value	$699,842	$431,026	$35,700
Undistributed net investment income	7,851	421	349
Accumulated net realized loss from investments	(99,054)	(297,573)	(3,762)
Net unrealized depreciation on:
Investment securities	(67,633)	(35,112)	(1,374)
Translation of assets and liabilities denominated in foreign currencies	—	(9)	—

Net Assets	$541,006	$98,753	$30,913

Net Assets by Class:
Class A	$199,210	$73,721	$18,666
Class B	31,716	10,746	6,414
Class C	95,729	14,286	5,833
Class I	214,351
Shares Outstanding:
Class A	15,685	3,754	2,096
Class B	2,603	584	722
Class C	7,913	782	658
Class I	16,736
Net Asset Value Per Share:
Class A	$12.70	$19.63	$8.91
Class B	12.19	18.41	8.88
Class C	12.10	18.27	8.87
Class I	12.81

Maximum Offering Price Per Share (a)
Class A	$13.44	$20.77	$9.43

(a)	Includes the maximum selling commission (represented as a percentage of offering price) which is reduced on certain levels of sales as set forth in the Prospectus. Net asset value per share for classes B, C, and I shares represents offering price. The redemption price for Classes B and C shares equals net asset value less any applicable contingent deferred sales charge.
The notes to the financial statements are an integral part of this report.

STATEMENTS OF OPERATIONS
For the year ended October 31, 2008
(all amounts except share amounts in thousands)

		Transamerica			Transamerica
	Transamerica	Convertible	Transamerica	Transamerica	Growth
	Balanced	Securities	Equity	Flexible Income	Opportunities
Investment Income:
Dividends	$1,411	$1,117	$19,353	$475	$1,780
Withholding taxes on foreign dividends	—	—	—	(3)	(1)
Interest	2,700	2,755	760	22,348	225
Income from loaned securities-net	70	38	351	249	749

	4,181	3,910	20,464	23,069	2,753

Expenses:
Management and advisory fees	1,210	1,172	11,079	2,535	2,135
Distribution and service fees:
Class A	213	48	1,580	54	191
Class B	640	50	1,236	130	418
Class C	264	77	789	81	168
Transfer agent fees:
Class A	178	19	1,297	40	327
Class B	174	9	569	36	254
Class C	55	7	224	16	82
Class T			193
Printing and shareholder reports	8	21	135	41	17
Custody fees	28	19	152	44	31
Administration fees	30	31	310	71	54
Legal fees	4	4	39	9	6
Audit fees	20	20	21	20	20
Trustees fees	3	3	26	6	4
Registration fees	—	2	—	1	—
Other	23	36	88	36	37

Total expenses	2,850	1,518	17,738	3,120	3,744

Net of reimbursement of class expenses:
Class A					(31)
Class B			(54)		(27)

Total reimbursed expenses	—	—	(54)	—	(58)

Net expenses	2,850	1,518	17,684	3,120	3,686

Net Investment Income (Loss)	1,331	2,392	2,780	19,949	(933)

Net Realized Gain (Loss) from:
Investment securities	6,221	(17,308)	(58,064)	(34,897)	(20,795)
Futures contracts	1	—	—	2	—
Foreign currency transactions	—	—	—	362	—

	6,222	(17,308)	(58,064)	(34,533)	(20,795)

Net Decrease in Unrealized Depreciation on:
Investment securities	(63,988)	(55,761)	(731,315)	(26,145)	(114,155)
Translation of assets and liabilities denominated in foreign currencies	—	—	29	47	—

	(63,988)	(55,761)	(731,286)	(26,098)	(114,155)

Net Realized and Unrealized Loss:	(57,766)	(73,069)	(789,350)	(60,631)	(134,950)

Net Decrease In Net Assets Resulting from Operations	$(56,435)	$(70,677)	$(786,570)	$(40,682)	$(135,883)

The notes to the financial statements are an integral part of this report.

		Transamerica Legg		Transamerica
	Transamerica High	Mason Partners All	Transamerica	Science &	Transamerica
	Yield Bond	Cap	Money Market	Technology	Short-Term Bond
Investment Income:
Dividends	$—	$2,990	$—	$177	$—
Withholding taxes on foreign dividends	—	(18)	—	(2)	—
Interest	39,989	22	6,660	31	28,606
Income from loaned securities-net	410	72	—	195	194

	40,399	3,066	6,660	401	28,800

Expenses:
Management and advisory fees	2,652	1,022	822	619	3,522
Distribution and service fees:
Class A	118	142	399	22	6
Class B	155	616	270	35	—
Class C	86	256	325	22	22
Transfer agent fees:
Class A	54	143	271	27	1
Class B	32	211	69	22
Class C	13	65	61	9	1
Class I	— (a)		— (a)	— (a)	1
Printing and shareholder reports	56	10	23	8	70
Custody fees	56	31	29	12	65
Administration fees	90	26	41	16	114
Legal fees	11	3	—	2	14
Audit fees	20	20	20	20	20
Trustees fees	7	2	—	1	9
Registration fees	8	—	2	—	2
Money Market guarantee insurance fees	—	—	7	—	—
Other	36	28	59	46	74

Total expenses	3,394	2,575	2,398	861	3,921

Net of reimbursement of class expenses:
Class A		(17)	(276)	(11)
Class B		(24)	(71)	(12)
Class C			(62)	(3)
Class I			(2)

Total reimbursed expenses	—	(41)	(411)	(26)	—

Net expenses	3,394	2,534	1,987	835	3,921

Net Investment Income (Loss)	37,005	532	4,673	(434)	24,879

Net Realized Loss from:
Investment securities	(9,296)	(1,842)	—	(562)	(10,112)
Futures contracts	—	—	—	—	(29)
Foreign currency transactions	—	—	—	(1)	—

	(9,296)	(1,842)	—	(563)	(10,141)

Net Decrease in Unrealized Depreciation on:
Investment securities	(173,227)	(48,557)	—	(48,013)	(19,666)
Futures contracts	—	—	—	—	(160)

	(173,227)	(48,557)	—	(48,013)	(19,826)

Net Realized and Unrealized Loss:	(182,523)	(50,399)	—	(48,576)	(29,967)

Net Increase (Decrease) In Net Assets Resulting from Operations	$(145,518)	$(49,867)	$4,673	$(49,010)	$(5,088)

The notes to the financial statements are an integral part of this report.

	Transamerica
	Small/Mid Cap	Transamerica	Transamerica Value
	Value	Templeton Global	Balanced
Investment Income:
Dividends	$15,932	$4,762	$1,119
Withholding taxes on foreign dividends	(2)	(339)	(1)
Interest	1,029	79	803
Income from loaned securities-net	1,346	76	18

	18,305	4,578	1,939

Expenses:
Management and advisory fees	5,769	1,441	359
Distribution and service fees:
Class A	687	376	95
Class B	444	345	117
Class C	937	243	91
Transfer agent fees:
Class A	410	416	78
Class B	100	189	43
Class C	171	93	19
Printing and shareholder reports	112	1	— (a)
Custody fees	69	80	20
Administration fees	147	36	10
Legal fees	21	5	1
Audit fees	21	25	21
Trustees fees	14	4	1
Registration fees	13	—	—
Other	82	—	30

Total expenses	8,997	3,254	885

Net of reimbursement of class expenses:
Class A		(66)	(3)
Class B		(82)	(11)
Class C		(14)

Total reimbursed expenses	—	(162)	(14)

Net expenses	8,997	3,092	871

Net Investment Income	9,308	1,486	1,068

Net Realized Gain (Loss) from:
Investment securities	(98,519)	11,709	(3,768)
Written option & swaption contracts	—	—	38
Foreign currency transactions	—	(486)	—

	(98,519)	11,223	(3,730)

Net Decrease in Unrealized Depreciation on:
Investment securities	(296,332)	(105,600)	(14,662)
Written option and swaption contracts	—	—	(34)
Translation of assets and liabilities denominated in foreign currencies	—	(19)	—

	(296,332)	(105,619)	(14,696)

Net Realized and Unrealized Loss:	(394,851)	(94,396)	(18,426)

Net Decrease In Net Assets Resulting from Operations	$(385,543)	$(92,910)	$(17,358)

(a)	Rounds to less than $1.
The notes to the financial statements are an integral part of this report.

STATEMENTS OF CHANGES IN NET ASSETS
(all amounts in thousands)

			Transamerica Convertible				Transamerica Flexible
	Transamerica Balanced		Securities		Transamerica Equity		Income
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income (loss)	$1,331	$628	$2,392	$2,344	$2,780	$(4,855)	$19,949	$20,505
Net realized gain (loss)(a)	6,222	24,204	(17,308)	36,172	(58,064)	189,148	(34,533)	(6,948)
Change in unrealized appreciation (depreciation)(b)	(63,988)	5,146	(55,761)	6,185	(731,286)	179,879	(26,098)	(5,879)

Net increase (decrease) in net assets resulting from operations	(56,435)	29,978	(70,677)	44,701	(786,570)	364,172	(40,682)	7,678

Distributions to Shareholders:
From net investment income:
Class A	(699)	(334)	(133)	(60)			(849)	(829)
Class B	(286)	(175)	(15)	(18)			(600)	(899)
Class C	(161)	(62)	(38)	(10)			(386)	(472)
Class I			(1,811)	(2,421)			(18,830)	(17,840)

	(1,146)	(571)	(1,997)	(2,509)	—	—	(20,665)	(20,040)

From net realized gains:
Class A	(1,615)		(2,349)	(337)
Class B	(2,368)		(1,381)	(351)
Class C	(828)		(861)	(180)
Class I			(31,579)	(13,541)

	(4,811)	—	(36,170)	(14,409)	—	—	—	—

Capital Share Transactions:
Proceeds from shares sold:
Class A	3,878	3,526	13,963	5,352	42,081	44,265	3,320	4,630
Class B	2,063	2,783	1,164	852	4,848	7,379	1,949	1,542
Class C	1,325	1,128	9,648	704	5,391	9,600	2,580	3,467
Class I			6,078	14,218	51,057	92,884	28,018	166,452
Class T					1,798	1,657

	7,266	7,437	30,853	21,126	105,175	155,785	35,867	176,091

Dividends and distributions reinvested:
Class A	2,018	320	1,721	368	—		509	695
Class B	2,440	163	1,103	303			369	720
Class C	879	56	599	122			239	352
Class I			32,781	15,962			15,299	17,840

	5,337	539	36,204	16,755	—	—	16,416	19,607

Cost of shares redeemed:
Class A	(15,261)	(16,478)	(7,685)	(2,550)	(89,748)	(136,142)	(5,383)	(7,258)
Class B	(19,396)	(30,403)	(1,659)	(2,301)	(28,453)	(55,373)	(5,085)	(7,431)
Class C	(6,156)	(10,378)	(2,109)	(1,357)	(19,902)	(24,350)	(4,119)	(7,097)
Class I			(4,311)	(162,514)	(56,853)	(86,650)	(232,281)	(23,682)
Class T					(21,752)	(51,342)

	(40,813)	(57,259)	(15,764)	(168,722)	(216,708)	(353,857)	(246,868)	(45,468)

Redemption fee:
Class A	—	—	—	—	3	1	—	—

	—	—	—	—	3	1	—	—

Automatic conversions:
Class A	24,175	10,022	645	99	48,320	21,409	3,069	809
Class B	(24,175)	(10,022)	(645)	(99)	(48,320)	(21,409)	(3,069)	(809)

	—	—	—	—	—	—	—	—

Net increase (decrease) in net assets resulting from capital shares transactions	(28,210)	(49,283)	51,293	(130,841)	(111,530)	(198,071)	(194,585)	150,230

Net Increase (Decrease) in net assets	(90,602)	(19,876)	(57,551)	(103,058)	(898,100)	166,101	(255,932)	137,868

Net Assets:
Beginning of year	$190,707	$210,583	$169,968	$273,026	$1,895,998	$1,729,897	$412,009	$274,141

End of year	$100,105	$190,707	$112,417	$169,968	$997,898	$1,895,998	$156,077	$412,009

Undistributed (Accumulated) Net Investment Income (Loss)	$189	$4	$520	$93	$2,369	$(411)	$805	$1,265

The notes to the financial statements are an integral part of this report.

			Transamerica Convertible				Transamerica Flexible
	Transamerica Balanced		Securities		Transamerica Equity		Income
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Share Activity:
Shares issued:
Class A	168	151	1,322	397	4,098	4,226	359	493
Class B	93	120	111	66	511	747	214	164
Class C	60	49	939	52	552	963	290	372
Class I			509	1,104	6,453	8,822	2,984	17,539
Class T				64	57

	321	320	2,881	1,619	11,678	14,815	3,847	18,568

Shares issued-reinvested from distributions:
Class A	95	14	159	29	6	—	83	75
Class B	104	7	100	24	—	—	56	77
Class C	39	2	55	10	—	—	38	38
Class I	—	—	3,008	1,262	—	—	2,167	1,912

	238	23	3,322	1,325	6	—	2,344	2,102

Shares redeemed:
Class A	(712)	(710)	(784)	(194)	(9,119)	(13,041)	(630)	(781)
Class B	(893)	(1,310)	(168)	(176)	(3,011)	(5,614)	(585)	(797)
Class C	(289)	(451)	(235)	(105)	(2,172)	(2,460)	(483)	(762)
Class I			(465)	(12,760)	(7,429)	(8,395)	(27,886)	(2,524)
Class T					(787)	(1,774)

	(1,894)	(2,471)	(1,652)	(13,235)	(22,518)	(31,284)	(29,584)	(4,864)

Automatic conversions:
Class A	1,089	421	62	7	4,704	2,009	351	87
Class B	(1,096)	(423)	(62)	(8)	(5,003)	(2,121)	(351)	(87)

	(7)	(2)	—	(1)	(299)	(112)	—	—

Net increase (decrease) in shares outstanding:
Class A	640	(124)	759	239	(311)	(6,806)	163	(126)
Class B	(1,792)	1,606	(19)	(94)	(7,503)	(6,988)	(666)	(643)
Class C	(190)	(400)	759	(43)	(1,620)	(1,497)	(155)	(352)
Class I			3,052	(10,394)	(976)	427	(22,735)	16,927
Class T					(723)	(1,717)

	(1,342)	(2,130)	4,551	(10,292)	(11,133)	(16,581)	(23,393)	15,806

The notes to the financial statements are an integral part of this report.

	Transamerica Growth		Transamerica High Yield		Transamerica Legg Mason		Transamerica Money
	Opportunities		Bond		Partners All Cap		Market
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income (loss)	$(933)	$(2,183)	$37,005	$26,486	$532	$(57)	$4,673	$7,680
Net realized gain (loss)(a)	(20,795)	91,882	(9,296)	3,704	(1,842)	15,452	—	—
Change in unrealized appreciation (depreciation)(b)	(114,155)	13,074	(173,227)	(6,944)	(48,557)	1,843	—	—

Net increase (decrease) in net assets resulting from operations	(135,883)	102,773	(145,518)	23,246	(49,867)	17,238	4,673	7,680

Distributions to Shareholders:
From net investment income:
Class A	—	—	(2,500)	(2,554)	—	(175)	(2,745)	(3,876)
Class B	—	—	(1,008)	(1,470)	—	—	(473)	(966)
Class C	—	—	(574)	(615)	—	—	(539)	(700)
Class I	—	—	(31,427)	(21,811)	—	—	(927)	(2,136)

	—	—	(35,509)	(26,450)	—	(175)	(4,684)	(7,678)

From net realized gains:
Class A	—	—	—	—	(4,246)	(7,681)	—	—
Class B	—	—	—	—	(7,861)	(16,118)	—	—
Class C	—	—	—	—	(3,130)	(6,121)	—	—

	—	—	—	—	(15,237)	(29,920)	—	—

Capital Share Transactions:
Proceeds from shares sold:
Class A	3,902	8,951	10,846	10,896	2,542	4,462	156,262	110,732
Class B	2,025	2,481	1,083	1,207	1,618	4,191	36,830	18,357
Class C	1,293	1,087	736	2,753	909	1,569	72,304	17,851
Class I	1,984	7,155	241,102	61,746	—	—	25,560	209,116

	9,204	19,674	253,767	76,602	5,069	10,222	290,956	356,056

Dividends and distributions reinvested:
Class A	—	—	1,345	1,803	4,108	7,515	2,215	3,727
Class B	—	—	502	980	7,238	14,734	376	893
Class C	—	—	267	358	2,816	5,461	404	655
Class I	—	—	20,457	21,811	—	—	811	2,120

	—	—	22,571	24,952	14,162	27,710	3,806	7,395

Cost of shares redeemed:
Class A	(14,166)	(20,501)	(14,351)	(21,615)	(15,837)	(17,017)	(115,331)	(98,923)
Class B	(9,511)	(19,854)	(6,552)	(7,614)	(23,998)	(30,724)	(16,870)	(20,138)
Class C	(4,474)	(6,452)	(3,074)	(4,201)	(10,843)	(10,089)	(32,353)	(16,155)
Class I	(45,766)	(75,323)	(11,363)	(64,779)	—	—	(31,716)	(203,029)

	(73,917)	(122,130)	(35,340)	(98,209)	(50,678)	(57,830)	(196,270)	(338,245)

Redemption fee:
Class A	1	1	1	—	—	—	—	—

	1	1	1	—	—	—	—	—

Automatic conversions:
Class A	15,592	2,209	2,666	794	8,181	2,342	3,549	1,515
Class B	(15,592)	(2,209)	(2,666)	(794)	(8,181)	(2,342)	(3,549)	(1,515)

	—	—	—	—	—	—	—	—

Net increase (decrease) in net assets resulting from capital shares transactions	(64,712)	(102,455)	240,999	3,345	(31,447)	(19,898)	98,492	25,206

Net Increase (Decrease) in net assets	(200,595)	318	59,972	141	(96,551)	(32,755)	98,481	25,208

Net Assets:
Beginning of year	$359,467	$359,149	$397,977	$397,836	$173,774	$206,529	$173,403	$148,195

End of year	$158,872	$359,467	$457,949	$397,977	$77,223	$173,774	$271,884	$173,403

Undistributed (Accumulated) Net Investment Income (Loss)	$(17)	$(17)	$3,067	$1,537	$525	$(7)	$83	$94

The notes to the financial statements are an integral part of this report.

	Transamerica Growth		Transamerica High Yield		Transamerica Legg Mason		Transamerica Money
	Opportunities		Bond		Partners All Cap		Market
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Share Activity:
Shares issued:
Class A	427	939	1,223	1,171	183	263	156,265	110,732
Class B	235	288	112	130	128	260	36,830	18,357
Class C	144	125	82	299	73	99	72,304	17,852
Class I	224	796	27,503	6,700	—	—	25,560	209,116

	1,030	2,148	28,920	8,300	384	622	290,959	356,057

Shares issued-reinvested from distributions:
Class A	—	—	223	196	271	462	2,215	3,727
Class B	—	—	78	106	513	960	376	893
Class C	—	—	41	39	199	355	404	655
Class I	—	—	3,829	2,352	—	—	811	2,120

	—	—	4,171	2,693	983	1,777	3,806	7,395

Shares redeemed:
Class A	(1,569)	(2,247)	(1,734)	(2,333)	(1,145)	(997)	(115,331)	(98,924)
Class B	(1,105)	(2,313)	(787)	(826)	(1,867)	(1,916)	(16,870)	(20,138)
Class C	(529)	(749)	(380)	(455)	(835)	(632)	(32,353)	(16,155)
Class I	(5,248)	(8,408)	(1,605)	(7,039)	—	—	(31,716)	(203,029)

	(8,451)	(13,717)	(4,506)	(10,653)	(3,847)	(3,545)	(196,270)	(338,246)

Automatic conversions:
Class A	1,695	231	310	86	595	136	3,549	1,515
Class B	(1,809)	(245)	(310)	(86)	(641)	(145)	(3,549)	(1,515)

	(114)	(14)	—	—	(46)	(9)	—	—

Net increase (decrease) in shares outstanding:
Class A	553	(1,077)	22	(880)	(96)	(136)	46,698	17,050
Class B	(2,679)	(2,270)	(907)	(676)	(1,867)	(841)	16,787	(2,403)
Class C	(385)	(624)	(257)	(117)	(563)	(178)	40,355	2,352
Class I	(5,024)	(7,612)	29,727	2,013	—	—	(5,345)	8,207

	(7,535)	(11,583)	28,585	340	(2,526)	(1,155)	98,495	25,206

The notes to the financial statements are an integral part of this report.

	Transamerica Science &		Transamerica Short-Term		Transamerica Small/Mid		Transamerica Templeton
	Technology		Bond		Cap Value		Global
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income (loss)	$(434)	$(423)	$24,879	$24,122	$9,308	$6,180	$1,486	$1,081
Net realized gain (loss)(a)	(563)	4,033	(10,141)	(1,455)	(98,519)	77,381	11,223	21,798
Change in unrealized appreciation (depreciation)(b)	(48,013)	27,561	(19,826)	(1,233)	(296,332)	101,180	(105,619)	31,307

Net increase (decrease) in net assets resulting from operations	(49,010)	31,171	(5,088)	21,434	(385,543)	184,741	(92,910)	54,186

Distributions to Shareholders:
From net investment income:
Class A	—	—	(73)	—	(815)	(339)	(1,124)	(1,297)
Class B	—	—		—	—	—	(99)	(375)
Class C	—	—	(74)	—	(207)	(64)	(199)	(173)
Class I	—	—	(24,970)	(22,977)	(4,881)	(6,046)	(700)	(688)

	—	—	(25,117)	(22,977)	(5,903)	(6,449)	(2,122)	(2,533)

From net realized gains:
Class A	(282)	—	—	—	(12,319)	(849)	—	—
Class B	(157)	—	—	—	(5,719)	(821)	—	—
Class C	(96)	—	—	—	(7,564)	(535)	—	—
Class I	(2,576)	—	—	—	(50,781)	(8,419)	—	—

	(3,111)	—	—	—	(76,383)	(10,624)	—	—

Capital Share Transactions:
Proceeds from shares sold:
Class A	2,918	1,923	6,797	—	376,986	50,011	4,616	6,194
Class B	381	488	—	—	18,229	7,596	1,618	3,166
Class C	660	689	8,910	—	111,684	29,511	900	1,684
Class I	4,896	—	34,605	193,918	40,971	23,041	—	—

	8,855	3,100	50,312	193,918	547,870	110,159	7,134	11,044

Dividends and distributions reinvested:
Class A	268	—	27	—	10,992	1,137	1,085	1,262
Class B	149	—	—	—	5,175	750	94	356
Class C	78	—	29	—	6,054	502	189	164
Class I	2,576	—	19,101	22,977	55,662	14,464	700	688

	3,071	—	19,157	22,977	77,883	16,853	2,068	2,470

Cost of shares redeemed:
Class A	(3,212)	(1,961)	(923)	—	(137,493)	(21,331)	(21,738)	(39,581)
Class B	(821)	(1,317)	—	—	(10,337)	(14,052)	(8,972)	(19,012)
Class C	(625)	(712)	(1,386)	—	(21,818)	(7,577)	(5,417)	(8,953)
Class I	(1,428)	—	(95,587)	(30,905)	(148,685)	(152,163)	(38,070)	(3,733)

	(6,086)	(3,990)	(97,896)	(30,905)	(318,333)	(195,123)	(74,197)	(71,279)

Redemption fee:
Class A	—	—	2	—	2	—	—	1
Class B	—	—	—	—	—	2	—	—

	—	—	2	—	2	2	—	1

Automatic conversions:
Class A	186	31	—	—	7,300	1,995	30,467	9,939
Class B	(186)	(31)	—	—	(7,300)	(1,995)	(30,467)	(9,939)

	—	—	—	—	—	—	—	—

Net increase (decrease) in net assets resulting from capital shares transactions	5,840	(890)	(28,425)	185,990	307,422	(68,109)	(64,995)	(57,764)

Net Increase (Decrease) in net assets	(46,281)	30,281	(58,630)	184,447	(160,407)	99,559	(160,027)	(6,111)

Net Assets:
Beginning of year	$99,792	$69,511	$563,889	$379,442	$701,413	$601,854	$258,780	$264,891

End of year	$53,511	$99,792	$505,259	$563,889	$541,006	$701,413	$98,753	$258,780

Undistributed (Accumulated) Net Investment Income (Loss)	$(2)	$(2)	$1,333	$1,571	$7,851	$5,056	$421	$337

The notes to the financial statements are an integral part of this report.

	Transamerica Science &		Transamerica Short-Term		Transamerica Small/Mid		Transamerica Templeton
	Technology		Bond		Cap Value		Global
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2008	2007	2008	2007	2008	2007
Share Activity:
Shares issued:
Class A	616	404	689	—	20,500	2,339	148	197
Class B	92	110	—	—	1,013	385	61	108
Class C	154	149	908	—	6,200	1,464	32	57
Class I	1,201	—	2,942	19,678	3,081	1,173	—	—

	2,063	663	4,539	19,678	30,794	5,361	241	362

Shares issued-reinvested from distributions:
Class A	53	—	6	—	553	62	35	42
Class B	31	—	—	—	270	43	3	12
Class C	16	—	6	—	318	29	6	6
Class I	501	—	2,571	2,340	2,787	797	20	23

	601	—	2,583	2,340	3,928	931	64	83

Shares redeemed:
Class A	(774)	(461)	(95)	—	(9,819)	(1,076)	(749)	(1,245)
Class B	(202)	(318)	—	—	(609)	(745)	(315)	(645)
Class C	(161)	(177)	(143)	—	(1,406)	(395)	(198)	(303)
Class I	(394)	—	(9,914)	(3,135)	(9,530)	(8,356)	(1,260)	(124)

	(1,531)	(956)	(10,152)	(3,135)	(21,364)	(10,572)	(2,522)	(2,317)

Automatic conversions:
Class A	47	7	—	—	385	96	1,006	312
Class B	(50)	(7)	—	—	(400)	(100)	(1,071)	(332)

	(3)	—	—	—	(15)	(4)	(65)	(20)

Net increase (decrease) in shares outstanding:
Class A	(58)	(50)	600	—	11,619	1,421	440	(694)
Class B	(129)	(215)	—	—	274	(417)	(1,322)	(857)
Class C	9	(28)	771	—	5,112	1,098	(160)	(240)
Class I	1,308	—	(4,401)	18,883	(3,662)	(6,386)	(1,240)	(101)

	1,130	(293)	(3,030)	18,883	13,343	(4,284)	(2,282)	(1,892)

The notes to the financial statements are an integral part of this report.

	Transamerica Value
	Balanced
	Year Ended	Year Ended
	October 31,	October 31,
	2008	2007
Increase (Decrease) in Net Assets From:
Operations:
Net investment income	$1,068	$1,133
Net realized gain (loss)(a)	(3,730)	4,199
Change in unrealized appreciation (depreciation)(b)	(14,696)	2,184

Net increase (decrease) in net assets resulting from operations	(17,358)	7,516

Distributions to Shareholders:
From net investment income:
Class A	(692)	(537)
Class B	(196)	(205)
Class C	(172)	(131)

	(1,060)	(873)

From net realized gains:
Class A	(1,609)	(898)
Class B	(830)	(564)
Class C	(566)	(319)

	(3,005)	(1,781)

Capital Share Transactions:
Proceeds from shares sold:
Class A	1,496	2,339
Class B	511	1,826
Class C	374	1,172

	2,381	5,337

Dividends and distributions reinvested:
Class A	2,069	1,403
Class B	909	725
Class C	669	437

	3,647	2,565

Cost of shares redeemed:
Class A	(8,353)	(8,665)
Class B	(4,161)	(4,679)
Class C	(2,846)	(2,140)

	(15,360)	(15,484)

Redemption fee:
Class B	1	—

	1	—

Automatic conversions:
Class A	3,193	2,221
Class B	(3,193)	(2,221)

	—	—

Net decrease in net assets resulting from capital shares transactions	(9,331)	(7,582)

Net Decrease in net assets	(30,754)	(2,720)

Net Assets:
Beginning of year	$61,667	$64,387

End of year	$30,913	$61,667

Undistributed Net Investment Income	$349	$260

The notes to the financial statements are an integral part of this report.

	Transamerica Value
	Balanced
	Year Ended	Year Ended
	October 31,	October 31,
	2008	2007
Share Activity:
Shares issued:
Class A	112	171
Class B	39	134
Class C	29	87

	180	392

Shares issued-reinvested from distributions:
Class A	176	106
Class B	74	55
Class C	56	33

	306	194

Shares redeemed:
Class A	(713)	(636)
Class B	(351)	(344)
Class C	(243)	(158)

	(1,307)	(1,138)

Automatic conversions:
Class A	261	162
Class B	(262)	(163)

	(1)	(1)

Net decrease in shares outstanding:
Class A	(164)	(197)
Class B	(500)	(318)
Class C	(158)	(38)

	(822)	(553)

(a)	Net realized and unrealized gain (loss) includes Investment Securities, Futures Contracts, Written Options and Swaptions, Swaps and Foreign Currency Transactions.

(b)	Change in unrealized appreciation (depreciation) includes Investment Securities, Futures Contracts, Written Options and Swaptions, Swaps and Foreign Currency Translation.
The notes to the financial statements are an integral part of this report.

FINANCIAL HIGHLIGHTS
For the years ended;

	Transamerica Balanced
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.70	$22.05	$19.90	$18.53	$17.43

Investment Operations
Net investment income(a)	0.28	0.17	0.12	0.15	0.14
Net realized and unrealized gain (loss) on investments	(8.64)	3.62	2.12	1.41	1.08

Total from investment operations	(8.36)	3.79	2.24	1.56	1.22

Distributions
Net investment income	(0.24)	(0.14)	(0.09)	(0.19)	(0.12)
Net realized gains on investments	(0.66)	—	—	—	—

Total distributions	(0.90)	(0.14)	(0.09)	(0.19)	(0.12)

Net Asset Value
End of year	$16.44	$25.70	$22.05	$19.90	$18.53

Total Return(b)	(33.55)%	17.28%	11.27%	8.41%	7.03%

Net Assets End of Year	$49,917	$61,565	$55,547	$62,440	$72,997

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.52%	1.56%	1.58%	1.59%	1.70%
Before reimbursement/fee waiver	1.52%	1.56%	1.58%	1.59%	1.70%
Net investment income, to average net assets(c)	1.27%	0.73%	0.57%	0.75%	0.76%
Portfolio turnover rate	52%	52%	51%	27%	107%

	Transamerica Balanced
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.58	$21.98	$19.88	$18.47	$17.39

Investment Operations
Net investment income(a)	0.13	0.04	— (d)	0.04	0.04
Net realized and unrealized gain (loss) on investments	(8.58)	3.60	2.12	1.40	1.08

Total from investment operations	(8.45)	3.64	2.12	1.44	1.12

Distributions
Net investment income	(0.10)	(0.04)	(0.02)	(0.03)	(0.04)
Net realized gains on investments	(0.66)	—	—	—	—

Total distributions	(0.76)	(0.04)	(0.02)	(0.03)	(0.04)

Net Asset Value
End of year	$16.37	$25.58	$21.98	$19.88	$18.47

Total Return(b)	(33.95)%	16.57%	10.65%	7.80%	6.44%

Net Assets End of Year	$32,469	$96,573	$118,286	$142,479	$170,630

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.15%	2.14%	2.15%	2.14%	2.26%
Before reimbursement/fee waiver	2.15%	2.14%	2.15%	2.14%	2.26%
Net investment income, to average net assets(c)	0.59%	0.15%	0.01%	0.20%	0.19%
Portfolio turnover rate	52%	52%	51%	27%	107%
The notes to the financial statements are an integral part of this report.

	Transamerica Balanced
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.50	$21.91	$19.82	$18.45	$17.39

Investment Operations
Net investment income (loss)(a)	0.15	0.04	0.01	0.04	(0.01)
Net realized and unrealized gain (loss) on investments	(8.56)	3.59	2.10	1.41	1.11

Total from investment operations	(8.41)	3.63	2.11	1.45	1.10

Distributions
Net investment income	(0.13)	(0.04)	(0.02)	(0.08)	(0.04)
Net realized gains on investments	(0.66)	—	—	—	—

Total distributions	(0.79)	(0.04)	(0.02)	(0.08)	(0.04)

Net Asset Value
End of year	$16.30	$25.50	$21.91	$19.82	$18.45

Total Return(b)	(33.92)%	16.61%	10.64%	7.85%	6.33%

Net Assets End of Year	$17,719	$32,569	$36,750	$43,276	$53,990

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.08%	2.11%	2.12%	2.13%	2.28%
Before reimbursement/fee waiver	2.08%	2.11%	2.12%	2.13%	2.28%
Net investment income (loss), to average net assets(c)	0.69%	0.18%	0.03%	0.21%	(0.08)%
Portfolio turnover rate	52%	52%	51%	27%	107%

	Transamerica Convertible Securities
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$15.30	$12.76	$11.56	$11.00	$11.32

Investment Operations
Net investment income(a)	0.13	0.10	0.07	0.20	0.21
Net realized and unrealized gain (loss) on investments	(4.92)	3.22	1.33	0.81	0.56

Total from investment operations	(4.79)	3.32	1.40	1.01	0.77

Distributions
Net investment income	(0.10)	(0.11)	(0.07)	(0.20)	(0.22)
Net realized gains on investments	(3.23)	(0.67)	(0.13)	(0.25)	(0.87)

Total distributions	(3.33)	(0.78)	(0.20)	(0.45)	(1.09)

Net Asset Value
End of year	$7.18	$15.30	$12.76	$11.56	$11.00

Total Return(b)	(38.92)%	27.41%	12.15%	9.24%	7.06%

Net Assets End of Year	$10,748	$11,276	$6,350	$209,374	$188,049

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.33%	1.33%	1.25%	1.17%	1.20%
Before reimbursement/fee waiver	1.33%	1.33%	1.25%	1.17%	1.20%
Net investment income, to average net assets(c)	1.23%	0.75%	0.59%	1.74%	1.83%
Portfolio turnover rate	91%	92%	69%	87%	157%
The notes to the financial statements are an integral part of this report.

	Transamerica Convertible Securities
	Class B
	October 31,	October 31,	October 31,		October 31,	October 31,
	2008	2007	2006		2005	2004
Net Asset Value
Beginning of year	$15.22	$12.71	$11.54		$11.00	$11.31

Investment Operations
Net investment income(a)	0.04	0.01	—	(d)	0.09	0.14
Net realized and unrealized gain (loss) on investments	(4.87)	3.21	1.32		0.80	0.57

Total from investment operations	(4.83)	3.22	1.32		0.89	0.71

Distributions
Net investment income	(0.03)	(0.04)	(0.02)		(0.10)	(0.15)
Net realized gains on investments	(3.23)	(0.67)	(0.13)		(0.25)	(0.87)

Total distributions	(3.26)	(0.71)	(0.15)		(0.35)	(1.02)

Net Asset Value
End of year	$7.13	$15.22	$12.71		$11.54	$11.00

Total Return(b)	(39.32)%	26.54%	11.47%		8.09%	6.52%

Net Assets End of Year	$2,920	$6,533	$6,651		$6,656	$6,379

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.02%	1.99%	1.99%		2.15%	1.79%
Before reimbursement/fee waiver	2.02%	1.99%	1.99%		2.15%	1.79%
Net investment income, to average net assets(c)	0.40%	0.10%	—	%(e)	0.76%	1.24%
Portfolio turnover rate	91%	92%	69%		87%	157%

	Transamerica Convertible Securities
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$15.17	$12.66	$11.50	$10.97	$11.31

Investment Operations
Net investment income(a)	0.07	0.02	— (d)	0.08	0.11
Net realized and unrealized gain (loss) on investments	(4.87)	3.20	1.31	0.82	0.57

Total from investment operations	(4.80)	3.22	1.31	0.90	0.68

Distributions
Net investment income	(0.04)	(0.04)	(0.02)	(0.12)	(0.15)
Net realized gains on investments	(3.23)	(0.67)	(0.13)	(0.25)	(0.87)

Total distributions	(3.27)	(0.71)	(0.15)	(0.37)	(1.02)

Net Asset Value
End of year	$7.10	$15.17	$12.66	$11.50	$10.97

Total Return(b)	(39.24)%	26.69%	11.44%	8.17%	6.33%

Net Assets End of Year	$7,070	$3,598	$3,551	$4,465	$5,204

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.94%	1.94%	1.94%	2.16%	2.05%
Before reimbursement/fee waiver	1.94%	1.94%	1.94%	2.16%	2.05%
Net investment income, to average net assets(c)	0.72%	0.15%	0.02%	0.73%	0.98%
Portfolio turnover rate	91%	92%	69%	87%	157%
The notes to the financial statements are an integral part of this report.

	Transamerica Convertible Securities
	Class I
	October 31,	October 31,	October 31,
	2008	2007	2006(f)
Net Asset Value
Beginning of year	$15.31	$12.76	$11.71

Investment Operations
Net investment income(a)	0.18	0.16	0.14
Net realized and unrealized gain (loss) on investments	(4.92)	3.23	1.17

Total from investment operations	(4.74)	3.39	1.31

Distributions
Net investment income	(0.15)	(0.17)	(0.13)
Net realized gains on investments	(3.23)	(0.67)	(0.13)

Total distributions	(3.38)	(0.84)	(0.26)

Net Asset Value
End of year	$7.19	$15.31	$12.76

Total Return(b)	(38.58)%	28.10%	11.26%	(g)

Net Assets End of Year	$91,679	$148,562	$256,474

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.84%	0.82%	0.82	%(h)
Before reimbursement/fee waiver	0.84%	0.82%	0.82	%(h)
Net investment income, to average net assets(c)	1.65%	1.24%	1.20	%(h)
Portfolio turnover rate	91%	92%	69	%(g)

	Transamerica Equity
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$12.07	$9.83	$8.87	$7.44	$6.86

Investment Operations
Net investment loss(a)	(0.01)	(0.05)	(0.07)	(0.02)	(0.07)
Net realized and unrealized gain (loss) on investments	(5.21)	2.29	1.11	1.58	0.65

Total from investment operations	(5.22)	2.24	1.04	1.56	0.58

Distributions
Net realized gains on investments	—	—	(0.08)	(0.13)	—

Total distributions	—	—	(0.08)	(0.13)	—

Net Asset Value
End of year	$6.85	$12.07	$9.83	$8.87	$7.44

Total Return(b)	(43.25)%	22.79%	11.71%	21.16%	8.45%

Net Assets End of Year	$300,140	$532,251	$500,483	$301,635	$176,851

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.39%	1.40%	1.51%	1.36%	1.50%
Before reimbursement/fee waiver	1.39%	1.40%	1.51%	1.36%	1.50%
Net investment loss, to average net assets(c)	(0.07)%	(0.48)%	(0.70)%	(0.27)%	(0.90)%
Portfolio turnover rate	33%	62%	19%	39%	97%
The notes to the financial statements are an integral part of this report.

	Transamerica Equity
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.39	$9.35	$8.49	$7.19	$6.68

Investment Operations
Net investment loss(a)	(0.08)	(0.12)	(0.12)	(0.08)	(0.11)
Net realized and unrealized gain (loss) on investments	(4.89)	2.16	1.06	1.51	0.62

Total from investment operations	(4.97)	2.04	0.94	1.43	0.51

Distributions
Net realized gains on investments	—	—	(0.08)	(0.13)	—

Total distributions	—	—	(0.08)	(0.13)	—

Net Asset Value
End of year	$6.42	$11.39	$9.35	$8.49	$7.19

Total Return(b)	(43.63)%	21.82%	11.06%	20.03%	7.68%

Net Assets End of Year	$59,479	$191,007	$222,144	$49,865	$47,928

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.17%	2.17%	2.17%	2.18%	2.20%
Before reimbursement/fee waiver	2.21%	2.21%	2.34%	2.61%	2.72%
Net investment loss, to average net assets(c)	(0.87)%	(1.25)%	(1.34)%	(0.99)%	(1.62)%
Portfolio turnover rate	33%	62%	19%	39%	97%

	Transamerica Equity
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.42	$9.37	$8.50	$7.20	$6.68

Investment Operations
Net investment loss(a)	(0.07)	(0.11)	(0.12)	(0.08)	(0.11)
Net realized and unrealized gain (loss) on investments	(4.91)	2.16	1.07	1.51	0.63

Total from investment operations	(4.98)	2.05	0.95	1.43	0.52

Distributions
Net realized gains on investments	—	—	(0.08)	(0.13)	—

Total distributions	—	—	(0.08)	(0.13)	—

Net Asset Value
End of year	$6.44	$11.42	$9.37	$8.50	$7.20

Total Return(b)	(43.61)%	21.88%	11.16%	20.05%	7.78%

Net Assets End of Year	$46,676	$101,226	$97,047	$23,656	$21,808

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.04%	2.07%	2.10%	2.18%	2.20%
Before reimbursement/fee waiver	2.04%	2.07%	2.10%	2.31%	2.55%
Net investment loss, to average net assets(c)	(0.72)%	(1.15)%	(1.27)%	(1.00)%	(1.63)%
Portfolio turnover rate	33%	62%	19%	39%	97%
The notes to the financial statements are an integral part of this report.

	Transamerica Equity
	Class I
	October 31,	October 31,	October 31,
	2008	2007	2006(f)
Net Asset Value
Beginning of year	$12.23	$9.90	$9.17

Investment Operations
Net investment income(a)	0.06	0.01	—	(d)
Net realized and unrealized gain (loss) on investments	(5.30)	2.32	0.81

Total from investment operations	(5.24)	2.33	0.81

Distributions
Net realized gains on investments	—	—	(0.08)

Total distributions	—	—	(0.08)

Net Asset Value
End of year	$6.99	$12.23	$9.90

Total Return(b)	(42.85)%	23.54%	8.83%	(g)

Net Assets End of Year	$500,722	$888,019	$714,803

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.75%	0.78%	0.81	%(h)
Before reimbursement/fee waiver	0.75%	0.78%	0.81	%(h)
Net investment income, to average net assets(c)	0.55%	0.13%	0.02	%(h)
Portfolio turnover rate	33%	62%	19	%(g)

	Transamerica Equity
	Class T
	October 31,	October 31,	October 31,
	2008	2007	2006(i)
Net Asset Value
Beginning of year	$33.53	$27.18	$27.10

Investment Operations
Net investment income(a)	0.12	—	—	(d)
Net realized and unrealized gain (loss) on investments	(14.51)	6.35	0.08

Total from investment operations	(14.39)	6.35	0.08

Net Asset Value
End of year	$19.14	$33.53	$27.18

Total Return(b)	(42.92)%	23.36%	0.30	%(g)

Net Assets End of Year	$90,881	$183,495	$195,420

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.89%	0.91%	0.84	%(h)
Before reimbursement/fee waiver	0.89%	0.91%	0.84	%(h)
Net investment income (loss), to average net assets(c)	0.42%	0.01%	(0.21	)%(h)
Portfolio turnover rate	33%	62%	19	%(g)
The notes to the financial statements are an integral part of this report.

	Transamerica Flexible Income
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.14	$9.38	$9.31	$9.68	$10.21
Investment Operations
Net investment income(a)	0.44	0.48	0.43	0.37	0.38
Net realized and unrealized gain (loss) on investments	(1.89)	(0.25)	0.05	(0.32)	0.14

Total from investment operations	(1.45)	0.23	0.48	0.05	0.52

Distributions
Net investment income	(0.47)	(0.47)	(0.41)	(0.38)	(0.38)
Net realized gains on investments	—	—	—	—	(0.63)
Return of capital	—	—	—	(0.04)	(0.04)

Total distributions	(0.47)	(0.47)	(0.41)	(0.42)	(1.05)

Net Asset Value
End of year	$7.22	$9.14	$9.38	$9.31	$9.68

Total Return(b)	(16.57)%	2.42%	5.34%	0.47%	5.72%

Net Assets End of Year	$13,360	$15,409	$17,005	$140,203	$80,201

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.39%	1.40%	1.47%	1.25%	1.43%
Before reimbursement/fee waiver	1.39%	1.40%	1.47%	1.25%	1.43%
Net investment income, to average net assets(c)	5.12%	5.12%	4.64%	3.85%	3.89%
Portfolio turnover rate	98%	108%	110%	58%	169%

	Transamerica Flexible Income
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.14	$9.39	$9.32	$9.68	$10.20

Investment Operations
Net investment income(a)	0.38	0.42	0.38	0.29	0.32
Net realized and unrealized gain (loss) on investments	(1.88)	(0.26)	0.06	(0.32)	0.15

Total from investment operations	(1.50)	0.16	0.44	(0.03)	0.47

Distributions
Net investment income	(0.41)	(0.41)	(0.37)	(0.29)	(0.32)
Net realized gains on investments	—	—	—	—	(0.63)
Return of capital	—	—	—	(0.04)	(0.04)

Total distributions	(0.41)	(0.41)	(0.37)	(0.33)	(0.99)

Net Asset Value
End of year	$7.23	$9.14	$9.39	$9.32	$9.68

Total Return(b)	(17.03)%	1.66%	4.81%	(0.36)%	5.13%

Net Assets End of Year	$8,628	$17,007	$23,501	$32,560	$45,338

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.05%	2.04%	2.08%	2.08%	2.03%
Before reimbursement/fee waiver	2.05%	2.04%	2.08%	2.08%	2.03%
Net investment income, to average net assets(c)	4.42%	4.48%	4.08%	3.02%	3.25%
Portfolio turnover rate	98%	108%	110%	58%	169%
The notes to the financial statements are an integral part of this report.

	Transamerica Flexible Income
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.12	$9.36	$9.30	$9.67	$10.20

Investment Operations
Net investment income(a)	0.39	0.42	0.39	0.29	0.33
Net realized and unrealized gain (loss) on investments	(1.88)	(0.25)	0.04	(0.33)	0.13

Total from investment operations	(1.49)	0.17	0.43	(0.04)	0.46

Distributions
Net investment income	(0.42)	(0.41)	(0.37)	(0.29)	(0.32)
Net realized gains on investments	—	—	—	—	(0.63)
Return of capital	—	—	—	(0.04)	(0.04)

Total distributions	(0.42)	(0.41)	(0.37)	(0.33)	(0.99)

Net Asset Value
End of year	$7.21	$9.12	$9.36	$9.30	$9.67

Total Return(b)	(16.98)%	1.81%	4.74%	(0.40)%	5.02%

Net Assets End of Year	$5,981	$8,982	$12,519	$13,439	$19,675

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.97%	2.00%	2.07%	2.11%	2.10%
Before reimbursement/fee waiver	1.97%	2.00%	2.07%	2.11%	2.10%
Net investment income, to average net assets(c)	4.52%	4.51%	4.15%	2.99%	3.37%
Portfolio turnover rate	98%	108%	110%	58%	169%

	Transamerica Flexible Income
	Class I
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005(j)
Net Asset Value
Beginning of year	$9.17	$9.42	$9.35	$9.68

Investment Operations
Net investment income(a)	0.50	0.53	0.50	0.40
Net realized and unrealized gain (loss) on investments	(1.90)	(0.26)	0.05	(0.32)

Total from investment operations	(1.40)	0.27	0.55	0.08

Distributions
Net investment income	(0.52)	(0.52)	(0.48)	(0.37)
Net realized gains on investments	—	—	—	(0.04)

Total distributions	(0.52)	(0.52)	(0.48)	(0.41)

Net Asset Value
End of year	$7.25	$9.17	$9.42	$9.35

Total Return(b)	(16.02)%	2.93%	6.04%	0.85	%(g)

Net Assets End of Year	$128,108	$370,611	$221,116	$110,709

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.77%	0.80%	0.86%	0.85	%(h)
Before reimbursement/fee waiver	0.77%	0.80%	0.86%	0.85	%(h)
Net investment income, to average net assets(c)	5.67%	5.71%	5.35%	4.25	%(h)
Portfolio turnover rate	98%	108%	110%	58	%(g)
The notes to the financial statements are an integral part of this report.

	Transamerica Growth Opportunities
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$11.40	$8.36	$7.85	$6.61	$5.95

Investment Operations
Net investment loss(a)	(0.06)	(0.09)	(0.07)	(0.02)	(0.03)
Net realized and unrealized gain (loss) on investments	(4.77)	3.13	0.58	1.26	0.69

Total from investment operations	(4.83)	3.04	0.51	1.24	0.66

Net Asset Value
End of year	$6.57	$11.40	$8.36	$7.85	$6.61

Total Return(b)	(42.37)%	36.20%	6.62%	18.76%	11.09%

Net Assets End of Year	$41,005	$64,825	$56,588	$256,559	$230,633

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.75%	1.75%	1.72%	1.41%	1.43%
Before reimbursement/fee waiver	1.81%	1.77%	1.72%	1.41%	1.43%
Net investment loss, to average net assets(c)	(0.69)%	(1.00)%	(0.89)%	(0.30)%	(0.47)%
Portfolio turnover rate	45%	85%	59%	34%	43%

	Transamerica Growth Opportunities
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.72	$7.92	$7.48	$6.37	$5.79

Investment Operations
Net investment loss(a)	(0.12)	(0.14)	(0.13)	(0.09)	(0.09)
Net realized and unrealized gain (loss) on investments	(4.47)	2.94	0.57	1.20	0.67

Total from investment operations	(4.59)	2.80	0.44	1.11	0.58

Net Asset Value
End of year	$6.13	$10.72	$7.92	$7.48	$6.37

Total Return(b)	(42.82)%	35.35%	5.88%	17.43%	10.02%

Net Assets End of Year	$20,823	$65,123	$66,098	$74,589	$77,869

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.40%	2.40%	2.40%	2.40%	2.40%
Before reimbursement/fee waiver	2.46%	2.45%	2.46%	2.61%	2.64%
Net investment loss, to average net assets(c)	(1.39)%	(1.66)%	(1.57)%	(1.29)%	(1.44)%
Portfolio turnover rate	45%	85%	59%	34%	43%
The notes to the financial statements are an integral part of this report.

	Transamerica Growth Opportunities
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$10.74	$7.94	$7.49	$6.38	$5.79

Investment Operations
Net investment loss(a)	(0.11)	(0.14)	(0.12)	(0.09)	(0.10)
Net realized and unrealized gain (loss) on investments	(4.47)	2.94	0.57	1.20	0.69

Total from investment operations	(4.58)	2.80	0.45	1.11	0.59

Net Asset Value
End of year	$6.16	$10.74	$7.94	$7.49	$6.38

Total Return(b)	(42.64)%	35.26%	6.01%	17.40%	10.19%

Net Assets End of Year	$10,619	$22,656	$21,688	$25,432	$28,103

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.34%	2.36%	2.38%	2.40%	2.40%
Before reimbursement/fee waiver	2.34%	2.36%	2.38%	2.54%	2.65%
Net investment loss, to average net assets(c)	(1.29)%	(1.61)%	(1.54)%	(1.29)%	(1.58)%
Portfolio turnover rate	45%	85%	59%	34%	43%

	Transamerica Growth Opportunities
	Class I
	October 31,	October 31,	October 31,
	2008	2007	2006(f)
Net Asset Value
Beginning of year	$11.59	$8.43	$7.99

Investment Operations
Net investment income (loss)(a)	0.01	(0.01)	—	(d)
Net realized and unrealized gain (loss) on investments	(4.86)	3.17	0.44

Total from investment operations	(4.85)	3.16	0.44

Net Asset Value
End of year	$6.74	$11.59	$8.43

Total Return(b)	(41.85)%	37.49%	5.51	%(g)

Net Assets End of Year	$86,425	$206,863	$214,775

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.86%	0.88%	0.88%	(h)
Before reimbursement/fee waiver	0.86%	0.88%	0.88%	(h)
Net investment income (loss), to average net assets(c)	0.15%	(0.15)%	(0.06%	(h)
Portfolio turnover rate	45%	85%	59%	(g)
The notes to the financial statements are an integral part of this report.

	Transamerica High Yield Bond
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.12	$9.19	$8.97	$9.37	$9.08

Investment Operations
Net investment income(a)	0.64	0.60	0.61	0.56	0.52
Net realized and unrealized gain (loss) on investments	(2.83)	(0.07)	0.19	(0.37)	0.29

Total from investment operations	(2.19)	0.53	0.80	0.19	0.81

Distributions
Net investment income	(0.62)	(0.60)	(0.58)	(0.59)	(0.52)

Total distributions	(0.62)	(0.60)	(0.58)	(0.59)	(0.52)

Net Asset Value
End of year	$6.31	$9.12	$9.19	$8.97	$9.37

Total Return(b)	(25.46)%	5.90%	9.27%	2.06%	9.23%

Net Assets End of Year	$24,506	$35,147	$43,514	$336,340	$309,223

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.16%	1.15%	1.16%	1.05%	1.08%
Before reimbursement/fee waiver	1.16%	1.15%	1.16%	1.05%	1.08%
Net investment income, to average net assets(c)	7.65%	6.45%	6.77%	6.04%	5.67%
Portfolio turnover rate	38%	80%	73%	71%	49%

	Transamerica High Yield Bond
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.11	$9.18	$8.97	$9.37	$9.08

Investment Operations
Net investment income(a)	0.58	0.53	0.55	0.48	0.46
Net realized and unrealized gain (loss) on investments	(2.83)	(0.06)	0.19	(0.37)	0.29

Total from investment operations	(2.25)	0.47	0.74	0.11	0.75

Distributions
Net investment income	(0.56)	(0.54)	(0.53)	(0.51)	(0.46)

Total distributions	(0.56)	(0.54)	(0.53)	(0.51)	(0.46)

Net Asset Value
End of year	$6.30	$9.11	$9.18	$8.97	$9.37

Total Return(b)	(26.04)%	5.19%	8.53%	1.21%	8.52%

Net Assets End of Year	$9,091	$21,370	$27,753	$37,006	$49,422

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.85%	1.83%	1.83%	1.85%	1.72%
Before reimbursement/fee waiver	1.85%	1.83%	1.83%	1.85%	1.72%
Net investment income, to average net assets(c)	6.83%	5.77%	6.12%	5.18%	5.05%
Portfolio turnover rate	38%	80%	73%	71%	49%
The notes to the financial statements are an integral part of this report.

	Transamerica High Yield Bond
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$9.10	$9.17	$8.96	$9.36	$9.08

Investment Operations
Net investment income(a)	0.58	0.53	0.55	0.47	0.46
Net realized and unrealized gain (loss) on investments	(2.82)	(0.06)	0.19	(0.36)	0.28

Total from investment operations	(2.24)	0.47	0.74	0.11	0.74

Distributions
Net investment income	(0.56)	(0.54)	(0.53)	(0.51)	(0.46)

Total distributions	(0.56)	(0.54)	(0.53)	(0.51)	(0.46)

Net Asset Value
End of year	$6.30	$9.10	$9.17	$8.96	$9.36

Total Return(b)	(25.89)%	5.21%	8.54%	1.21%	8.41%

Net Assets End of Year	$5,429	$10,160	$11,317	$15,880	$25,379

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.80%	1.83%	1.83%	1.88%	1.78%
Before reimbursement/fee waiver	1.80%	1.83%	1.83%	1.88%	1.78%
Net investment income, to average net assets(c)	6.93%	5.77%	6.12%	5.11%	4.95%
Portfolio turnover rate	38%	80%	73%	71%	49%

	Transamerica High Yield Bond
	Class I
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005(j)
Net Asset Value
Beginning of year	$9.17	$9.24	$9.02	$9.39

Investment Operations
Net investment income(a)	0.69	0.65	0.67	0.59
Net realized and unrealized gain (loss) on investments	(2.85)	(0.07)	0.18	(0.37)

Total from investment operations	(2.16)	0.58	0.85	0.22

Distributions
Net investment income	(0.66)	(0.65)	(0.63)	(0.59)

Total distributions	(0.66)	(0.65)	(0.63)	(0.59)

Net Asset Value
End of year	$6.35	$9.17	$9.24	$9.02

Total Return(b)	(25.05)%	6.39%	9.81%	2.33	%(g)

Net Assets End of Year	$418,923	$331,300	$315,252	$40,860

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.65%	0.65%	0.66%	0.66	%(h)
Before reimbursement/fee waiver	0.65%	0.65%	0.66%	0.66	%(h)
Net investment income, to average net assets(c)	8.34%	6.96%	7.29%	6.60	%(h)
Portfolio turnover rate	38%	80%	73%	71	%(g)
The notes to the financial statements are an integral part of this report.

	Transamerica Legg Mason Partners All Cap
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$17.08	$18.18	$16.10	$14.80	$13.95

Investment Operations
Net investment income (loss)(a)	0.12	0.07	0.09	0.06	(0.03)
Net realized and unrealized gain (loss) on investments	(5.73)	1.49	2.55	1.24	0.88

Total from investment operations	(5.61)	1.56	2.64	1.30	0.85

Distributions
Net investment income	—	(0.06)	(0.01)	— (d)	—
Net realized gains on investments	(1.49)	(2.60)	(0.55)	—	—

Total distributions	(1.49)	(2.66)	(0.56)	— (d)	—

Net Asset Value
End of year	$9.98	$17.08	$18.18	$16.10	$14.80

Total Return(b)	(35.81)%	9.27%	16.74%	8.79%	6.09%

Net Assets End of Year	$28,237	$49,938	$55,622	$173,929	$438,047

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.55%	1.55%	1.55%	1.32%	1.33%
Before reimbursement/fee waiver	1.59%	1.56%	1.57%	1.32%	1.33%
Net investment income (loss), to average net assets(c)	0.85%	0.42%	0.52%	0.36%	(0.17)%
Portfolio turnover rate	27%	17%	25%	27%	25%

	Transamerica Legg Mason Partners All Cap
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$16.01	$17.24	$15.39	$14.27	$13.53

Investment Operations
Net investment income (loss)(a)	0.02	(0.03)	(0.03)	(0.09)	(0.11)
Net realized and unrealized gain (loss) on investments	(5.30)	1.40	2.43	1.21	0.85

Total from investment operations	(5.28)	1.37	2.40	1.12	0.74

Distributions
Net investment income	—	—	— (d)	—	—
Net realized gains on investments	(1.49)	(2.60)	(0.55)	—	—

Total distributions	(1.49)	(2.60)	(0.55)	—	—

Net Asset Value
End of year	$9.24	$16.01	$17.24	$15.39	$14.27

Total Return(b)	(36.18)%	8.57%	15.97%	7.84%	5.48%

Net Assets End of Year	$33,670	$88,268	$109,567	$123,494	$150,829

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.20%	2.19%	2.20%	2.19%	1.97%
Before reimbursement/fee waiver	2.24%	2.19%	2.21%	2.19%	1.97%
Net investment income (loss), to average net assets(c)	0.20%	(0.22)%	(0.17)%	(0.58)%	(0.80)%
Portfolio turnover rate	27%	17%	25%	27%	25%
The notes to the financial statements are an integral part of this report.

	Transamerica Legg Mason Partners All Cap
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$16.04	$17.25	$15.39	$14.26	$13.53

Investment Operations
Net investment income (loss)(a)	0.03	(0.02)	(0.02)	(0.08)	(0.12)
Net realized and unrealized gain (loss) on investments	(5.32)	1.41	2.43	1.21	0.85

Total from investment operations	(5.29)	1.39	2.41	1.13	0.73

Distributions
Net investment income	—	—	— (d)	—	—
Net realized gains on investments	(1.49)	(2.60)	(0.55)	—	—

Total distributions	(1.49)	(2.60)	(0.55)	—	—

Net Asset Value
End of year	$9.26	$16.04	$17.25	$15.39	$14.26

Total Return(b)	(36.17)%	8.70%	16.04%	7.89%	5.43%

Net Assets End of Year	$15,316	$35,568	$41,340	$49,909	$65,391

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.15%	2.13%	2.15%	2.15%	1.99%
Before reimbursement/fee waiver	2.15%	2.13%	2.15%	2.15%	1.99%
Net investment income (loss), to average net assets(c)	0.26%	(0.15)%	(0.12)%	(0.53)%	(0.83)%
Portfolio turnover rate	27%	17%	25%	27%	25%

	Transamerica Money Market
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Investment Operations
Net investment income(a)	0.02	0.05	0.04	0.02	—	(d)
Net realized and unrealized gain on investments	— (d)	—	—	—	—

Total from investment operations	0.02	0.05	0.04	0.02	—	(d)

Distributions
Net investment income	(0.02)	(0.05)	(0.04)	(0.02)	—	(d)
Net realized gains on investments	—	— (d)	—	—	—

Total distributions	(0.02)	(0.05)	(0.04)	(0.02)	—	(d)

Net Asset Value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return(b)	2.52%	4.61%	4.09%	2.10%	0.42%

Net Assets End of Year	$142,456	$95,766	$78,716	$150,804	$185,311

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.83%	0.83%	0.83%	0.83%	0.83%
Before reimbursement/fee waiver	1.08%	1.20%	1.23%	1.05%	1.19%
Net investment income, to average net assets(c)	2.40%	4.54%	3.98%	2.08%	0.45%
The notes to the financial statements are an integral part of this report.

	Transamerica Money Market
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Investment Operations
Net investment income(a)	0.02	0.04	0.03	0.02	—	(d)
Net realized and unrealized gain on investments	— (d)	—	—	—	—

Total from investment operations	0.02	0.04	0.03	0.02	—	(d)

Distributions
Net investment income	(0.02)	(0.04)	(0.03)	(0.02)	—	(d)
Net realized gains on investments	—	— (d)	—	—	—

Total distributions	(0.02)	(0.04)	(0.03)	(0.02)	—	(d)

Net Asset Value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return(b)	1.83%	3.92%	3.41%	1.60%	0.14%

Net Assets End of Year	$40,110	$23,324	$25,727	$31,647	$40,203

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.48%	1.48%	1.48%	1.32%	1.10%
Before reimbursement/fee waiver	1.75%	1.83%	1.80%	1.79%	1.81%
Net investment income, to average net assets(c)	1.75%	3.87%	3.50%	1.57%	0.13%

	Transamerica Money Market
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Investment Operations
Net investment income(a)	0.02	0.04	0.03	0.02	—	(d)
Net realized and unrealized gain on investments	— (d)	—	—	—	—

Total from investment operations	0.02	0.04	0.03	0.02	—	(d)

Distributions
Net investment income	(0.02)	(0.04)	(0.03)	(0.02)	—	(d)
Net realized gains on investments	—	— (d)	—	—	—

Total distributions	(0.02)	(0.04)	(0.03)	(0.02)	—	(d)

Net Asset Value
End of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return(b)	1.86%	3.92%	3.16%	1.87%	0.14%

Net Assets End of Year	$59,991	$19,638	$17,286	$15,997	$22,277

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.48%	1.48%	1.48%	1.26%	0.98%
Before reimbursement/fee waiver	1.67%	1.73%	1.82%	1.89%	1.96%
Net investment income, to average net assets(c)	1.65%	3.88%	3.40%	1.61%	0.43%
The notes to the financial statements are an integral part of this report.

	Transamerica Money Market
	Class I
	October 31,	October 31,	October 31,
	2008	2007	2006 (f)
Net Asset Value
Beginning of year	$1.00	$1.00	$1.00

Investment Operations
Net investment income(a)	0.03	0.05	0.04
Net realized and unrealized gain on investments	— (d)	—	—

Total from investment operations	0.03	0.05	0.04

Distributions
Net investment income	(0.03)	(0.05)	(0.04)
Net realized gains on investments	—	— (d)	—

Total distributions	(0.03)	(0.05)	(0.04)

Net Asset Value
End of year	$1.00	$1.00	$1.00

Total Return(b)	2.84%	4.98%	4.30	%(g)

Net Assets End of Year	$29,327	$34,673	$26,466

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.48%	0.48%	0.48	%(h)
Before reimbursement/fee waiver	0.49%	0.52%	0.51	%(h)
Net investment income, to average net assets(c)	2.89%	4.88%	4.39	%(h)

	Transamerica Science & Technology
	Class A
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	October 31, 2004
Net Asset Value
Beginning of year	$5.67	$3.91	$3.82	$3.80	$3.61

Investment Operations
Net investment income (loss)(a)	(0.04)	(0.05)	(0.03)	0.03	(0.04)
Net realized and unrealized gain (loss) on investments	(2.61)	1.81	0.18	0.02	0.23

Total from investment operations	(2.65)	1.76	0.15	0.05	0.19

Distributions
Net investment income	—	—	—	(0.03)	—
Net realized gains on investments	(0.18)	—	(0.06)	—	—

Total distributions	(0.18)	—	(0.06)	(0.03)	—

Net Asset Value
End of year	$2.84	$5.67	$3.91	$3.82	$3.80

Total Return(b)	(48.18)%	45.01%	3.78%	1.23%	5.26%

Net Assets End of Year	$3,778	$7,874	$5,616	$65,423	$119,985

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.53%	1.53%	1.53%	1.32%	1.36%
Before reimbursement/fee waiver	1.70%	1.77%	1.67%	1.32%	1.36%
Net investment income (loss), to average net assets(c)	(1.02)%	(1.03)%	(0.72)%	0.63%	(1.12)%
Portfolio turnover rate	47%	66%	94%	73%	41%
The notes to the financial statements are an integral part of this report.

	Transamerica Science & Technology
	Class B
	October 31,	October 31,	October 31,	October 31,		October 31,
	2008	2007	2006	2005		2004
Net Asset Value
Beginning of year	$5.40	$3.74	$3.68	$3.68		$3.51

Investment Operations
Net investment loss(a)	(0.07)	(0.07)	(0.06)	(0.02)		(0.06)
Net realized and unrealized gain (loss) on investments	(2.47)	1.73	0.18	0.02		0.23

Total from investment operations	(2.54)	1.66	0.12	—		0.17

Distributions
Net realized gains on investments	(0.18)	—	(0.06)	—		—

Total distributions	(0.18)	—	(0.06)	—		—

Net Asset Value
End of year	$2.68	$5.40	$3.74	$3.68		$3.68

Total Return(b)	(48.56)%	44.39%	3.10%	—	(e)%	4.84%

Net Assets End of Year	$2,094	$4,913	$4,208	$5,316		$6,874

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.18%	2.18%	2.18%	2.20%		1.91%
Before reimbursement/fee waiver	2.53%	2.53%	2.57%	2.68%		1.91%
Net investment loss, to average net assets(c)	(1.67)%	(1.67)%	(1.58)%	(0.58)%		(1.68)%
Portfolio turnover rate	47%	66%	94%	73%		41%

	Transamerica Science & Technology
	Class C
	October 31,	October 31,	October 31,	October 31,		October 31,
	2008	2007	2006	2005		2004
Net Asset Value
Beginning of year	$5.39	$3.73	$3.67	$3.67		$3.51

Investment Operations
Net investment loss(a)	(0.07)	(0.07)	(0.06)	(0.02)		(0.07)
Net realized and unrealized gain (loss) on investments	(2.46)	1.73	0.18	0.02		0.23

Total from investment operations	(2.53)	1.66	0.12	—		0.16

Distributions
Net realized gains on investments	(0.18)	—	(0.06)	—		—

Total distributions	(0.18)	—	(0.06)	—		—

Net Asset Value
End of year	$2.68	$5.39	$3.73	$3.67		$3.67

Total Return(b)	(48.46)%	44.50%	3.11%	—	(e)%	4.56%

Net Assets End of Year	$1,417	$2,799	$2,045	$2,779		$4,089

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.18%	2.18%	2.18%	2.20%		2.20%
Before reimbursement/fee waiver	2.31%	2.36%	2.35%	2.65%		2.60%
Net investment loss, to average net assets(c)	(1.67)%	(1.63)%	(1.57)%	(0.51)%		(1.94)%
Portfolio turnover rate	47%	66%	94%	73%		41%
The notes to the financial statements are an integral part of this report.

	Transamerica Science & Technology
	Class I
	October 31,	October 31,	October 31,
	2008	2007	2006(f)
Net Asset Value
Beginning of year	$5.74	$3.93	$3.98

Investment Operations
Net investment loss(a)	(0.02)	(0.02)	(0.01)
Net realized and unrealized gain (loss) on investments	(2.65)	1.83	0.02

Total from investment operations	(2.67)	1.81	0.01

Distributions
Net realized gains on investments	(0.18)	—	(0.06)

Total distributions	(0.18)	—	(0.06)

Net Asset Value
End of year	$2.89	$5.74	$3.93

Total Return(b)	(47.93)%	46.06%	0.12	%(g)

Net Assets End of Year	$46,222	$84,206	$57,642

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.91%	0.92%	0.92	%(h)
Before reimbursement/fee waiver	0.91%	0.92%	0.92	%(h)
Net investment loss, to average net assets(c)	(0.41)%	(0.41)%	(0.35	)%(h)
Portfolio turnover rate	47%	66%	94	%(g)

	Transamerica Short-Term
	Bond
	Class A		Class C
	October 31,		October 31,
	2008(k)		2008(k)
Net Asset Value
Beginning of year	$10.00		$10.00

Investment Operations
Net investment income(a)	0.38		0.32
Net realized and unrealized loss on investments	(0.54)		(0.55)

Total from investment operations	(0.16)		(0.23)

Distributions
Net investment income	(0.40)		(0.35)

Total distributions	(0.40)		(0.35)

Net Asset Value
End of year	$9.44		$9.42

Total Return(b)	(1.70	)%(g)	(2.43	)%(g)

Net Assets End of Year	$5,663		$7,263

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.11	%(h)	1.76	%(h)
Before reimbursement/fee waiver	1.11	%(h)	1.76	%(h)
Net investment income, to average net assets(c)	3.92	%(h)	3.28	%(h)
Portfolio turnover rate	67	%(g)	67	%(g)
The notes to the financial statements are an integral part of this report.

	Transamerica Short-Term Bond
	Class I
	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005(j)
Net Asset Value
Beginning of year	$9.82	$9.84	$9.79	$10.00

Investment Operations
Net investment income(a)	0.43	0.47	0.40	0.28
Net realized and unrealized gain (loss) on investments	(0.54)	(0.04)	0.05	(0.22)

Total from investment operations	(0.11)	0.43	0.45	0.06

Distributions
Net investment income	(0.43)	(0.45)	(0.40)	(0.27)

Total distributions	(0.43)	(0.45)	(0.40)	(0.27)

Net Asset Value
End of year	$9.28	$9.82	$9.84	$9.79

Total Return(b)	(1.22)%	4.45%	4.72%	0.49	%(g)

Net Assets End of Year	$492,333	$563,889	$379,442	$174,302

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.68%	0.67%	0.70%	0.71	%(h)
Before reimbursement/fee waiver	0.68%	0.67%	0.70%	0.71	%(h)
Net investment income, to average net assets(c)	4.38%	4.81%	4.10%	2.92	%(h)
Portfolio turnover rate	67%	117%	100%	153	%(g)

	Transamerica Small/Mid Cap Value
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$23.78	$17.78	$16.69	$14.32	$12.94

Investment Operations
Net investment income(a)	0.21	0.14	0.28	0.03	0.04
Net realized and unrealized gain (loss) on investments	(8.64)	6.30	1.96	2.85	2.56

Total from investment operations	(8.43)	6.44	2.24	2.88	2.60

Distributions
Net investment income	(0.16)	(0.13)	(0.03)	(0.09)	—
Net realized gains on investments	(2.49)	(0.31)	(1.12)	(0.42)	(1.22)

Total distributions	(2.65)	(0.44)	(1.15)	(0.51)	(1.22)

Net Asset Value
End of year	$12.70	$23.78	$17.78	$16.69	$14.32

Total Return(b)	(39.47)%	36.99%	13.97%	20.41%	20.61%

Net Assets End of Year	$199,210	$96,667	$47,014	$386,346	$334,763

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.41%	1.41%	1.39%	1.24%	1.32%
Before reimbursement/fee waiver	1.41%	1.41%	1.39%	1.24%	1.32%
Net investment income, to average net assets(c)	1.18%	0.71%	1.61%	0.20%	0.31%
Portfolio turnover rate	48%	22%	21%	42%	81%
The notes to the financial statements are an integral part of this report.

	Transamerica Small/Mid Cap Value
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$22.89	$17.12	$16.21	$13.97	$12.73

Investment Operations
Net investment income (loss)(a)	0.06	0.02	(0.01)	(0.11)	(0.06)
Net realized and unrealized gain (loss) on investments	(8.27)	6.06	2.07	2.77	2.52

Total from investment operations	(8.21)	6.08	2.06	2.66	2.46

Distributions
Net investment income	—	—	(0.03)	—	—
Net realized gains on investments	(2.49)	(0.31)	(1.12)	(0.42)	(1.22)

Total distributions	(2.49)	(0.31)	(1.15)	(0.42)	(1.22)

Net Asset Value
End of year	$12.19	$22.89	$17.12	$16.21	$13.97

Total Return(b)	(39.85)%	36.09%	13.21%	19.30%	19.85%

Net Assets End of Year	$31,716	$53,285	$47,007	$46,410	$40,477

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.07%	2.07%	2.10%	2.14%	1.97%
Before reimbursement/fee waiver	2.07%	2.07%	2.10%	2.14%	1.97%
Net investment income (loss), to average net assets(c)	0.34%	0.12%	(0.06)%	(0.70)%	(0.43)%
Portfolio turnover rate	48%	22%	21%	42%	81%

	Transamerica Small/Mid Cap Value
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$22.81	$17.09	$16.18	$13.96	$12.73

Investment Operations
Net investment income (loss)(a)	0.09	0.02	— (d)	(0.12)	(0.01)
Net realized and unrealized gain (loss) on investments	(8.24)	6.05	2.06	2.77	2.46

Total from investment operations	(8.15)	6.07	2.06	2.65	2.45

Distributions
Net investment income	(0.07)	(0.04)	(0.03)	(0.01)	—
Net realized gains on investments	(2.49)	(0.31)	(1.12)	(0.42)	(1.22)

Total distributions	(2.56)	(0.35)	(1.15)	(0.43)	(1.22)

Net Asset Value
End of year	$12.10	$22.81	$17.09	$16.18	$13.96

Total Return(b)	(39.84)%	36.16%	13.23%	19.22%	19.78%

Net Assets End of Year	$95,729	$63,856	$29,105	$21,532	$19,678

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.04%	2.04%	2.08%	2.20%	2.07%
Before reimbursement/fee waiver	2.04%	2.04%	2.08%	2.20%	2.07%
Net investment income (loss), to average net assets(c)	0.52%	0.10%	(0.03)%	(0.76)%	(0.02)%
Portfolio turnover rate	48%	22%	21%	42%	81%
The notes to the financial statements are an integral part of this report.

	Transamerica Small/Mid Cap Value
	Class I
	October 31, 2008	October 31, 2007	October 31, 2006(f)
Net Asset Value
Beginning of year	$23.91	$17.87	$16.84

Investment Operations
Net investment income(a)	0.30	0.26	0.18
Net realized and unrealized gain (loss) on investments	(8.67)	6.32	1.97

Total from investment operations	(8.37)	6.58	2.15

Distributions
Net investment income	(0.24)	(0.23)	—
Net realized gains on investments	(2.49)	(0.31)	(1.12)

Total distributions	(2.73)	(0.54)	(1.12)

Net Asset Value
End of year	$12.81	$23.91	$17.87

Total Return(b)	(39.11)%	37.78%	13.30	%(g)

Net Assets End of Year	$214,351	$487,605	$478,728

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	0.85%	0.85%	0.86	%(h)
Before reimbursement/fee waiver	0.85%	0.85%	0.86	%(h)
Net investment income, to average net assets(c)	1.58%	1.30%	1.05	%(h)
Portfolio turnover rate	48%	22%	21	%(g)

	Transamerica Templeton Global
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$35.83	$29.28	$24.68	$22.57	$21.41

Investment Operations
Net investment income (loss)(a)	0.33	0.19	0.15	0.21	(0.07)
Net realized and unrealized gain (loss) on investments	(16.19)	6.70	4.45	2.14	1.23

Total from investment operations	(15.86)	6.89	4.60	2.35	1.16

Distributions
Net investment income	(0.34)	(0.34)	— (d)	(0.24)	—

Total distributions	(0.34)	(0.34)	— (d)	(0.24)	—

Net Asset Value
End of year	$19.63	$35.83	$29.28	$24.68	$22.57

Total Return(b)	(44.68)%	23.74%	18.65%	10.41%	5.41%

Net Assets End of Year	$73,721	$118,738	$117,367	$385,504	$226,517

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.55%	1.55%	1.55%	1.42%	1.85%
Before reimbursement/fee waiver	1.61%	1.63%	1.62%	1.42%	1.85%
Net investment income (loss), to average net assets(c)	1.13%	0.59%	0.55%	0.85%	(0.31)%
Portfolio turnover rate	28%	30%	55%	79%	140%
The notes to the financial statements are an integral part of this report.

	Transamerica Templeton Global
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$33.52	$27.40	$23.24	$21.23	$20.25

Investment Operations
Net investment income (loss)(a)	0.08	(0.02)	(0.01)	0.02	(0.20)
Net realized and unrealized gain (loss) on investments	(15.14)	6.28	4.17	1.99	1.18

Total from investment operations	(15.06)	6.26	4.16	2.01	0.98

Distributions
Net investment income	(0.05)	(0.14)	—	— (d)	—

Total distributions	(0.05)	(0.14)	—	— (d)	—

Net Asset Value
End of year	$18.41	$33.52	$27.40	$23.24	$21.23

Total Return(b)	(44.99)%	22.94%	17.90%	9.48%	4.83%

Net Assets End of Year	$10,746	$63,876	$75,711	$90,877	$117,409

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.20%	2.20%	2.20%	2.20%	2.49%
Before reimbursement/fee waiver	2.44%	2.39%	2.42%	2.41%	2.49%
Net investment income (loss), to average net assets(c)	0.29%	(0.07)%	(0.05)%	0.07%	(0.93)%
Portfolio turnover rate	28%	30%	55%	79%	140%

	Transamerica Templeton Global
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$33.47	$27.37	$23.21	$21.21	$20.25

Investment Operations
Net investment income (loss)(a)	0.12	(0.02)	(0.01)	0.02	(0.15)
Net realized and unrealized gain (loss) on investments	(15.10)	6.27	4.17	1.99	1.11

Total from investment operations	(14.98)	6.25	4.16	2.01	0.96

Distributions
Net investment income	(0.22)	(0.15)	—	(0.01)	—

Total distributions	(0.22)	(0.15)	—	(0.01)	—

Net Asset Value
End of year	$18.27	$33.47	$27.37	$23.21	$21.21

Total Return(b)	(45.05)%	22.95%	17.87%	9.52%	4.74%

Net Assets End of Year	$14,286	$31,506	$32,341	$36,938	$48,378

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.20%	2.20%	2.20%	2.20%	2.18%
Before reimbursement/fee waiver	2.26%	2.31%	2.35%	2.38%	2.18%
Net investment income (loss), to average net assets(c)	0.43%	(0.07)%	(0.05)%	0.07%	(0.72)%
Portfolio turnover rate	28%	30%	55%	79%	140%
The notes to the financial statements are an integral part of this report.

	Transamerica Value Balanced
	Class A
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.38	$13.30	$11.95	$12.11	$11.49

Investment Operations
Net investment income(a)	0.30	0.28	0.23	0.24	0.18
Net realized and unrealized gain (loss) on investments	(4.74)	1.41	1.54	0.69	0.61

Total from investment operations	(4.44)	1.69	1.77	0.93	0.79

Distributions
Net investment income	(0.31)	(0.23)	(0.24)	(0.25)	(0.17)
Net realized gains on investments	(0.72)	(0.38)	(0.18)	(0.84)	—

Total distributions	(1.03)	(0.61)	(0.42)	(1.09)	(0.17)

Net Asset Value
End of year	$8.91	$14.38	$13.30	$11.95	$12.11

Total Return(b)	(32.94)%	13.11%	15.09%	7.79%	6.99%

Net Assets End of Year	$18,666	$32,485	$32,666	$32,934	$37,393

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	1.55%	1.55%	1.55%	1.55%	1.55%
Before reimbursement/fee waiver	1.56%	1.58%	1.63%	1.59%	1.63%
Net investment income, to average net assets(c)	2.51%	2.06%	1.84%	2.03%	1.50%
Portfolio turnover rate	50%	42%	42%	57%	122%

	Transamerica Value Balanced
	Class B
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.32	$13.25	$11.91	$12.07	$11.46

Investment Operations
Net investment income(a)	0.22	0.19	0.15	0.17	0.10
Net realized and unrealized gain (loss) on investments	(4.72)	1.41	1.53	0.68	0.61

Total from investment operations	(4.50)	1.60	1.68	0.85	0.71

Distributions
Net investment income	(0.22)	(0.15)	(0.16)	(0.17)	(0.10)
Net realized gains on investments	(0.72)	(0.38)	(0.18)	(0.84)	—

Total distributions	(0.94)	(0.53)	(0.34)	(1.01)	(0.10)

Net Asset Value
End of year	$8.88	$14.32	$13.25	$11.91	$12.07

Total Return(b)	(33.37)%	12.40%	14.28%	7.13%	6.23%

Net Assets End of Year	$6,414	$17,508	$20,405	$24,072	$29,409

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.20%	2.20%	2.20%	2.20%	2.20%
Before reimbursement/fee waiver	2.30%	2.27%	2.28%	2.27%	2.30%
Net investment income, to average net assets(c)	1.83%	1.43%	1.20%	1.39%	0.81%
Portfolio turnover rate	50%	42%	42%	57%	122%
The notes to the financial statements are an integral part of this report.

	Transamerica Value Balanced
	Class C
	October 31,	October 31,	October 31,	October 31,	October 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$14.31	$13.25	$11.91	$12.07	$11.46

Investment Operations
Net investment income(a)	0.22	0.19	0.15	0.17	0.11
Net realized and unrealized gain (loss) on investments	(4.72)	1.41	1.53	0.69	0.60

Total from investment operations	(4.50)	1.60	1.68	0.86	0.71

Distributions
Net investment income	(0.22)	(0.16)	(0.16)	(0.18)	(0.10)
Net realized gains on investments	(0.72)	(0.38)	(0.18)	(0.84)	—

Total distributions	(0.94)	(0.54)	(0.34)	(1.02)	(0.10)

Net Asset Value
End of year	$8.87	$14.31	$13.25	$11.91	$12.07

Total Return(b)	(33.33)%	12.40%	14.33%	7.18%	6.31%

Net Assets End of Year	$5,833	$11,674	$11,316	$11,926	$14,285

Ratio and Supplemental Data
Expenses to average net assets
After reimbursement/fee waiver	2.13%	2.17%	2.20%	2.16%	2.20%
Before reimbursement/fee waiver	2.13%	2.17%	2.20%	2.16%	2.39%
Net investment income, to average net assets(c)	1.92%	1.44%	1.19%	1.43%	0.78%
Portfolio turnover rate	50%	42%	42%	57%	122%

(a)	Calculation is based on average number of shares outstanding.

(b)	Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase.

(c)	Includes Redemption Fees, if any. The impact of Redemption Fees is less than 0.01% for Class A, Class B, Class C, and Class T, respectively.

(d)	Rounds to less than $(0.01) or $0.01.

(e)	Rounds to less than (0.01%) or 0.01%.

(f)	Commenced operations November 15, 2005.

(g)	Not annualized.

(h)	Annualized.

(i)	Commenced operations October 27, 2006.

(j)	Commenced operations November 8, 2004.

(k)	Commenced operations November 1, 2007.
The notes to the financial statements are an integral part of this report.

NOTES TO FINANCIAL STATEMENTS
At October 31, 2008
(all amounts in thousands)
NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Transamerica Funds (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Transamerica Balanced, Transamerica Convertible Securities, Transamerica Equity, Transamerica Flexible Income, Transamerica Growth Opportunities, Transamerica High Yield Bond, Transamerica Legg Mason Partners All Cap, Transamerica Money Market, Transamerica Science & Technology, Transamerica Short-Term Bond, Transamerica Small/Mid Cap Value, Transamerica Templeton Global and Transamerica Value Balanced (each, a “Fund”; collectively, the “Funds”) are part of Transamerica Funds.
Effective March 1, 2008, Transamerica IDEX Mutual Funds changed its name to Transamerica Funds. Also effective on March 1, 2008, “TA IDEX” was removed from the beginning of each Fund name and replaced with “Transamerica”.
Transamerica Legg Mason Partners All Cap and Transamerica Science & Technology are “non-diversified” under the 1940 Act.
In the normal course of business, the Funds enter into contracts that contain a variety of representations that provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds and/or their affiliates that have not yet occurred. However, based on experience, the Funds expect the risk of loss to be remote.
This report should be read in conjunction with the Funds’ current prospectus, which contains more complete information about the Funds.
In preparing the Funds’ financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), estimates or assumptions (which could differ from actual results) may be used that affect reported amounts and disclosures. The following is a summary of significant accounting policies followed by the Funds.
Multiple class operations, income and expenses: The Funds, except Transamerica Legg Mason Partners All Cap, Transamerica Short-Term Bond, Transamerica Equity and Transamerica Templeton Global, currently have four classes of shares, Class A, Class B, Class C, and Class I. Transamerica Balanced, Transamerica Legg Mason Partners All Cap and Transamerica Templeton Global currently have three classes of shares; Class A, Class B, and Class C. Transamerica Equity currently has five classes of shares, Class A, Class B, Class C, Class I and Class T. Effective November 1, 2007, in addition to Class I, Transamerica Short-Term Bond also offers Class A and Class C shares. Effective March 1, 2008, Class I of Transamerica Templeton Global was liguidated. Class T shares are not available to new investors. Each of the above classes has a public offering price that reflects different sales charges, if any, and expense levels. Class I shares are currently available for investment primarily to certain affiliated asset allocation funds.
Class I shares may also be made available to other investors, including institutional investors such as foreign insurers, domestic insurance companies and their separate accounts, and eligible retirement plans whose record keepers or financial service firm intermediaries have entered into agreements with Transamerica Funds or its agents. Class B shares will convert to Class A shares eight years after purchase. Income, non-class specific expenses and realized and unrealized gains and losses are allocated daily to each class, based upon the value of shares outstanding method as permitted under Rule 18f-3 of the 1940 Act. Each class bears its own specific expenses as well as a portion of general, common expenses.
Security valuations: The Funds value their investments at the close of the New York Stock Exchange (“NYSE”), normally 4 p.m. ET, each day the NYSE is open for business. The Funds’ investments are valued at the last sale price or closing price on the day of valuation taken from the primary exchange where the security is principally traded.
Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last quoted bid price.
Debt securities are valued based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service or a major market maker; however, those that mature in sixty days or less are valued at amortized cost, which approximates market.
Foreign securities generally are valued based on quotations from the primary market in which they are traded. Because many foreign securities markets and exchanges close prior to the close of the NYSE, closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close. If a significant market event impacting the value of a portfolio security (e.g., natural disaster, company announcement, market volatility) occurs subsequent to the close of trading in the security, but prior to the calculation of the Funds’ net asset value per share, market quotations for that security may be determined to be unreliable and, accordingly, not “readily available.” As a result, foreign equity securities held by the Funds may be valued at fair market value as determined in good faith by Transamerica Asset Management, Inc.’s (“TAM”) Valuation Committee under the supervision of the Board of Trustees.
Other securities for which quotations are not readily available or whose values have been determined to be unreliable are valued at fair market value as determined in good faith by TAM’s Valuation Committee under the supervision of the Board of Trustees.

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
In September 2006, the Financial Accounting Standards Board (“FASB”) issued its new Standard No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 is designed to unify guidance for the measurement of fair value of all types of assets, including financial instruments, and certain liabilities, throughout a number of accounting standards. FAS 157 also establishes a hierarchy for measuring fair value in generally accepted accounting principles and expands financial statement disclosures about fair value measurements that are relevant to mutual funds. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and earlier application is permitted.
As of October 31, 2008, Management does not expect the adoption of FAS 157 to impact the amounts reported in the financial statements, however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain of the measurements reported in the statement of operations for a fiscal period.
Repurchase Agreements: The Funds are authorized to enter into repurchase agreements. The Funds, through their custodian, State Street Bank & Trust Company (“State Street”), receive delivery of the underlying securities, the value of which at the time of purchase is required to be an amount equal to at least 102% of the resale price. The Funds will bear the risk of value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.
Commission recapture: The sub-advisers of certain Funds, to the extent consistent with the best execution and usual commission rate policies and practices, have elected to place security transactions of the Funds with broker/dealers with which Transamerica Funds has established a Commission Recapture Program. A Commission Recapture Program is any arrangement under which a broker/dealer applies a portion of the commissions received by such broker/dealer on the security transactions to the Funds. In no event will commissions paid by the Funds be used to pay expenses that would otherwise be borne by any other funds within Transamerica Funds, or by any other party.
Recaptured comissions during the year ended October 31, 2008 are included in net realized gains on the Statements of Operations and are summarized as follows:

Fund	Commissions
Transamerica Balanced	$5
Transamerica Equity	61
Transamerica Growth Opportunities	18
Transamerica Legg Mason Partners All Cap	10
Transamerica Science & Technology	4
Transamerica Templeton Global	6
Securities Lending: The Funds may lend securities to qualified borrowers, with State Street acting as the Funds’ lending agent. The Funds earn negotiated lenders’ fees. The Funds receive cash and/or securities as collateral against the loaned securities. Cash collateral received is invested in the State Street Navigator Securities Lending Trust-Prime Portfolio. The Funds monitor the market value of securities loaned on a daily basis and requires collateral in an amount at least equal to the value of the securities loaned. The value of loaned securities and related collateral outstanding at October 31, 2008 is shown in the Schedule of Investments and also in the Statement of Assets and Liabilities.
Income from loaned securities on the Statement of Operations is net of fees earned by State Street.
Real Estate Investment Trusts (“REITs”): There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates. Since some of the Funds invest primarily in real estate securities, the net asset value per share may fluctuate more widely than the value of shares of a fund that invests in a broad range of industries.
Dividend income is recorded at managements’ estimate of the income included in distributions from the REIT investments. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year end and may differ from the estimated amounts.
Security transactions and investment income: Security transactions are recorded on the trade date. Security gains and losses are calculated on the specific identification basis.
Dividend income, if any, is recorded on the ex-dividend date or, in the case of foreign securities, as soon as the Funds are informed of the ex-dividend date. Interest income, including accretion of discounts and amortization of premiums, is recorded on the accrual basis commencing on the settlement date.
Foreign currency denominated investments: The accounting records of the Funds are maintained in U.S. dollars. Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the closing exchange rate each day. The cost of foreign securities is translated at the exchange rate in effect when the investment was acquired. The Funds combine fluctuations from currency exchange rates and fluctuations in value when computing net realized and unrealized gains or losses from investments.
Net foreign currency gains and losses resulting from changes in exchange rates include: 1) foreign currency fluctuations between trade date and settlement date of investment security transactions; 2) gains and losses on forward foreign currency contracts; and 3) the difference between the receivable amounts of interest and dividends recorded in the accounting records in U.S. dollars and the amounts actually received.

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
Foreign currency denominated assets may involve risks not typically associated with domestic transactions. These risks include revaluation of currencies, adverse fluctuations in foreign currency values and possible adverse political, social and economic developments, including those particular to a specific industry, country or region.
Forward foreign currency contracts: The Funds may enter into forward foreign currency contracts to hedge against exchange rate risk arising from investments in securities denominated in foreign currencies. Contracts are valued at the contractual forward rate and are marked to market daily, with the change in value recorded as an unrealized gain or loss. When the contracts are settled a realized gain or loss is incurred. Risks may arise from changes in market value of the underlying currencies and from the possible inability of counterparties to meet the terms of their contracts.
Open forward currency contracts at October 31, 2008 are listed in the Schedules of Investments.
Futures contracts: The Funds may enter into futures contracts to manage exposure to market, interest rate or currency fluctuations. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with futures contracts are imperfect correlation between the change in market value of the securities held and the prices of futures contracts; the possibility of an illiquid market and inability of the counterparty to meet the contract terms.
The underlying face amounts of open futures contracts at October 31, 2008 are listed in the Schedules of Investments. The variation margin receivable or payable, as applicable, is included in the Statements of Assets and Liabilities. Variation margin represents the additional payment due or excess deposits made in order to maintain the equity account at the required margin level.
Option contracts: The Funds may enter into options contracts to manage exposure to market fluctuations. Options are valued at the average of the bid and ask (“Mean Quote”) established each day at the close of the board of trade or exchange on which they are traded. The primary risks associated with options are imperfect correlation between the change in value of the securities held and the prices of the options contracts; the possibility of an illiquid market; and inability of the counterparty to meet the contracts terms. When the Funds write covered call or put options, an amount equal to the premium received by the Funds are included in the Funds’ Statements of Assets and Liabilities as an asset and as an equivalent liability. Options are marked-to-market daily to reflect the current value of the option written.
Transactions in written options were as follows:

Transamerica Value Balanced	Premium	Contracts
Balance at October 31, 2007	$418	3,253
Sales	51	533
Closing Buys	(413)	(3,268)
Expirations	(51)	(473)
Exercised	(5)	(45)

Balance at October 31, 2008	$—	—

Redemption fees: A short-term trading redemption fee may be assessed on any Fund shares in a fund account that are sold during the first five (5) NYSE trading days following their purchase date. This redemption fee will equal 2% of the amount redeemed and shares held the longest will be treated as being redeemed first and shares held the shortest as being redeemed last. For the year ended October 31, 2008, the Funds received redemption fees which are disclosed in the Funds’ Statements of Changes in Net Assets.
Dividend distributions: Distributions to shareholders are recorded on the ex-dividend date and are determined in accordance with federal income tax regulations.
Temporary Guarantee Program: The Transamerica Money Market has enrolled in the U.S. Treasury Department’s Temporary Guarantee Program for money market funds (the “Program”). Under the Program, the U.S. Treasury guarantees the $1.00 dollar per share value of fund shares outstanding as of September 19, 2008, subject to certain terms and limitations.
Only shareholders who held shares as of September 19, 2008 are eligible to participate in the guarantee. Those shareholders may purchase and redeem shares in their account during the period covered by the Program. However, the number of shares covered by the guarantee cannot exceed the number of shares held by the shareholder at the close of business on September 19, 2008. Thus, to the extent the overall value of a shareholder’s account increases after September 19, 2008, the amount of the increase will not be covered by the guarantee. If a Fund shareholder closes his or her Fund account, any future investment in the Fund will not be guaranteed.
The guarantee will be triggered if the market-based net asset value of the Fund is less than $0.995, unless promptly cured (a “Guarantee Event”). If a Guarantee Event were to occur, the Fund would be required to liquidate. Upon liquidation and subject to the availability of funds under the Program, eligible shareholders would be entitled to receive payments equal to $1.00 per “covered share.” The number of “covered shares” held by a shareholder would be equal to the lesser of (1) the number of shares owned by that shareholder on September 19, 2008 or (2) the number of shares owned by that shareholder on the date upon which the Guarantee Event occurs. The coverage provided for all money market funds participating in the Program (and, in turn, any amount available to the Fund and its eligible shareholders) is subject to an overall limit, currently approximately $50 billion.
The initial period of the Program covered a three month period from September 19, 2008 to December 18, 2008. On November 24, 2008, the Treasury Department announced an extension of the Program from December 19, 2008 through April 30, 2009 (the “Program Extension Period”). On December 5, 2008, the Board of Trustees of the Fund elected to participate in the Program Extension Period. The Program may be later extended by the Treasury Department to terminate no later than September 18, 2009. If the Treasury Department extends the Program, the Board will consider whether to continue to participate. The Fund has paid to the Treasury a fee of 0.01% of its net assets as of September 19, 2008 to participate in the initial three month period of the Program and a fee of 0.015% of its net assets as of September 19, 2008 to participate in the Program Extension Period.

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 1. (continued)
These expenses are borne by the Fund without regard to any expense limitation agreement in effect for the Fund. Participation in any extension of the Program would require payment of an additional fee, although there can be no assurance that the Fund will elect to participate, or be eligible to participate, in any extension of the Program.
NOTE 2. RELATED PARTY TRANSACTIONS
TAM is the Funds’ investment adviser. Prior to January 1, 2008, TAM was known as Transamerica Fund Advisors, Inc. Transamerica Fund Services, Inc. (“TFS”) is the Funds’ administrator and transfer agent. Transamerica Capital, Inc. (“TCI”) is the Funds’ distributor/principal underwriter. TAM, TFS, and TCI are affiliates of AEGON NV, a Netherlands corporation.
Certain officers and trustees of the Funds are also officers and/or directors of TAM, TFS, and TCI.
The following schedule reflects the percentage of the Funds’ assets owned by affiliated investment companies at October 31, 2008:

Transamerica Convertible Securities	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$17,546	15.61%
Transamerica Asset Allocation-Moderate Portfolio	36,033	32.05
Transamerica Asset Allocation-Moderate Growth Portfolio	37,175	33.07

Total	$90,754	80.73%

Transamerica Equity	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$38,924	3.90%
Transamerica Asset Allocation-Growth Portfolio	156,502	15.68
Transamerica Asset Allocation-Moderate Portfolio	102,732	10.30
Transamerica Asset Allocation-Moderate Growth Portfolio	199,564	20.00

Total	$497,722	49.88%

Transamerica Flexible Income	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$10,154	6.51%
Transamerica Asset Allocation-Moderate Portfolio	17,390	11.14
Transamerica Asset Allocation-Moderate Growth Portfolio	36,341	23.29
Transamerica Asset Allocation-Conservative VP	8,700	5.57
Transamerica Asset Allocation-Moderate Growth VP	28,986	18.57
Transamerica Asset Allocation-Moderate VP	26,051	16.69

Total	$127,622	81.77%

Transamerica Growth Opportunities	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$3,416	2.15%
Transamerica Asset Allocation-Growth Portfolio	28,177	17.73
Transamerica Asset Allocation-Moderate Portfolio	12,752	8.03
Transamerica Asset Allocation-Moderate Growth Portfolio	41,444	26.09

Total	$85,789	54.00%

Transamerica High Yield Bond	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$54,271	11.85%
Transamerica Asset Allocation-Moderate Portfolio	82,868	18.09
Transamerica Asset Allocation-Moderate Growth Portfolio	99,466	21.72
Transamerica Asset Allocation-Conservative VP	38,905	8.50
Transamerica Asset Allocation-Moderate Growth VP	66,156	14.45
Transamerica Asset Allocation-Moderate VP	73,511	16.05

Total	$415,177	90.66%

Transamerica Money Market	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$9,000	3.31%
Transamerica Asset Allocation-Growth Portfolio	2,868	1.06
Transamerica Asset Allocation-Moderate Portfolio	2,425	0.89
Transamerica Asset Allocation-Moderate Growth Portfolio	2,614	0.96
Transamerica Multi-Manager Alternative Strategies Portfolio	12,159	4.47

Total	$29,066	10.69%

Transamerica Science & Technology	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$2,610	4.88%
Transamerica Asset Allocation-Growth Portfolio	12,377	23.13
Transamerica Asset Allocation-Moderate Portfolio	8,601	16.07
Transamerica Asset Allocation-Moderate Growth Portfolio	22,347	41.76

Total	$45,935	85.84%

Transamerica Short-Term Bond	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$49,722	9.84%
Transamerica Asset Allocation-Moderate Portfolio	81,857	16.20
Transamerica Asset Allocation-Moderate Growth Portfolio	85,649	16.95
Transamerica Asset Allocation-Conservative VP	56,316	11.15
Transamerica Asset Allocation-Moderate Growth VP	105,209	20.82
Transamerica Asset Allocation-Moderate VP	103,382	20.46
Transamerica International Moderate Growth VP	6,649	1.32

Total	$488,784	96.74%

Transamerica Small/Mid Cap Value	Net Assets	% of Net Assets
Transamerica Asset Allocation-Conservative Portfolio	$8,376	1.55%
Transamerica Asset Allocation-Growth Portfolio	67,181	12.42
Transamerica Asset Allocation-Moderate Portfolio	65,374	12.08
Transamerica Asset Allocation-Moderate Growth Portfolio	62,756	11.60

Total	$203,687	37.65%

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Investment advisory fees: The Funds pay management fees to TAM based on average daily net assets (“ANA”) at the following breakpoints:

Transamerica Balanced
First $250 million	0.80%
Over $250 million up to $500 million	0.75%
Over $500 million up to $1.5 billion	0.70%
Over $1.5 billion	0.625%

Transamerica Convertible Securities
First $250 million	0.75%
Over $250 million	0.70%

Transamerica Equity
First $500 million	0.75%
Over $500 million up to $2.5 billion	0.70%
Over $2.5 billion	0.65%

Transamerica Flexible Income
First $250 million	0.725%
Over $250 million up to $350 million	0.675%
Over $350 million	0.625%

Transamerica Growth Opportunities
First $250 million	0.80%
Over $250 million up to $500 million	0.75%
Over $500 million	0.70%

Transamerica High Yield Bond
First $400 million	0.59%
Over $400 million up to $750 million	0.575%
Over $750 million	0.55%

Transamerica Legg Mason Partners All Cap
First $500 million	0.80%
Over $500 million	0.675%

Transamerica Money Market
Average daily net assets	0.40%

Transamerica Science & Technology
First $500 million	0.78%
Over $500 million	0.70%

Transamerica Short-Term Bond
First $250 million	0.65%
Over $250 million up to $500 million	0.60%
Over $500 million up to $1 billion	0.575%
Over $1 billion	0.55%

Transamerica Small/Mid Cap Value
First $500 million	0.80%
Over $500 million	0.75%

Transamerica Templeton Global
First $500 million	0.80%
Over $500 million	0.70%

Transamerica Value Balanced
First $500 million	0.75%
Over $500 million up to $1 billion	0.65%
Over $1 billion	0.60%
TAM has contractually agreed to waive its advisory fee and will reimburse the Funds to the extent that operating expenses, excluding 12b-1 fees, exceed the following stated annual limit:

Expense
Fund	Limit
Transamerica Balanced	1.45%
Transamerica Convertible Securities	1.35
Transamerica Equity*	1.17
Transamerica Flexible Income	1.50
Transamerica Growth Opportunities*	1.40
Transamerica High Yield Bond*	1.24
Transamerica Legg Mason Partners All Cap*	1.20
Transamerica Money Market	0.48
Transamerica Science & Technology	1.18
Transamerica Short-Term Bond	0.85
Transamerica Small/Mid Cap Value	1.40
Transamerica Templeton Global	1.20
Transamerica Value Balanced*	1.20

*	The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.
If total Fund expenses fall below the annual expense limitation agreement agreed to by the adviser within the succeeding three years, the Funds may be required to pay the adviser a portion or all of the reimbursed class expenses.
There were no amounts recaptured at October 31, 2008.
The following amounts were available for recapture at October 31, 2008:

Transamerica	Reimbursement of	Available for
Equity	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class B	$54

Transamerica Growth	Reimbursement of	Available for
Opportunities	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$31
Class B	27

Transamerica Legg	Reimbursement of	Available for
Mason Partners All Cap	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$17
Class B	24

Transamerica	Reimbursement of	Available for
Money Market	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$276
Class B	71
Class C	62
Class I	2

Fiscal Year 2007:		10/31/2010
Class A	321
Class B	88
Class C	45
Class I	18

Fiscal Year 2006:		10/31/2009
Class A	290
Class B	81
Class C	47

NOTES TO FINANCIAL STATEMENTS (Continued)
At October 31, 2008
(all amounts in thousands)
NOTE 2. (continued)

Transamerica	Reimbursement of	Available for
Science & Technology	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$11
Class B	12
Class C	3

Fiscal Year 2007:		10/31/2010
Class A	13
Class B	14
Class C	4

Fiscal Year 2006:		10/31/2009
Class A	12
Class B	19
Class C	4

Transamerica	Reimbursement of	Available for
Templeton Global	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$66
Class B	82
Class C	14

Fiscal Year 2007:		10/31/2010
Class A	94
Class B	131
Class C	35

Fiscal Year 2006:		10/31/2009
Class A	97
Class B	184
Class C	53

Transamerica Value	Reimbursement of	Available for
Balanced	Class Expenses	Recapture Through
Fiscal Year 2008:		10/31/2011
Class A	$3
Class B	11
Distribution and service fees: The Funds have 12b-1 distribution plans under the 1940 Act pursuant to which an annual fee, based on average daily net assets, is paid to the distributor for various disbursements such as broker-dealer account servicing fees and other promotional expenses of the Funds. The Funds are authorized under the 12b-1 plans to pay fees on each class up to the following limits: 0.35% for Class A, 1.00% for Class B, and 1.00% for Class C. 12b-1 fees are not applicable for Class I and Class T.
Underwriter commissions relate to front-end sales charges imposed for Class A shares and contingent deferred sales charges from Class B, Class C, and certain Class A share redemptions. For the year ended October 31, 2008, the underwriter commissions were as follows:

Transamerica Balanced
Received by Underwriter	$65
Retained by Underwriter	10
Contingent Deferred Sales Charge	49

Transamerica Convertible Securities
Received by Underwriter	$68
Retained by Underwriter	12
Contingent Deferred Sales Charge	14

Transamerica Equity
Received by Underwriter	$408
Retained by Underwriter	62
Contingent Deferred Sales Charge	105

Transamerica Flexible Income
Received by Underwriter	$36
Retained by Underwriter	7
Contingent Deferred Sales Charge	24

Transamerica Growth Opportunities
Received by Underwriter	$76
Retained by Underwriter	12
Contingent Deferred Sales Charge	30

Transamerica High Yield Bond
Received by Underwriter	$88
Retained by Underwriter	18
Contingent Deferred Sales Charge	31

Transamerica Legg Mason Partners All Cap
Received by Underwriter	$42
Retained by Underwriter	6
Contingent Deferred Sales Charge	72

Transamerica Money Market
Received by Underwriter*	$—
Retained by Underwriter*	—
Contingent Deferred Sales Charge	141

Transamerica Science & Technology
Received by Underwriter	$26
Retained by Underwriter	4
Contingent Deferred Sales Charge	3

Transamerica Short-Term Bond
Received by Underwriter	$33
Retained by Underwriter	6
Contingent Deferred Sales Charge	1

Transamerica Small/Mid Cap Value
Received by Underwriter	$1,099
Retained by Underwriter	165
Contingent Deferred Sales Charge	136

Transamerica Templeton Global
Received by Underwriter	$68
Retained by Underwriter	11
Contingent Deferred Sales Charge	22

Transamerica Value Balanced
Received by Underwriter	$21
Retained by Underwriter	3
Contingent Deferred Sales Charge	12

*	Rounds to less than $1.
Administrative services: The Funds have entered into agreements with TFS for financial and legal fund administration services. The Funds pay TFS an annual fee of 0.02% of ANA. The Legal fees on the Statements of Operations are for fees paid to external legal counsel.
Transfer agent fees: The Funds pay TFS an annual per-account charge for each open and closed account. The Funds paid TFS the following for the year ended October 31, 2008:

Fund	Fees
Transamerica Balanced	$403
Transamerica Convertible Securities	34
Transamerica Equity	2,188
Transamerica Flexible Income	92
Transamerica Growth Opportunities	651
Transamerica High Yield Bond	98
Transamerica Legg Mason Partners All Cap	409
Transamerica Money Market	365
Transamerica Science & Technology	57
Transamerica Short-Term Bond	2
Transamerica Small/Mid Cap Value	619
Transamerica Templeton Global	685
Transamerica Value Balanced	140

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 2. (continued)
Brokerage commissions: There were no brokerage commissions incurred on security transactions placed with affiliates of the advisers for the year ended October 31, 2008.
Deferred compensation plan: Each eligible Independent Fund Trustee may elect to participate in a non-qualified deferred compensation plan (the “Plan”) maintained by Transamerica Funds. Under the Plan, such Trustees may defer payment of all or a portion of their total fees earned as a Fund Trustee. Each Trustee who is a participant in the Plan may elect that the earnings, losses or gains credited to his or her deferred fee amounts be determined based on a deemed investment in Class A shares of any series of Transamerica Funds, including the Funds, or investment options under Transamerica Partners Institutional Funds Group or Transamerica Institutional Asset Allocation Funds, or funds of Transamerica Investors, Inc. The right of a participant to receive a distribution from the Plan of the deferred fees is an unsecured claim against the general assets of all series of Transamerica Funds. The pro rata liability to the Funds of all deferred fees in the Plan as of October 31, 2008, amounted to the following:

Fund	Deferred Fees
Transamerica Balanced	$5
Transamerica Convertible Securities	5
Transamerica Equity	51
Transamerica Flexible Income	12
Transamerica Growth Opportunities	9
Transamerica High Yield Bond	15
Transamerica Legg Mason Partners All Cap	4
Transamerica Money Market	7
Transamerica Science & Technology	3
Transamerica Short-Term Bond	19
Transamerica Small/Mid Cap Value	24
Transamerica Templeton Global	6
Transamerica Value Balanced	2
Retirement plan: Under a prior retirement plan (the “Emeritus Plan”) available to the Independent Trustees, each Independent Trustee is deemed to have elected to serve as Trustee Emeritus of Transamerica Funds upon his or her termination of service, other than removal for cause, for a maximum period of five years determined by his or her years of service as a Trustee.
Such amounts shall be accrued by Transamerica Funds on a pro rata basis allocable to each Transamerica Fund based on the relative assets of the Fund. If retainers increase in the future, past accruals (and credits) will be adjusted upward so that 50% of the Trustee’s current retainer is accrued and credited at all times. Upon death, disability or termination of service, other than removal for cause, amounts deferred become payable to a Trustee Emeritus (or his/her beneficiary). Upon the commencement of service as Trustee Emeritus, compensation will be paid on a quarterly basis during the time period that the Trustee Emeritus is allowed to serve as such.
At October 31, 2008, the Funds’ liabilities related to the Emeritus Plan were as follows:

Fund	Emeritus Fees
Transamerica Balanced	$3
Transamerica Convertible Securities	3
Transamerica Equity	23
Transamerica Flexible Income	4
Transamerica Growth Opportunities	5
Transamerica High Yield Bond	5
Transamerica Legg Mason Partners All Cap	3
Transamerica Money Market	2
Transamerica Science & Technology	1
Transamerica Short-Term Bond	4
Transamerica Small/Mid Cap Value	7
Transamerica Templeton Global	4
Transamerica Value Balanced	1
Amounts deferred and accrued under the Emeritus Plan are unfunded and unsecured claims against the general assets of Transamerica Funds.
The Emeritus Plan was terminated effective October 30, 2007. Upon the termination, the Funds shall continue to pay any remaining benefits in accordance with the Plan, but no further compensation shall accrue under the Plan.
NOTE 3. INVESTMENT TRANSACTIONS
The cost of securities purchased and proceeds from securities sold (excluding short-term securities) for the year ended October 31, 2008 were as follows:

			Proceeds from
	Purchases of		maturities and sales of
	securities:		securities:
		U.S.		U.S.
Fund	Long-term	Government	Long-term	Government
Transamerica Balanced	$55,746	$24,793	$86,280	$27,942
Transamerica Convertible Securities	131,498	—	135,746	—
Transamerica Equity	504,933	—	643,721	—
Transamerica Flexible Income	156,463	185,692	327,485	204,119
Transamerica Growth Opportunities	121,337	—	183,044	—
Transamerica High Yield Bond	392,081	—	167,966	—
Transamerica Legg Mason Partners All Cap	36,586	—	82,157	—
Transamerica Science &-Technology	38,728	—	40,590	—
Transamerica Short-Term Bond	265,480	101,901	469,988	4,984
Transamerica Small/Mid Cap Value	563,242	—	337,743	—
Transamerica Templeton Global	51,468	—	119,372	—
Transamerica Value Balanced	18,351	6,576	33,926	6,176

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 4. FEDERAL INCOME TAX MATTERS
The Funds have not made any provisions for federal income or excise taxes due to their policy to distribute all of their taxable income and capital gains to their shareholders and otherwise qualify as regulated investment companies under Subchapter M of the Internal Revenue Code. Management has evaluated the Funds’ tax provisions taken for all open tax years and has concluded that no provision for income tax is required in the Funds’ financial statements. Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. These differences are primarily due to differing treatment for items including, but not limited to, wash sales, structured notes, foreign bonds, swaps, net operating losses and distribution reclasses.
Therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences. These reclassifications are as follows:

			Undistributed
	Shares of		(accumulated)
	beneficial		net realized
	interest,	Undistributed	gain (loss)
	unlimited	(accumulated) net	from
	shares	investment	investment
Fund	authorized	income (loss)	securities
Transamerica Convertible Securities	$—	$32	$(32)
Transamerica Equity	(192,099)	—	192,099
Transamerica Flexible Income	—	256	(256)
Transamerica Growth Opportunities	(57,454)	933	56,521
Transamerica High Yield Bond	—	34	(34)
Transamerica Science & Technology	(435)	434	1
Transamerica Small/Mid Cap Value	—	(610)	610
Transamerica Templeton Global	3	714	(717)
Transamerica Value Balanced	(39)	81	(42)
The capital loss carryforwards are available to offset future realized capital gains through the periods listed:

	Capital Loss
Fund	Carryforwards	Available Through
Transamerica Convertible Securities	$17,338	October 31, 2016
Transamerica Equity	308,384	October 31, 2009
Transamerica Equity	94,612	October 31, 2010
Transamerica Equity	52,413	October 31, 2016
Transamerica Flexible Income	890	October 31, 2013
Transamerica Flexible Income	5,058	October 31, 2014
Transamerica Flexible Income	6,946	October 31, 2015
Transamerica Flexible Income	34,692	October 31, 2016
Transamerica Growth Opportunities	99,199	October 31, 2009
Transamerica Growth Opportunities	4,618	October 31, 2010
Transamerica Growth Opportunities	7,437	October 31, 2011
Transamerica Growth Opportunities	20,381	October 31, 2016
Transamerica High Yield Bond	1,546	October 31, 2011
Transamerica High Yield Bond	9,181	October 31, 2016
Transamerica Legg Mason Partners All Cap	2,284	October 31, 2016
Transamerica Money Market	1	October 31, 2013
Transamerica Money Market	1	October 31, 2014
Transamerica Science & Technology	505	October 31, 2016
Transamerica Short-Term Bond	658	October 31, 2013
Transamerica Short-Term Bond	1,787	October 31, 2014
Transamerica Short-Term Bond	1,304	October 31, 2015
Transamerica Short-Term Bond	10,368	October 31, 2016
Transamerica Small/Mid Cap Value	99,045	October 31, 2016
Transamerica Templeton Global	33,614	October 31, 2009
Transamerica Templeton Global	205,203	October 31, 2010
Transamerica Templeton Global	57,944	October 31, 2011
Transamerica Value Balanced	3,722	October 31, 2016
Funds not listed in the above table did not have any capital loss carryforwards.
The capital loss carryforwards utilized or expired during the year ended October 31, 2008 was as follows:

Capital Loss Carryforwards
Utilized/Expired During the
Fund	Year Ended October 31, 2008
Transamerica Equity	$192,099
Transamerica Growth Opportunities	56,518
Transamerica Templeton Global	11,313

NOTES TO FINANCIAL STATEMENTS (continued)
At October 31, 2008
(all amounts in thousands)
NOTE 4. (continued)
The tax character of distributions paid may differ from the character of distributions shown in the Statements of Changes in Net Assets due to short-term gains being treated as ordinary income for tax purposes. The tax character of distributions paid during 2007 and 2008 was as follows:

	Distributions Paid		Distributions Paid
	From: 2007		From: 2008
		Long-		Long-
		term		term
	Ordinary	Capital	Ordinary	Capital
	income	Gain	income	Gain
Transamerica Balanced	$571	$—	$1,146	$4,811
Transamerica Convertible Securities	2,509	14,409	10,032	28,135
Transamerica Flexible Income	20,040	—	20,665	$—
Transamerica High Yield Bond	26,450	—	35,509	—
Transamerica Legg Mason Partners All Cap	390	29,704	440	14,797
Transamerica Money Market	7,678	—	4,684	—
Transamerica Science & Technology	—	—	—	3,111
Transamerica Short-Term Bond	22,977	—	25,117	—
Transamerica Small/Mid Cap Value	8,052	9,021	6,446	75,840
Transamerica Templeton Global	2,533	—	2,122	—
Transamerica Value Balanced	864	1,791	1,133	2,932
The tax basis components of distributable earnings as of October 31, 2008 are as follows:

					Net
	Undistributed	Undistributed		Other	Unrealized
	Ordinary	Long-term	Capital Loss	Temporary	Appreciation
Fund	income	Capital Gain	Carryforward	Differences	(Depreciation)
Transamerica Balanced	$215	$6,058	$—	$(26)	$(18,094)
Transamerica Convertible Securities	520	—	(17,338)	—	(23,254)
Transamerica Equity	2,780	—	(455,409)	(411)	(224,269)
Transamerica Flexible Income	811	—	(47,586)	(6)	(31,638)
Transamerica Growth Opportunities	—	—	(131,635)	(17)	(32,033)
Transamerica High Yield Bond	3,083	—	(10,727)	(15)	(177,667)
Transamerica Legg Mason Partners All Cap	533	—	(2,284)	(7)	(10,758)
Transamerica Money Market	305	—	(2)	(220)	—
Transamerica Science & Technology	—	—	(505)	(1)	(15,090)
Transamerica Short-Term Bond	1,333	—	(14,117)	—	(20,790)
Transamerica Small/Mid Cap Value	7,852	—	(99,045)	(1)	(67,642)
Transamerica Templeton Global	545	—	(296,761)	(115)	(35,942)
Transamerica Value Balanced	$24	$—	$(3,722)	$(12)	$(1,077)
NOTE 5. ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued its new Standard No. 161, “Disclosure About Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about a Fund’s derivative and hedging activities. Management is currently evaluating the impact the adoption of FAS 161 will have on the Funds’ financial statement disclosures.
NOTE 6. SUBSEQUENT EVENT
On November 24, 2008, the Treasury announced an extension of Treasury’s Temporary Guarantee Program for Money Market Funds until April 30, 2009 to support ongoing stability in the market. The Transamerica Money Market Fund elected to re-enroll in this Program.

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of Transamerica Balanced, Transamerica Convertible Securities, Transamerica Equity, Transamerica Flexible Income, Transamerica Growth Opportunities, Transamerica High Yield Bond, Transamerica Legg Mason Partners All Cap, Transamerica Money Market, Transamerica Science & Technology, Transamerica Short-Term Bond, Transamerica Small/Mid Cap Value, Transamerica Templeton Global, and Transamerica Value Balanced:
In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Transamerica Balanced, Transamerica Convertible Securities, Transamerica Equity, Transamerica Flexible Income, Transamerica Growth Opportunities, Transamerica High Yield Bond, Transamerica Legg Mason Partners All Cap, Transamerica Money Market, Transamerica Science & Technology, Transamerica Short-Term Bond, Transamerica Small/Mid Cap Value, Transamerica Templeton Global, and Transamerica Value Balanced (individually a “Fund”, collectively the “Funds”) at October 31, 2008, and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
Tampa, Florida
December 29, 2008

SUPPLEMENTAL INFORMATION (unaudited)
TAX INFORMATION
For dividends paid during the year ended October 31, 2008, the Funds designated the following as qualified dividend income:

Qualified Dividend
Fund	Income
Transamerica Balanced	$1,146
Transamerica Convertible Securities	1,004
Transamerica Flexible Income	402
Transamerica Legg Mason Partners All Cap	440
Transamerica Small/Mid Cap Value	6,446
Transamerica Templeton Global	2,122
Transamerica Value Balanced	930
For corporate shareholders, investment income (dividend income plus short-term gains, if any) qualifies for the dividends received deductions as follows:

Dividend Received
Fund	Deduction Percentage
Transamerica Balanced	100.00%
Transamerica Convertible Securities	10.14%
Transamerica Flexible Income	1.56%
Transamerica Legg Mason Partners All Cap	100.00%
Transamerica Small/Mid Cap Value	100.00%
Transamerica Templeton Global	18.95%
Transamerica Value Balanced	85.38%
For tax purposes, the Long-Term Capital Gain Designations for the year ended October 31, 2008 were as follows:

Long-Term Capital
Fund	Designation
Transamerica Balanced	$4,811
Transamerica Convertible Securities	28,135
Transamerica Legg Mason Partners All Cap	14,798
Transamerica Science & Technology	3,111
Transamerica Small/Mid Cap Value	75,840
Transamerica Value Balanced	2,932
The information and distributions reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2008. Complete information will be computed and reported in conjunction with your 2008 Form 1099-DIV.

TRANSAMERICA FUNDS
Management of the Funds
The Board Members and executive officers of the Trust are listed below. The Board governs each Fund and is responsible for protecting the interests of the shareholders. The Board Members are experienced executives who meet periodically throughout the year to oversee the business affairs of each Fund and the operation of the Trust by its officers. The Board also reviews the management of each Fund’s assets by the investment adviser and its respective sub-adviser. The Funds are among the funds advised and sponsored by TAM (collectively, the “Transamerica Asset Management Group, Inc.”). The Transamerica Asset Management Group (“TAMG”) consists of Transamerica Funds, Transamerica Series Trust (“TST”), Transamerica Investors, Inc. (“TII”), Transamerica Income Shares, Inc. (“TIS”), Transamerica Partners Funds Group (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), Transamerica Partners Portfolios (“TPP”), and Transamerica Asset Allocation Variable Funds (“TAAVF”).
The mailing address of each Board Member is c/o Secretary of the Funds, 570 Carillon Parkway, St. Petersburg, Florida 33716. The Board Members, their ages and their principal occupations for the past five years (their titles may have varied during that period), the number of funds in TAMG the Board oversees, and other board memberships they hold are set forth in the table below.

Term of
Office
		and		Number of
		Length		Funds in
		of Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships
INTERESTED BOARD MEMBER**

John K. Carter (DOB: 4/24/61)	Chairman, Board Member, President, and Chief Executive Officer	2006 — present	Chairman and Board Member (2008 — present), President (2007 — present), Chief Executive Officer (2006 — present), Vice President, Secretary and Chief Compliance Officer (2003 — 2006), TII; Chairman, Board Member, President and Chief Executive Officer, TPP, TPFG, TPFG II and TAAVF (2007 — present); Chairman (2007 — present), Board Member (2006 — present), President and Chief Executive Officer (2006 — present), Senior Vice President (1999 — 2006), Chief Compliance Officer, General Counsel and Secretary (1999 — 2006), Transamerica Funds and TST; Chairman (2007 — present), Board Member (2006 — present), President and Chief Executive Officer (2006 — present), Senior Vice President (2002 — 2006), General Counsel, Secretary and Chief Compliance Officer (2002 — 2006), TIS; President and Chief Executive Officer (2006 — present), Senior Vice President (1999 — 2006), Director (2000 — present), General Counsel and Secretary (2000 — 2006), Chief Compliance Officer (2004 — 2006), TAM; President and Chief Executive Officer (2006 — present), Senior Vice President (1999 — 2006), Director (2001 — present), General Counsel and Secretary (2001 — 2006), Transamerica Fund Services, Inc. (“TFS”); Vice President, AFSG Securities Corporation (2001 -present); Senior Vice President, General Counsel and Secretary, Transamerica Index Funds, Inc. (“TIF”) (2002 — 2004); and Vice President, Transamerica Investment Services, Inc. (“TISI”) (2003 — 2005) and TIM (2001 — 2005).	176	N/A

		Term of
		Office
		and		Number of
		Length		Funds in
		of Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships
INDEPENDENT BOARD MEMBERS***

Sandra N. Bane (DOB: 6/13/52)	Board Member	2008 — present	Retired, KPMG (1999 — present); and Board Member, TII (2003 — present), Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (March 2008 — present).	176	Big 5 Sporting Goods (2002 — present); AGL Resources, Inc. (energy services holding company) (2008 — present)

Leo J. Hill (DOB: 3/27/56)	Board Member	2002 — present	Principal, Advisor Network Solutions, LLC (business consulting) (2006 — present); Board Member, TST (2001 — present); Board Member, Transamerica Funds and TIS (2002 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); TII (February 2008 — present); Owner and President, Prestige Automotive Group (2001 — 2005); President, L. J. Hill & Company (1999 — present); Market President, Nations Bank of Sun Coast Florida (1998 — 1999); President and Chief Executive Officer, Barnett Banks of Treasure Coast Florida (1994 — 1998); Executive Vice President and Senior Credit Officer, Barnett Banks of Jacksonville, Florida (1991 — 1994); and Senior Vice President and Senior Loan Administration Officer, Wachovia Bank of Georgia (1976 — 1991).	176	N/A

Neal M. Jewell (DOB: 2/12/35)	Lead Independent Board Member	2007 — present	Retired (2004 — present); Lead Independent Board Member, TPP, TPFG, TPFG II and TAAVF (1993 — present); Lead Independent Board Member, Transamerica Funds, TST and TIS (2007 — present); Lead Independent Board Member, TII (February 2008 — present); and Independent Trustee, EAI Select Managers Equity Fund (a mutual fund) (1996 — 2004).	176	N/A

Russell A. Kimball, Jr. (DOB: 8/17/44)	Board Member	2002 — present	General Manager, Sheraton Sand Key Resort (1975 — present); Board Member, TST (1986 — present); Board Member, Transamerica Funds and TIS (2002 — present); TPP, TPFG, TPFG II and TAAVF (2007 — present); and Board Member, TII (February 2008 — present).	176	N/A

		Term of
		Office
		and		Number of
		Length		Funds in
		of Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships
Eugene M. Mannella (DOB: 2/1/54)	Board Member	2007 — present	Chief Executive Officer, Hedge Fund Services, LLC (hedge fund administration) (January 2008 — present); Self-employed consultant (2006 — present); President, ARAPAHO Partners LLC (limited purpose broker-dealer) (1998 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (1994 — present); Board Member, Transamerica Funds, TIS and TST (2007 — present); Board Member, TII (February 2008 — present); and President, International Fund Services (alternative asset administration) (1993 — 2005).	176	N/A

Norm R. Nielsen (DOB: 5/11/39)	Board Member	2006 — present	Retired (2005 — present); Board Member, Transamerica Funds, TST and TIS (2006 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); Board Member, TII (February 2008 — present); Director, Iowa City Area Development (1996 — 2004); Director, Iowa Health Systems (1994 — 2003); Director, U.S. Bank (1987 — 1988); and President, Kirkwood Community College (1979 — 2005).	176	Buena Vista University Board of Trustees (2004 — present)

Joyce Galpern Norden (DOB: 6/1/39)	Board Member	2007 — present	Retired (2004 — present); Board Member, TPFG, TPFG II and TAAVF (1993 — present); Board Member, TPP (2002 — present); Board Member, Transamerica Funds, TST and TIS (2007 — present); Board Member, TII (February 2008 — present); and Vice President, Institutional Advancement, Reconstructionist Rabbinical College (1996 — 2004).	176	Board of Governors, Reconstructionist Rabbinical College (2007 — present)

Patricia L. Sawyer (DOB: 7/1/50)	Board Member	2007 — present	President and Executive Search Consultant, Smith & Sawyer LLC (consulting) (1989 — present); Board Member, Transamerica Funds and TST (2007 — present); Board Member, TIS (2007 — present); Board Member, TII (2008 — present); and Board Member, TPP, TPFG, TPFG II and TAAVF (1993 — present).	176	N/A

Term of
Office
		and		Number of
		Length		Funds in
		of Time	Principal Occupation(s) During	Complex	Other
Name and Age	Position	Served*	Past 5 Years	Overseen	Directorships
John W. Waechter (DOB: 2/25/52)	Board Member	2005 — present	Attorney, Englander & Fischer, P.A. (March 2008 — present); Retired (2004 — March 2008); Board Member, TST and TIS (2004 — present); Board Member, Transamerica Funds (2005 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present); Board Member, TII (February 2008 — present); Executive Vice President, Chief Financial Officer and Chief Compliance Officer, William R. Hough & Co. (securities dealer) (1979 — 2004); and Treasurer, The Hough Group of Funds (1993 — 2004).	176	N/A

*	Each Board Member shall hold office until: 1) his or her successor is elected and qualified or 2) he or she resigns, retires or his or her term as a Board Member is terminated in accordance with the Trust’s Declaration of Trust.

**	May be deemed an “interested person” (as that term is defined in the 1940 Act) of the Trust because of his employment with TAM or an affiliate of TAM.

***	Independent Board Member means a Board Member who is not an “interested person” (as defined under the 1940 Act) of the Trust.

OFFICERS
The mailing address of each officer is c/o Secretary of the Funds, 570 Carillon Parkway, St. Petersburg, Florida 33716. The following table shows information about the officers, including their ages, their positions held with the Trust and their principal occupations during the past five years (their titles may have varied during that period). Each officer will hold office until his or her successor has been duly elected or appointed or until his or her earlier death, resignation or removal.

Term of Office and
		Length of Time	Principal Occupation(s) or
Name and Age	Position	Served*	Employment During Past 5 Years
John K. Carter (DOB: 4/24/61)	Chairman, Board Member, President, and Chief Executive Officer	2006 — present	See the table above.

Dennis P. Gallagher (DOB: 12/19/70)	Vice President, General Counsel and Secretary	2006 — present	Vice President, General Counsel and Secretary, TII, Transamerica Funds, TST and TIS (2006 — present); Vice President, General Counsel and Secretary, TPP, TPFG, TPFG II and TAAVF (2007 — present); Director, Senior Vice President, General Counsel and Secretary, TAM and TFS (2006 — present); Assistant Vice President, TCI (2007 — present); and Director, Deutsche Asset Management (1998 — 2006).

Joseph P. Carusone (DOB: 9/8/65)	Vice President, Treasurer and Principal Financial Officer	2007 — present	Vice President, Treasurer and Principal Financial Officer, Transamerica Funds, TST, TIS and TII (2007 — present); Vice President (2007 — present), Treasurer and Principal Financial Officer (2001 — present), TPP, TPFG, TPFG II and TAAVF; Senior Vice President, TAM and TFS (2007 — present); Senior Vice President (January 2008 — present), Vice President (2001 — January 2008); Diversified Investment Advisors, Inc. (“DIA”); Director and President, Diversified Investors Securities Corp. (“DISC”) (2007 — present); Director, Transamerica Financial Life Insurance Company (“TFLIC”) (2004 — present); and Treasurer, Diversified Actuarial Services, Inc. (December 2002 — present).

Christopher A. Staples (DOB: 8/14/70)	Vice President and Chief Investment Officer	2005 — present	Vice President and Chief Investment Officer (2007 — present); Vice President — Investment Administration (2005 — 2007), TII; Vice President and Chief Investment Officer (2007 — present), Senior Vice President — Investment Management (2006 — 2007), Vice President — Investment Management (2005 — 2006), Transamerica Funds, TST and TIS; Vice President and Chief Investment Officer, TPP, TPFG, TPFG II and TAAVF (2007 - present); Director (2005 — present), Senior Vice President — Investment Management (2006 — present) and Chief Investment Officer (2007 — present), TAM; Director, TFS (2005 — present); and Assistant Vice President, Raymond James & Associates (1999 — 2004).

Term of Office and
		Length of Time	Principal Occupation(s) or
Name and Age	Position	Served*	Employment During Past 5 Years
Rick B. Resnik (DOB: 1/24/67)	Vice President, Chief Compliance Officer and Conflicts of Interest Officer	2008 — present	Chief Compliance Officer, TPP, TPFG, TPFG II and TAAVF (1998 — present); Chief Compliance Officer, Transamerica Funds, TST, TIS and TII (January 2008 — present); Vice President and Conflicts of Interest Officer, TPP, TPFG, TPFG II, TAAVF, Transamerica Funds, TST, TIS and TII (June 2008 — present); Senior Vice President and Chief Compliance Officer, TAM (January 2008 — present); Senior Vice President, TFS (January 2008 — present); Director (2000 — present), Vice President and Chief Compliance Officer (1997 — present), DISC; and Assistant Vice President, TFLIC (1999 — present).

Michael A. Masson (DOB: 1/21/71)	Assistant Treasurer	2005 — present	Assistant Treasurer (2007 — present), Assistant Vice President (2005 — 2007), Transamerica Funds, TST, TIS and TII; Assistant Treasurer, TPP, TPFG, TPFG II and TAAVF (2007 — present); Director of Financial Reporting (2007 — present); Assistant Vice President (2005 — 2007), TAM and TFS; and Assistant Vice President, JPMorgan Chase & Co. (1999 — 2005).

Suzanne Valerio-Montemurro (DOB: 8/13/64)	Assistant Treasurer	2007 — present	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2007 — present); and Vice President, DIA (1998 — present).

Richard E. Shield, Jr. (DOB: 1/3/74)	Tax Officer	2008 — present	Tax Officer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (June 2008 — present); Tax Manager, Jeffrey P. McClanathan, CPA (2006 — 2007) and Gregory, Sharer & Stuart (2005 — 2006); Tax Senior, Kirkland, Russ, Murphy & Tapp, P.A. (2003 — 2005); and Certified Public Accountant, Schultz, Chaipel & Co., LLP (1998 — 2003).

*	Elected and serves at the pleasure of the Board of the Trust.
If an officer has held offices for different Funds for different periods of time, the earliest applicable date is shown. No officer of the Trust, except for the Chief Compliance Officer, receives any compensation from the Trust.
Additional information about the Funds’ Board Members can be found in the Statement of Additional Information, available, without charge, upon request, by calling toll free 1-888-233-4339 or on the Funds’ website at www.transamericafunds.com.

PROXY VOTING POLICIES AND PROCEDURES AND QUARTERLY PORTFOLIO HOLDINGS
A description of the Transamerica Funds’ proxy voting policies and procedures is available in the Statement of Additional Information of the Funds, available without charge upon request by calling 1-888-233-4339 (toll free) or on the Securities and Exchange Commission website at http://www.sec.gov.
In addition, the Funds are required to file Form N-PX, with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. The Form is available without charge: (1) from the Funds, upon request by calling 1-888-233-4339; and (2) on the SEC’s website at http://www.sec.gov.
The Funds file their complete schedule of portfolios holdings with the SEC for the first and third quarter of each fiscal year on Form N-Q, which is available on the Commission’s website at http://www.sec.gov. The Funds’ Form N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.
You may also visit the Trust’s website at www.transamericafunds.com for this and other information about the Funds and the Trust.
Important Notice Regarding Delivery of Shareholder Documents
Every year we send shareholders informative materials such as the Transamerica Funds Annual Report, the Transamerica Funds Prospectus, and other required documents that keep you informed regarding your funds. Transamerica Funds will only send one piece per mailing address, a method that saves your Funds money by reducing mailing and printing costs. We will continue to do this unless you tell us not to. To elect to receive individual mailings, simply call a Transamerica Customer Service Representative toll free at 1-888-233-4339, 8 a.m. to 7 p.m. Eastern Time, Monday–Friday. Your request will take effect within 30 days.

P.O. Box 9012
Clearwater, FL 33758-9012
Customer Service 1-888-233-4339
P.O. Box 9012 • Clearwater, FL 33758-9012
Distributor: Transamerica Capital, Inc.